UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CUMMINS INC.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Letter from our Chair and CEO
To our Cummins Shareholders:
As I reflect back on 2023, I am incredibly proud of what Cummins and our employees accomplished for our stakeholders, and I feel energized about the opportunities ahead for us as we continue to demonstrate our relentless focus on being a global leader in clean energy technology and innovation.
Power makes progress: Celebrating a banner year for Cummins
Last year, we made significant progress in achieving our Destination Zero strategy, and it continues to be clear that our dual-path approach to reducing the greenhouse gas and air quality impacts of our products is the right approach to meet our customers’ needs today and continue to grow our business and impact. We did this by advancing our core business as well as developing new, zero-emissions solutions through Accelera by CumminsTM.
Achieved key advances in our core business. In 2023, we committed to investing more than $1 billion across our U.S. engine manufacturing network to support the industry’s first fuel agnostic engine platforms, and we unveiled the X10 fuel agnostic series, launching in North America in 2026. Additionally, we initiated several collaborations with our natural gas X15 engine (X15N), the industry’s first natural gas engine designed specifically for heavy-duty and on-highway truck applications, offering OEMs and end-users the opportunity to realize reductions in nitrous oxides and greenhouse gas without compromising performance. A similar 15-liter natural gas platform has been in use globally in markets like China since 2022, with close to 30,000 production units and more than 2 billion real world miles accumulated to date. The X15N is now available for purchase in North America.
Paved the way through Accelera. In March we launched a unique brand, Accelera by Cummins, for our business focused on zero-emissions solutions. In September, we announced a joint venture with Daimler Trucks and Buses, PACCAR and EVE Energy to accelerate and localize battery cell production and the battery supply chain in the U.S. And in January, we announced the selection of Marshall County, Mississippi, for the 21-gigawatt hour factory, which is expected to begin producing battery cells in 2027 and create more than 2,000 U.S. manufacturing jobs by 2030. Accelera also reached a further milestone in 2023 with electrolyzer order backlog totaling more than 500MW. To meet the growing electrolyzer demand, we began production at our first U.S. manufacturing location for electrolyzers in our Cummins Power Generation facility in Fridley, Minnesota.
Delivered record operational performance. Due to our employees’ hard work and the continued high demand for our products globally, we achieved record 2023 full-year revenues of $34.1 billion, 21 percent higher than 2022, and record operating cash flow of $4.0 billion, a significant increase from $2.0 billion achieved in 2022. Additionally, last year marked the 14th consecutive year that we increased our shareholder dividends, returning $921 million.
Demonstrated continued commitment to people, communities and the planet. Last year, we received several prestigious honors, recognizing our commitment to being a conscientious corporate citizen for all our stakeholders, both internally and in the communities we serve. We were featured on Ethisphere’s World’s Most Ethical Companies list, S&P Dow Jones Sustainability World Index, and the S&P Dow Jones Sustainability North America Index. In addition, we received numerous accolades recognizing our ongoing efforts to foster caring and inclusive environments in which all employees and innovation thrive, including: named one of 66 companies on America’s Top Corporations for Women’s Business Enterprises in 2023; National Association of Corporate Directors 2023 Diversity, Equity and Inclusion Award; 2023 best place to work for disability inclusion; Military Friendly Employer; Top Hispanic Employer by DiversityComm magazine; Financial Times Diversity Leaders list in Europe; and a perfect score of 100 on the 2023-2024 Corporate Equality Index. In 2023, we also achieved a global Every Employee Every Community (EEEC) – our program to enable each employee to use at least four work hours to engage in their communities – participation rate of 77% for the full year, surpassing our target of 75%. This represents nearly 60,000 Cummins employees across the world who volunteered 332,000 hours, organized 10,800 community events, and partnered with 3,300 nonprofits.
Power onward: Continuing our progress in 2024 and beyond
Our focus in 2024 is about continuous improvement and flawless execution that keeps us ahead of the competition and enables us to deliver innovative products that are better for our customers, our communities and our environment. No one is better positioned to do this than Cummins, and here’s how we’ll do it.
Delivering strong returns to you, our shareholders. We are committed to delivering cycle-over-cycle improvement in financial performance, and we are in a strong position to keep investing in the future, bringing new technologies to power our customers’ success around the world, and returning cash to our investors. Over the past two decades, our business has grown five-fold, from $6.6 billion in revenues in 2000 to a record $34.1 billion achieved last year – and we’re on pace to continue this trajectory this decade as we move closer to 2030. Though we anticipate moderating demand in some markets, we are taking steps to reduce costs, optimize our business and position Cummins for continued success in the years ahead.
Amplifying our presence as a global leader in the energy transition. We are resolute about the leading role we play in the energy transition, and emissions compliance continues to be a critical element of this work and central to our values. We were transparent about this in December 2023, when we announced that we reached an agreement in principle to resolve U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in our pickup truck applications.
We ultimately believe there will be a place for more efficient diesel, natural gas, and hydrogen internal combustion engines for many years in the commercial vehicle markets we serve. In February 2024, we branded our fuel-agnostic engine platforms with a name that captures the innovation that powers us forward: the Cummins HELM™ platforms. Loosely translating to “higher efficiency, lower emissions and multiple fuels,” the Cummins HELM™ platforms give our customers control of how they navigate their own journeys as part of the energy transition and include our B, X10 and X15 engine platforms. They provide customers with the option to choose the fuel type(s) and applications that best suit their business needs, while also reducing emissions. These products are critical to our plan to help fleets reach Destination Zero, while providing products that are economically viable, scalable and deliver the power, performance, range and durability for which Cummins is known.
We also announced in February 2024 the launch of our most efficient heavy-duty diesel engine ever. The Next Gen X15 will be compliant with U.S. EPA and CARB 2027 aligned regulations at launch and will serve the heavy-duty on-highway market in North America. Maintaining the traditional reliability and lower operating costs that have met the needs of a diverse customer base since the inaugural X15 launch in 1998, the Next Gen X15 will feature improved greenhouse gas and fuel efficiency benefits while retaining the same ratings of the current X15 (up to 605 horsepower and 2,050 lb-ft of torque) and optimizing powertrain integration with Eaton Cummins and Cummins-Meritor. More information on start of production for the Next Gen X15 will be available later this year.
The Cummins HELM™ B, X10 and X15 engine platforms, together with Accelera by Cummins’ zero-emission products, will help our customers with a variety of applications and requirements reduce emissions today and well into the future. Through Accelera’s new eMobility business, we will continue to position Cummins to win in the electrification and hydrogen markets by providing a wide range of battery electric vehicle products, including batteries, e-axles, traction systems, auxiliary controls and power, and electric powertrain integration. We’ll also further bolster our electrolyzer business – our most significant outgrowth opportunity – by scaling our industry-leading technical innovation to support the growing global green hydrogen economy.
Driving continuous, profitable growth through the power of partnership. In this globally connected world, “going it alone” is an outdated approach to developing critical solutions for critical issues. Fortunately, we have entered a new era of mutually beneficial collaboration where like-minded partners, and even competitors, realize the exponential power of coming together. At Cummins, we are proud of our 105-year history of leveraging our strong partnerships and power as an incumbent to accelerate future growth through innovation – not only with leading OEMs and customers around the globe, but also through strategic partnerships and joint ventures. By pursuing unique relationships with key players like Daimler Trucks & Buses, PACCAR, EVE Energy, Leclanché S.A., Tata Motors, Terex, Knight Transportation, Blue Bird, Chevron, the Eclipse Foundation, and other compelling prospective partners – we are uniquely positioned to lead in the transition to zero emissions.
Investing in our people, communities and planet. Making people’s lives better by powering a more prosperous world requires a healthier planet and vibrant, engaged communities. This work is our mission in action. It’s what we’ve always done, and what we will continue to do. In 2024, we will continue to build on these commitments by setting aggressive goals for ourselves in three core areas. First, we’ll invest to establish a diverse management team best equipped to continue leading in the transition to zero emissions while generating strong returns. We’ll also focus on advancing our talent strategies to meet the evolving needs of our employees and the business, while expanding our diversity, equity and inclusion aspirations. Second, we’ll continue to deliver a safe, healthy and more sustainable work environment for our employees. We’ll continue to demonstrate leadership for corporate responsibility within our global communities. Through Cummins Advocating for Racial Equity (CARE) – now focused on serving both our Black and Latino neighbors – we’ll continue our important work of enabling and empowering our employees, communities and businesses to create more equitable and inclusive environments through criminal justice reform, economic empowerment and social justice reform. And finally, we’ll continue to extend our efforts with Cummins Water Works to advance water security for 20 million people by 2025 – among several other initiatives.
Looking ahead, I am deeply appreciative of our Cummins employees, who continue to innovate for our customers and demonstrate the flexibility required to meet global demand. And I’m equally grateful to all of you – our shareholders – for your confidence in Cummins. Thank you for joining us in our journey to make people’s lives better by powering a more prosperous world.
Sincerely,
Jennifer Rumsey
Chair and Chief Executive Officer Cummins Inc.

*
See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section.

500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005
NOTICE OF 2024
ANNUAL MEETING OF
SHAREHOLDERS
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of the Shareholders of Cummins Inc. will be held virtually on Tuesday, May 14, 2024, at 11:00 a.m. Eastern Time, for the following purposes:
1.
to elect the eleven nominees named in the attached proxy statement as directors for the ensuing year;

2.
to consider an advisory vote on the compensation of our named executive officers;

3.
to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2024;

4.
to consider a proposal from a shareholder regarding requiring an independent Chairman of the Board;

5.
to consider a shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions; and

6.
to transact any other business that may properly come before the meeting or any adjournment thereof.

The Annual Meeting of Shareholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation while also reducing the environmental impact and cost of conducting the meeting.
Only shareholders of our Common Stock of record at the close of business on March 21, 2024, are entitled to notice of, and to vote at, the meeting.
If you do not expect to be present virtually at the meeting, you are urged to vote your shares by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided.
You may revoke your proxy card at any time before the meeting. Except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans, any shareholders entitled to vote at the annual meeting who attend the meeting will be entitled to cast their votes electronically during the meeting.
NICOLE Y. LAMB-HALE,
Secretary
April 1, 2024
On April 1, 2024, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2024:
the Annual Report and Proxy Statement are available at www.proxyvote.com
DATE May 14, 2024
TIME 11:00 a.m. Eastern Time
RECORD DATE March 21, 2024
VOTING
BY THE INTERNET Visit the website noted on your proxy card to vote online
BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone
BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Information provided in this proxy statement that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, EBITDA and the agreement in principle to settle regulatory proceedings regarding our emissions certification and compliance process for pick-up truck applications (Agreement in Principle). Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the Agreement in Principle, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers’ and original equipment manufacturers’ customers discontinuing outsourcing their engine supply needs or experiencing financial distress or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2023 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this proxy statement and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Website references and links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated by reference herein.

PROXY STATEMENT FOR 2024
ANNUAL SHAREHOLDERS MEETING
Generally
We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2024 Annual Meeting of Shareholders to be held on Tuesday, May 14, 2024, and at any adjournment thereof, which we refer to as our “Annual Meeting.” This proxy statement, together with the enclosed proxy card, is first being made available to our shareholders on or about April 1, 2024.
Holders of our Common Stock of record at the close of business on March 21, 2024 are entitled to vote at the Annual Meeting. On that date there were issued and outstanding 136,758,679 shares of Common Stock, each of which is entitled to one vote on each matter submitted to a shareholder vote at the Annual Meeting.
Each share of Common Stock represented by a properly executed and delivered proxy card will be voted at the Annual Meeting in accordance with the instructions indicated on that proxy card, unless such proxy card has been previously revoked. If no instructions are indicated on a signed proxy card, the shares represented by such proxy card will be voted as recommended by our Board.
A shareholder may revoke his or her proxy card at any time before the Annual Meeting by delivering to our Secretary written notice of such revocation. This notice must include the number of shares for which the proxy card had been given and the name of the shareholder of such shares as it appears on the stock certificate(s), or in book entry form on the records of our stock transfer agent and registrar, Broadridge Corporate Issuer Solutions, Inc., evidencing ownership of such shares. In addition, except with respect to shares attributable to accounts held in the Cummins Retirement and Savings Plans (the “Cummins RSPs”), any shareholder who has executed a proxy card but is present virtually at the Annual Meeting will be entitled to cast his or her vote electronically instead of by proxy card, thereby canceling the previously executed proxy card.
Participants in the Cummins RSP who hold shares of Common Stock in their account and provide voting instructions to the trustee with respect to such shares will have their shares voted by the trustee as instructed. Such participants will be considered named fiduciaries with respect to the shares allocated to their accounts solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in the accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants may attend the Annual Meeting virtually but cannot vote the shares in their Cummins RSP accounts at the Annual Meeting.
Information About the Virtual Annual Meeting
ATTENDANCE AND PARTICIPATION
Our virtual Annual Meeting will be conducted on the Internet via live webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CMI2024. Shareholders will be able to vote their shares electronically during the Annual Meeting. We believe a virtual meeting allows broader access by our shareholders and other parties without restricting participation while also reducing the environmental impact and cost of conducting the meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 10:45 a.m. Eastern Time.
The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong

Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
QUESTIONS
Following adjournment of the formal business of the Annual Meeting, the Chair and Chief Executive Officer (CEO), Jennifer Rumsey, will give a presentation about the company’s business. At the conclusion of this presentation, the company will address appropriate general questions from shareholders regarding the company. We may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting. Shareholders eligible to vote may submit questions to the CEO by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2024, typing a question into the “Ask a Question” field, and clicking “Submit.” Your question or comment should be addressed to the CEO, who will either respond or refer it to others as appropriate. Time permitting, the CEO will attempt to answer as many questions as possible. It will help us if questions are succinct and cover only one topic per question. Questions from multiple shareholders on the same topic or that are otherwise related may be grouped, summarized and answered together. If there are any matters of individual or personal concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at www.cummins.com. Recording of the Annual Meeting is prohibited. A webcast playback, including responses to shareholder questions, will be available at www.virtualshareholdermeeting.com/CMI2024 24 hours after the completion of the meeting.
TECHNICAL DIFFICULTIES
Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/CMI2024 beginning at 10:45 a.m. Eastern Time on May 14, 2024 through the conclusion of the Annual Meeting.

IMPORTANT: If you hold your shares in a brokerage account, you should be aware that, due to New York Stock Exchange, or NYSE, rules, if you do not affirmatively instruct your broker how to vote within 10 days prior to our Annual Meeting, your broker will not be permitted to vote your shares (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on the shareholder proposal regarding an independent Chairman of the Board; or (iv) on the shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions. Therefore, you must affirmatively take action to vote your shares at our Annual Meeting. If you do not affirmatively vote your shares, your shares will not be voted (i) for the election of directors; (ii) on the advisory vote on the compensation of our named executive officers; (iii) on the shareholder proposal regarding an independent Chairman of the Board; or (iv) on the shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions.

PROXY SUMMARY	CUMMINS 2024 PROXY	1
PROXY SUMMARY
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about April 1, 2024.
WE WILL BE VOTING ON THE FOLLOWING MATTERS:
Agenda Item		Voting Recommendation	More Information
1.	Election of eleven directors nominated by Cummins’ Board	FOR EACH NOMINEE	Page 16
2.	Advisory vote on the compensation of our named executive officers	FOR	Page 71
3.	Ratification of independent public accountants	FOR	Page 72
4.	Shareholder proposal regarding an independent Chairman of the Board	AGAINST	Page 76
5.	Shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions	AGAINST	Page 80
			Committee Memberships
	Age	Director Since	Audit	Talent and Comp	Finance	Governance	Safety Environment and Tech
JENNIFER W. RUMSEY Chair and Chief Executive Officer, Cummins Inc.	50	2022
GARY L. BELSKE Retired Deputy Managing Partner and Chief Operating Officer, Ernst & Young	67	2022
ROBERT J. BERNHARD Retired Vice President for Research, University of Notre Dame	71	2008
BRUNO V. DI LEO Managing Director, Bearing-North LLC	67	2015
DANIEL W. FISHER Chairman and Chief Executive Officer, Ball Corporation	51	2023
CARLA A. HARRIS Senior Client Advisor, Morgan Stanley	61	2021
THOMAS J. LYNCH Chairman, TE Connectivity Ltd	69	2015
WILLIAM I. MILLER President, The Wallace Foundation	67	1989		*
KIMBERLY A. NELSON Retired Senior Vice President, External Relations, General Mills, Inc.	61	2020
KAREN H. QUINTOS Retired Chief Customer Officer, Dell Technologies Inc.	60	2017					**
JOHN H. STONE President and Chief Executive Officer, Allegion plc	53	2024
 Chair      Member

*
Cummins expects that Mr. Miller will assume the role of Chair of the Talent Management and Compensation Committee immediately following the Annual Meeting.

**
Cummins expects that Ms. Quintos will assume the role of Chair of the Safety, Environment and Technology Committee immediately following the Annual Meeting.

2	CUMMINS 2024 PROXY	PROXY SUMMARY
Our 2023 Performance*
In 2023, our revenues reached a record $34.1 billion, an increase of 21 percent from the prior year. Sales in North America increased 22 percent and international revenues increased 20 percent. We saw strong global demand across most key regions and markets, particularly North America truck and global power generation, and slow economic recovery in China. Supply chain constraints improved throughout the year but continued to limit the industry’s collective ability to meet end-user demand. We leveraged our global footprint to meet the needs of our customers and delivered solid operational performance, resulting in record sales and operating cash flow in 2023.
In the fourth quarter of 2023, we recorded a one-time charge of $2.04 billion related to the previously disclosed Agreement in Principle to settle regulatory claims from the U.S. Environmental Protection Agency (EPA) and the California Air Resources Board (CARB) regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications.
Earnings per diluted share (EPS) were $5.15, down from $15.12 in 2022. Adjusted EPS was $19.69 in 2023, an increase from $16.29 in 2022. 2023 adjusted EPS excludes the impact of the Agreement in Principle ($13.78 per diluted share), costs associated with the planned separation of Atmus ($0.54 per diluted share), and costs associated with voluntary restructuring actions ($0.22 per diluted share). 2022 adjusted EPS excludes the impact of costs related to the indefinite suspension of operations in Russia ($0.72 per diluted share) and the costs related to the separation of the Filtration business ($0.45 per diluted share).
Key business highlights include:

*
See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section.

PROXY SUMMARY	CUMMINS 2024 PROXY	3
Composition of the Board

BOARD INDEPENDENCE AND DIVERSITY
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. Stephen B, Dobbs and Georgia R. Nelson will be retiring from the Board and not standing for reelection at our Annual Meeting. Accordingly, our Board will consist of 11 directors following the conclusion of the Annual Meeting. Ten of our eleven director nominees are independent and provide strong oversight of our long-term strategy. We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger.

QUALIFICATIONS, SKILLS AND EXPERIENCE
Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

4	CUMMINS 2024 PROXY	PROXY SUMMARY
Corporate Governance Highlights
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders.

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Lead Director has a strong role and significant governance duties, including serving as Chair of the Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
All directors are elected annually via majority voting standard

•
Our Board has adopted proxy access, shareholder right to call special meetings, and shareholder right to amend by-laws

Board Evaluation and Effectiveness
•
Board evaluation process led by Lead Director and facilitated by either Lead Director, Chief Legal Officer or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

Board Oversight of Risk & ESG
•
Our Board and its Committees exercise robust oversight of the company’s enterprise risk management program with dedicated time to review the top tier risks at every regular Board meeting

•
Our Board or its Committees review ESG strategies, risks and progress with dedicated time at every regular Board meeting

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment and Diversity
•
9 new directors added to Board since 2015

•
Director nominees represent diverse perspectives, including 4 female director nominees and 2 African-American director nominees

2023 Recognition Highlights
Our practices and policies have earned Cummins recognition on a range of issues.

NAMED TO THE 2023 S&P DOW JONES INDICES OF THE WORLD’S MOST SUSTAINABLE COMPANIES FOR A THIRD CONSECUTIVE YEAR AND TO THE GROUP’S 2023 NORTH AMERICAN INDEX FOR A 17TH CONSECUTIVE YEAR.	RANKED NO. 49 IN THE WALL STREET JOURNAL’S 2023 MANAGEMENT TOP 250 RANKING

NAMED TO JUST CAPITAL’S RANKING OF AMERICA’S MOST JUST COMPANIES IN 2023	ONE OF 66 COMPANIES ON AMERICA’S TOP CORPORATIONS FOR WOMEN’S BUSINESS ENTERPRISES IN 2023

RANKED NO. 3 IN THE AUTOMOTIVE AND COMPONENTS INDUSTRY IN NEWSWEEK’S ANNUAL RANKING OF AMERICA’S MOST RESPONSIBLE COMPANIES	RECEIVED 2023 ENERGY MANAGEMENT INSIGHT AWARD FROM THE CLEAN ENERGY MINISTERIAL

PROXY SUMMARY	CUMMINS 2024 PROXY	5
Executive Compensation
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Cummins’ vision, strategy and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Cummins’ annual and long-term performance and to successful execution of Cummins’ business strategies. We also use our executive compensation program to encourage high-performing executives to remain with us over the course of their careers.
We believe the compensation packages for our Named Executive Officers reflect their extensive management experience, continued high performance, and exceptional service to Cummins. We also believe our compensation strategies have been effective in attracting executive talent and promoting performance and retention.
EXECUTIVE COMPENSATION PRINCIPLES
We believe the level of compensation received by executives should be closely tied to our corporate financial and stock price performance. This principle is apparent in the design of our executive compensation program and in the specific compensation packages we award.
In addition to aligning our executives’ pay with performance, we follow several other principles when designing and implementing our executive compensation program.
• market positioning	• pay at risk	• simple and transparent
• short-term/long-term mix	• retention	• alignment with shareholders’ interests
EXECUTIVE COMPENSATION ELEMENTS
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) weighted at 70% and Operating Cash Flow weighted at 30%
EBITDA and Operating Cash Flow provide a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth

Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.

6	CUMMINS 2024 PROXY	PROXY SUMMARY
TARGET COMPENSATION MIX
We believe the compensation of our most senior executives should be based on Cummins’ overall performance. Every executive’s pay is tied to the same financial metrics and a significant amount of their pay is incentive-based and therefore at risk.
TARGET TOTAL DIRECT COMPENSATION MIX  —  FISCAL YEAR 2023
*
Mr. Tom Linebarger is excluded from the other NEO average since he retired in July 2023.

CORPORATE GOVERNANCE	CUMMINS 2024 PROXY	7
CORPORATE
GOVERNANCE
We long have believed that good corporate governance is important in ensuring that we are managed for the long-term benefit of our shareholders. We regularly engage with our shareholders to understand their expectations. We also benchmark our governance structure and policies against industry best practices and the practices of other comparable public companies. Our corporate governance principles, charters for each of our Board’s Audit, Talent Management and Compensation and Governance and Nominating Committees, our code of business conduct and our by-laws, along with certain other corporate governance documents, are available on our website, www.cummins.com, and are otherwise available in print to any shareholder who requests them from our Secretary.
Corporate Governance Overview

Director Independence
•
10 of 11 director nominees are independent

•
5 fully independent Board Committees: Audit; Talent Management & Compensation; Governance & Nominating; Finance; and Safety, Environment & Technology

Board Leadership
•
Annual assessment and determination of Board leadership structure

•
Annual election of independent Lead Director whenever Chairperson/CEO roles are combined or when the Chairperson is not independent

•
Lead Director has a strong role and significant governance duties, including serving as Chair of the Governance & Nominating Committee and of all executive sessions of independent directors

Board Accountability
•
Annual election of all directors via majority voting standard

•
Shareholder right to call special meetings (10% of voting power threshold)

•
Proxy access for director nominees available to a shareholder, or group of up to 20 shareholders, holding a total of at least 3% of our common stock for at least 3 years

•
Shareholder right to unilaterally amend the by-laws (upon a majority vote)

Board Evaluation and Effectiveness
•
Detailed Board and Committee evaluation process coordinated by our Lead Director and Governance and Nominating Committee Chair

•
Board evaluation process led by Lead Director and facilitated by either Lead Director, Chief Legal Officer or third party (at discretion of Lead Director); facilitator schedules feedback call with each Board member annually; recommends any improvements or enhancements derived from evaluations

•
Annual feedback and evaluation session by each Committee Chair with its members on Committee performance; recommends any Committee improvements or enhancements

•
Annual two-way feedback and evaluation sessions by Chairperson with each director

•
Annual independent director evaluation of Chairperson and CEO

Board Oversight of Risk and ESG
•
The Board and its Committees exercise robust oversight of the company’s enterprise risk management program with dedicated time at every regular Board meeting

•
Top tier risks are assigned to members of the Cummins Leadership Team

•
Board and its Committees provide strong oversight of ESG risks and opportunities including at least one annual review by full Board of ESG strategy and challenges and detailed reviews in the designated committees

Shareholder Engagement
•
Board members routinely meet with top shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics including company strategy, growth, risk management, governance and ESG issues

Board Refreshment and Diversity
•
9 new directors added to Board since 2015

•
Director nominees represent diverse perspectives, including 4 female director nominees and 2 African-American director nominees

•
Goal of rotating Committee assignments every 3 to 5 years

•
Mandatory director retirement age

Director Engagement
•
All of the directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served during 2023

•
Limits on director/CEO membership on other public company boards

•
Our directors routinely visit company locations without our CEO present to interact directly with managers and employees; in 2018-2019, individual directors visited 13 different locations in China, India, Australia and the United States; we suspended these in-person visits in 2020 and 2021 due to the ongoing global pandemic, except that one of our directors visited Spain in 2021 for the launch of a new company partnership. In 2022, 6 individual directors visited 4 different locations in the United States, and in 2023, 9 individual directors visited 6 different locations in China, Canada, and the United States.

Clawback and Anti-Hedging Policies
•
Clawback policy requires us to recover certain incentive-based compensation in the event of certain financial restatements and permits us to recover compensation (other than base salary) if there is a material restatement resulting from the fraudulent actions of any officer or if an officer engages in certain types of misconduct causing significant reputational or financial harm

•
Directors and officers prohibited from engaging in any pledging, short sales or hedging investments involving our common stock

8	CUMMINS 2024 PROXY	CORPORATE GOVERNANCE
Additional Governance Features
Director Selection and Board Refreshment
It is a top priority of our Board and our Governance and Nominating Committee that our directors have the skills, background and values to effectively represent the long-term interests of our shareholders and other stakeholders. Throughout the year, our Board reviews a matrix of the qualifications, skills and experience that we believe our Board needs to have and discusses whether there are any gaps that need to be filled that will improve our Board’s performance. We assess potential new director candidates in light of the matrix and whether they possess the qualifications, skills and experience needed by our Board. When we identify potential new director candidates, we review extensive background information compiled by our professional search firm, evaluate their references, consider their prior board experience and conduct virtual and in-person interviews.
We also focus on board refreshment because we believe that new perspectives and ideas are essential for an innovative and strategic board. Since 2015, we have added nine new directors to our Board. Director nominees also represent diverse perspectives, including four female director nominees and two African-American director nominees.
The Governance and Nominating Committee routinely reviews the Board’s committee assignments with a goal of rotating membership on committees every three to five years. The committee assignments with regard to our directors appointed prior in or before 2020 were most recently rotated in May 2020. Our Board will continue to review and refresh the skills, qualifications and experiences that our Board needs to have to serve the long-term interests of our shareholders.
As required by our corporate governance principles, our Governance and Nominating Committee must recommend director nominees such that our Board is comprised of a substantial majority of independent directors and possesses a variety of experience and backgrounds, including those who have substantial experience in the business community, those who have substantial experience outside the business community (such as public, academic or scientific experience) and those who will represent our stakeholders as a whole rather than special interest groups or individual constituencies.
Each candidate must have sufficient time available to devote to our affairs and be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities, including being able to represent the best long-term interests of all of our shareholders and other stakeholders. Each candidate also should possess substantial and significant experience that would be of particular importance to us in the performance of his or her duties as a director. The Committee does not intend to alter the manner in which it evaluates candidates, including the foregoing criteria, based on whether or not the candidate was recommended by a shareholder.
Importance of Diversity
One of our core values is diversity, equity and inclusion. In evaluating candidates for our Board, our Governance and Nominating Committee considers only potential directors who share this value, as well as our other core values of integrity, caring, excellence and teamwork. As reflected in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board. We believe that directors with different backgrounds and experiences make our boardroom and our company stronger. As our Committee considers possible directors, it seeks out candidates who represent the diverse perspectives of all of our stakeholders. We believe our Board has been effective in assembling a highly-qualified, diverse group of directors. Our slate of director nominees for this Annual Meeting has four female director nominees and two African-American director nominees. We will continue to identify opportunities to enhance our Board diversity as we consider future candidates.

•
We believe that directors with different backgrounds and experiences makes our boardroom and our company stronger.

•
Our slate of director nominees for this Annual Meeting has four female director nominees and two African-American director nominees

CORPORATE GOVERNANCE	CUMMINS 2024 PROXY	9
Shareholder Outreach
We believe that meaningful corporate governance should include regular conversations between our directors and our shareholders. Our Board members routinely meet with shareholders for conversations focused on our Board’s skill set and refreshment and its oversight of a variety of topics, including company strategy, growth, risk management and ESG issues. In addition, our Chief Legal Officer and Corporate Secretary held discussions in 2023 with several top investors to capture their input on governance matters and practices, including our investor relations team and/or ESG team, as appropriate, for each discussion. We capture the feedback from these sessions and present it to the full Board for its consideration.
Succession Planning
CEO and leadership succession planning is one of our Board’s most important responsibilities. Many times throughout the year, our full Board discusses succession planning for our CEO and other critical leaders of the company. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team.
Sustainability and ESG
Sustainability is not new to Cummins. For several decades both sustainability and efforts related to environmental, social, and governance (ESG) issues have been critical elements of our long-term business and growth strategies. Well before “ESG” entered the general lexicon, Cummins was focused on producing engines that reduced the environmental impact, supported healthier communities, and embraced diversity and inclusion among our values. With these principles embedded in everything we do, our ESG strategy is our business strategy. With the support and oversight of our Board, we continue our focus on sustainability which includes our efforts related to ESG. We ensure Board oversight of our top ESG risks and opportunities in the following committees depending upon the topic: Talent Management and Compensation Committee; Safety, Environmental and Technology Committee; Audit Committee and the Governance and Nominating Committee. We also review the ESG Strategy and progress

10	CUMMINS 2024 PROXY	CORPORATE GOVERNANCE
with the full Board at least once per year. The company’s Executive Director, Global Risk, provides accountability over ESG strategic direction and serves as a primary point of contact for the Board and the Cummins executive management team. Below is a summary of our achievements over the past 12 months:
2023 ESG ACHIEVEMENTS

•
In 2023, the company introduced, Accelera™ by Cummins, a new brand for its New Power business. Accelera provides a diverse portfolio of zero-emissions solutions for many of the world’s most vital industries empowering customers to accelerate their transition to a sustainable future.

•
Accelera by Cummins, Daimler Trucks & Buses, PACCAR and EVE Energy announced a joint venture in September to accelerate and localize battery cell production and the battery supply chain in the United States. The planned joint venture will manufacture battery cells for electric commercial vehicles and industrial applications.

•
Cummins Inc. and Knight Transportation, Inc. announced that the industry’s largest full truckload company has successfully tested Cummins’ new X15N engine, using renewable natural gas to realize reductions in nitrous oxides and greenhouse gas without compromising performance. The X15N, which will launch in North America in 2024, is the first natural gas engine to be designed specifically for heavy-duty and on-highway truck applications.

•
In 2023, Accelera powered North America’s first green hydrogen passenger train.

•
Cummins committed to investing more than $1B across our U.S. engine manufacturing network to support the industry’s first fuel agnostic engine platforms; unveiled the X10 fuel agnostic series, launching in North America in 2026.

•
We continued to deliver on our commitment to our communities and have achieved a global Every Employee Every Community (EEEC) participation rate of 79% for the full year, surpassing our target of 75%. This represents over 61,000 Cummins employees across the world who volunteered 343,000 hours, organized 11,000 community events, and partnered with 3,300 nonprofits.

•
Cummins is net water positive in three of seven major regions (Latin America, India and AsiaPac), a significant step toward our PLANET 2050 goal of being net water positive in all major regions by 2030.

•
Cummins expanded Cummins Advocating for Racial Equity (CARE) program to include the Latino community in the U.S.

•
In 2023 the company assembled the most diverse Cummins Leadership Team and Board of Directors in our company’s history, including the company’s first female Board Chairperson.

•
The Board was recognized for its continued advancement of the company’s Diversity, Equity, and Inclusion (“DEI”) efforts, receiving the prestigious 2023 NACD DEI Award and being designated one of the 100 Best Corporate Citizens among the 1,000 largest U.S. public companies.

Because of our successful execution of our business strategies in 2023, Cummins received multiple rewards and recognition including maintaining our ESG rating at AAA, the highest rating possible, by Morgan Stanley Capital International (MSCI). The rating accompanied other strong ratings for environmental, social and governance excellence, including: S&P Dow Jones Sustainability World Index, a prestigious recognition of global sustainability leaders representing the top 10% of the largest 2,500 companies in the S&P Global Broad Market Index in addition to the S&P Dow Jones Sustainability North America Index and ranked No. 49 on The Wall Street Journal’s 2023 Management Top 250, a ranking that evaluates America’s largest publicly traded companies in five key areas.
To learn more about the company’s sustainability efforts, go to the company’s ESG web page at https://www.cummins.com/company/esg. Websites disclosed herein are not incorporated into this proxy statement by reference.

CORPORATE GOVERNANCE	CUMMINS 2024 PROXY	11
Independence
Ten of our eleven director nominees qualify as independent directors within the meaning of the rules adopted by the Securities and Exchange Commission, or SEC, and the corporate governance standards for companies listed on the NYSE. Our Board has adopted independence standards that meet or exceed the independence standards of the NYSE, including categorical standards to assist the Governance and Nominating Committee and our Board in evaluating the independence of each director. The categorical standards are included in our corporate governance principles, which are available on our website at www.cummins.com. A copy also may be obtained upon written request.
Following a discussion and applying the standards referenced above, the Governance and Nominating Committee of our Board determined that all director nominees standing for election, except Jennifer W. Rumsey, our Chair and Chief Executive Officer, qualify as independent. Based on the recommendation of the Committee, our full Board approved this conclusion.
Leadership Structure
Our corporate governance principles describe in detail how our Board must conduct its oversight responsibilities in representing and protecting our company’s stakeholders. As stated in the principles, our Board has the freedom to decide whom our Chairperson and Chief Executive Officer should be based solely on what it believes is in the best interests of our company. The roles of our Chairperson and Chief Executive Officer were combined in August 2023, when Ms. Rumsey was elected Chairperson of the Board following Mr. Linebarger’s resignation as Chairperson of the Board and Executive Chairperson. Currently, our Board believes it is in the best interests of our company for the roles of our Chairperson and Chief Executive Officer to be combined and to continue to appoint a Lead Director from among our independent directors.
Our Board believes that this leadership structure currently assists our Board in creating a unified vision for our company, streamlines accountability for our performance and facilitates our Board’s efficient and effective functioning.
Our Board evaluates its policy on whether the roles of our Chairperson of the Board and Chief Executive Officer should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly elected directors), the evolving needs of our company, how well our leadership structure is functioning and the views of our shareholders.
Based on its review of our leadership structure, our Board continues to believe that Ms. Rumsey, our Chief Executive Officer, is the person best qualified to serve as our Chairperson of the Board given her history in executive positions with our company and her skills and experience in the industries in which we operate. Thomas J. Lynch is our independent Lead Director. Mr. Lynch was selected for this position because of his service on our Board since 2015 and his leadership positions in the public and private sector. Mr. Lynch is actively involved in setting and approving the Board’s agendas and focus and works to create a collaborative atmosphere that leverages the strengths of our diverse Board and encourages directors to actively question management when necessary and seeks to ensure that our Board is receiving the information necessary to complete its duties. The Lead Director also regularly meets with other directors and members of senior management outside of the regularly scheduled Board meetings to ensure that our Board is functioning effectively and to identify areas of potential improvement.

OUR LEAD DIRECTOR’S RESPONSIBILITIES INCLUDE:
SERVING as Chair of the Governance and Nominating Committee;
CONFERRING with the Chairperson on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;
CALLING AND PRESIDING over all meetings of the Board at which the Chairperson is not present, including executive sessions of independent directors and communicating feedback on executive sessions to the Chairperson;
LEADING the annual performance reviews of the Chief Executive Officer and the Board;
ENSURING that there is open communication between our independent directors and the Chairperson and other management members;
BEING AVAILABLE, when deemed appropriate by the Board, for consultation and direct communication with shareholders;
REVIEWING, at his or her discretion, information to be sent to the Board; and
CONFERRING with the Chairperson on other issues of corporate importance, as appropriate.

12	CUMMINS 2024 PROXY	CORPORATE GOVERNANCE
Risk Oversight
Our Board and its committees are involved on an ongoing basis in the oversight of our material enterprise-related risks. The company has a mature enterprise risk management program that identifies, categorizes and analyzes the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. The company has an executive risk council, comprised of the Senior Vice President, Vice-President – Chief Financial Officer, Vice President and Chief Legal Officer, Vice President – Corporate Strategy and Vice President and Chief Administrative Officer that meets quarterly with our Executive Director, Global Risk to review and update our material enterprise-related risks and mitigation plans for each. We assign ownership of our most significant enterprise risks to a member of our executive management team. The Executive Director, Global Risk oversees enterprise risk management and sets the strategic direction for and the coordination of ESG and sustainability efforts of the company.
Our Board, Audit Committee, Finance Committee, Talent Management and Compensation Committee, Governance and Nominating Committee and Safety, Environment and Technology Committee receive periodic reports and information directly from our senior leaders who have functional responsibility for the mitigation of our enterprise risks. Our Board and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor our progress on mitigating the risks. For example, to oversee the company’s work to mitigate cybersecurity risks, we have identified separate risks for enterprise cybersecurity and product cybersecurity. The Audit Committee provides primary oversight for enterprise cybersecurity while the Safety, Environment and Technology Committee provides oversight of product cybersecurity. Our Executive Director, Global Risk and our global cybersecurity leader meet regularly with the Board and its committees to review relevant areas including:
•
Review of a cybersecurity dashboard to track key metrics of the information security/cybersecurity program,

•
The purchase of cybersecurity risk insurance to mitigate exposure to the company, and

•
Metrics of the company’s training and compliance program on information security and awareness of cyber risk.

Additionally, the Board and its Committees provide oversight of the company’s ESG risks and opportunities, including at least one annual review by our full Board of ESG strategy and challenges. The designated committees undertake detailed reviews of specific ESG risks and opportunities. For example, our Safety, Environment and Technology Committee provides primary oversight for environmental risks and opportunities and our Audit Committee provides oversight of the data integrity of ESG-related disclosures. Our Board or its Committees review ESG strategy, risks and progress with dedicated time at every regular Board meeting. We believe that our Board’s current leadership structure effectively supports the risk oversight function of our Board based on the level of independence, qualifications, diversity and skills of its members.
Board of Directors and Committees
Our Board held 9 meetings during 2023. All of the directors attended 75% or more of the aggregate number of meetings of our Board and the committees on which they served that were held during the periods in which they served. The non-employee members of our Board also met in executive session without management present as part of each regular meeting. Thomas J. Lynch, our current Lead Director, presided over these sessions.
Under our corporate governance principles, our Board has established six standing committees, with five of the committees consisting entirely of independent directors. Certain of the principal functions performed by these committees and the members of our Board currently serving on these committees are as follows:
AUDIT COMMITTEE Meetings in 2023: 9 Members Gary L. Belske (Chair) Robert J. Bernhard Stephen B. Dobbs* William I. Miller Georgia R. Nelson** Kimberly A. Nelson Karen H. Quintos John H. Stone
KEY RESPONSIBILITIES
•
Oversees the integrity of our financial statements and related financial disclosures and internal controls over financial reporting.

•
Reviews our accounting principles and procedures.

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Monitors the independence and performance of our external and internal auditors.

•
Exercises oversight of the company’s guidelines and policies concerning risk assessment and enterprise risk management, and, at least annually, reviews an enterprise risk management report and periodically reviews the status of risk areas for which it has oversight responsibility.

•
Oversees the company’s compliance with its ethics policies and legal and regulatory requirements.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to audit committee members. Our Board has determined that Mr. Belske is an “audit committee financial expert” for purposes of the SEC’s rules and all members are financially literate for the purposes of the NYSE’s rules.

CORPORATE GOVERNANCE	CUMMINS 2024 PROXY	13
TALENT MANAGEMENT AND COMPENSATION COMMITTEE Meetings in 2023: 8 Members Georgia R. Nelson (Chair)** Gary L. Belske Carla A. Harris Thomas J. Lynch William I. Miller
KEY RESPONSIBILITIES
•
Reviews and approves the company’s compensation philosophy and strategy primarily for the Board and the officers of the company and others as the committee may designate from time to time.

•
Reviews and oversees the company’s strategies for and enterprise risks related to talent management.

•
Assesses talent management policies, programs and processes, including leadership, culture, diversity and inclusion and succession.

•
Administers and determines eligibility for, and makes awards under, our incentive plans.

•
Establishes goals and approves the compensation for our Chief Executive Officer following a review of her performance, including input from all of the other independent directors.

•
Reports annually in the proxy statement regarding the company’s executive compensation programs.

•
Conducts an annual compensation risk assessment.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards, including those specifically applicable to compensation committee members. The Talent Management and Compensation Committee engaged Farient Advisors LLC as its independent compensation consultant in 2023 to provide input and advice to the Committee concerning the compensation of our officers and our Board and related matters.

FINANCE COMMITTEE Meetings in 2023: 3 Members Carla A. Harris (Chair) Bruno V. Di Leo Daniel W. Fisher Thomas J. Lynch
KEY RESPONSIBILITIES
•
Reviews and advises our management and our Board on our financial strategy pertaining to our capital structure, creditworthiness, dividend policy, share repurchase policy, and financing requirements.

•
Reviews our banking relationships and lines of credit.

•
Reviews and advises on financing proposals for acquisitions, partnerships and other alliances of the company.

•
Discusses key areas of shareholder interest and feedback on our performance and strategy.

•
Monitors our shareholder base and provides counsel on investor relations activity.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

GOVERNANCE AND NOMINATING COMMITTEE
Meetings in 2023: 5
Members
Thomas J. Lynch (Chair)
Gary L. Belske
Robert J. Bernhard
Bruno V. Di Leo
Stephen B. Dobbs*
Daniel W. Fisher
Carla A. Harris
William I. Miller
Georgia R. Nelson**
Kimberly A. Nelson
Karen H. Quintos
John H. Stone

KEY RESPONSIBILITIES
•
Reviews and makes recommendations to our Board with respect to its membership, size, composition, procedures and organization.

•
Identifies potential director candidates to ensure the Board is composed of well qualified and diverse candidates to oversee the company; engages a professional search firm to identify potential director candidates based on criteria selected by the Committee; and interviews identified candidates.

•
Ensures the Board has a robust process for evaluating its performance and the performance of its committees and individual directors, including the use of a third-party consultant, as needed to facilitate feedback among Board members.

•
Ensures the Board is providing effective ongoing director education and new director orientation.

All members are independent directors as defined under our independence criteria, SEC rules and NYSE listing standards.

14	CUMMINS 2024 PROXY	CORPORATE GOVERNANCE
SAFETY, ENVIRONMENT AND TECHNOLOGY COMMITTEE Meetings in 2023: 5 Members Stephen B. Dobbs (Chair)* Robert J. Bernhard Bruno V. Di Leo Daniel W. Fisher Kimberly A. Nelson Karen H. Quintos John H. Stone
KEY RESPONSIBILITIES
•
Reviews the company’s safety program with an emphasis on employee, workplace and product safety.

•
Reviews the company’s progress on its major sustainability initiatives from Planet 2050 and the environmental management of our facilities and operations.

•
Reviews our Destination Zero initiative and key technology developments that may impact product competitiveness for both core and new business areas.

•
Reviews public policy developments, strategies, enterprise risks and positions taken by us with respect to safety, environmental and technological matters that significantly impact us or our products.

•
Reviews product and service quality performance and guides our strategies and improvement initiatives.

* As noted above, Mr. Dobbs will retire from the Board effective at the conclusion of the Annual Meeting. Cummins expects that Ms. Quintos will assume the role of Chair of the Safety, Environment and Technology Committee immediately following the Annual Meeting.
** As noted above, Ms. Nelson will retire from the Board effective at the conclusion of the Annual Meeting. Cummins expects that Mr. Miller will assume the role of Chair of the Talent Management and Compensation Committee immediately following the Annual Meeting.
Executive Committee
The current members of our Executive Committee are Jennifer Rumsey (Chair), Thomas J. Lynch and William I. Miller. Our Executive Committee is authorized to exercise the powers of our Board in the management and direction of our business and affairs during the intervals between meetings of our Board. It also acts upon matters specifically delegated to it by our Board. Our Executive Committee did not meet during 2023.
Shareholder Nominations
Shareholder director candidate recommendations, including biographical information as to the proposed candidate and a statement from the shareholder as to the qualifications and willingness of such person to serve on our Board, along with the required disclosures set forth in our by-laws, must be properly and timely submitted in writing to our Secretary, as further described below. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder’s intent to make such nominations is given, either by personal delivery or by mail, postage prepaid, to the Secretary of our company not later than 160 days in advance of the originally scheduled date of such meeting (provided, however, that if the originally scheduled date of such meeting is earlier than the anniversary of the date of the previous year’s annual meeting, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by us with the SEC, of the originally scheduled date of such meeting).
Each notice required by our by-laws must be signed manually or by facsimile by the shareholder of record and must set forth the information required by our by-laws, including (i) the name and address, as they appear on our books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) certain other information regarding the shareholder and its interests in our company; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of our capital stock that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to our Board, a completed and signed questionnaire, representation and agreement described in our by-laws; (viii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our Board; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a director if so elected.
The deadline for receiving any written notice of a shareholder’s intent to make a nomination with respect to the Annual Meeting was the close of business on December 6, 2023, which was 160 days in advance of the Annual Meeting (which is typically held on the second Tuesday of each May). We received no such qualifying nominations before this deadline with respect to the Annual Meeting.
In order for shareholders to give timely notice of director nominations at our 2025 annual meeting of shareholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as disclosed above under the procedures for Shareholder director candidate recommendations set forth in our by-laws and must also include the information in the notice required by our by-laws and by Rule 14a-19 of the Exchange Act.

CORPORATE GOVERNANCE	CUMMINS 2024 PROXY	15
Communication with the Board of Directors
Shareholders and other interested parties may communicate with our Board, including our Lead Director and other non-management directors, by sending written communication to the directors c/o our Secretary, 301 East Market Street, Indianapolis, Indiana 46204. All such communications will be reviewed by the Secretary or his or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Secretary or his or her designee.
Our Secretary maintains and provides copies of all such communications received and determined appropriate to be forwarded to the Governance and Nominating Committee in advance of each of its meetings and reports to the Committee on the number and nature of communications that were not determined appropriate to be forwarded.
We require all of our director nominees standing for election at an annual meeting of shareholders to attend such meeting. All but one of the director nominees standing for election at our 2023 Annual Meeting of Shareholders were present at the virtual meeting. We currently expect all director nominees to be present virtually at the Annual Meeting.

16	CUMMINS 2024 PROXY	ELECTION OF DIRECTORS
ELECTION
OF DIRECTORS
(Items 1 through 11 on the Proxy Card)
General
With the exception of Stephen B. Dobbs and Georgia R. Nelson, all of our current directors are nominated for reelection at the Annual Meeting to hold office until our 2025 annual meeting of shareholders and until their successors are elected and qualified. Any submitted proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on his or her proxy. Except for director nominees Daniel W. Fisher and John H. Stone, all nominees have been previously elected to our Board by our shareholders and have served continuously since the date indicated below.
Majority Vote Required for Director Elections
To be elected, each director nominee must receive a majority of the votes cast by shareholders at the Annual Meeting. Receipt by a nominee of the majority of votes cast means that the number of shares voted “for” exceeds the number of votes “against” that nominee. Abstentions and broker non-votes are not counted as a vote either “for” or “against” a nominee. Our by-laws provide that the term of any incumbent director who receives more “against” votes than “for” votes in an uncontested election will automatically terminate at the shareholder meeting at which the votes were cast. In the case of a contested election, directors will be elected by a plurality of the votes represented in person or by proxy and entitled to vote in the election.
Our Board expects that each of the nominees will be able to serve as a director if elected at the Annual Meeting, but if any of them is unable to serve at the time the election occurs, proxies received that have been voted either for such nominee or for all nominees or which contain no voting instructions will be voted for the election of another nominee to be designated by our Board, unless our Board decides to reduce the number of our directors.
Nominees for Board of Directors
The names of the nominees for directors, together with biographical sketches, including their business experience during the past five years, directorships of other public corporations and their qualifications to serve on our Board are set forth below, beginning with our Chair of the Board and Chief Executive Officer, then followed by our independent directors in alphabetical order.

ELECTION OF DIRECTORS	CUMMINS 2024 PROXY	17
Our Board Recommends that Shareholders Vote for Each of the Nominees Set Forth Below.
Director Since: 2022 Age: 50 Board Committees: Executive	JENNIFER W. RUMSEY—Chair of the Board and Chief Executive Officer, Cummins Inc.

Ms. Rumsey was elected as Chair of the Board effective August 1, 2023. She became the President and Chief Executive Officer of Cummins Inc. on August 1, 2022. Ms. Rumsey was President and Chief Operating Officer of our company from March 2021-August 2022. Ms. Rumsey was Vice President and President of our Components Business from 2019-2021 after serving as Vice President and Chief Technical Officer from 2015-2019. From 2013-2015, she was our Vice President of Engineering, Engine Business, after holding a variety of engineering and product life cycle roles with the company. Ms. Rumsey is a member of the Society of Women Engineers, Society of Automotive Engineers and Women in Trucking Association. She holds a Bachelor of Science in Mechanical Engineering from Purdue University and a Master of Science in Mechanical Engineering from Massachusetts Institute of Technology. Ms. Rumsey has been a director of Hillenbrand, Inc. since 2020.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Extensive knowledge of business operations through various leadership roles within our company

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Offers expertise regarding manufacturing and technology issues

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Leads long-term company strategy supporting the transition to decarbonized power for all stakeholders

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Adds perspective gained through experience in automotive and transportation fields

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Keeps directors apprised of current business and market trends

Director Since: 2022 Age: 67 Board Committees: Audit; Talent Management & Compensation; Governance and Nominating	GARY L. BELSKE—Retired Deputy Managing Partner and Chief Operating Officer of Ernst & Young

Mr. Belske retired from Ernst & Young (EY) on December 31, 2016 after a 38-year career. He held many leadership positions within EY including the second highest position in the United States and the Americas, where he served as Deputy Managing Partner and Chief Operating Officer for the last 10 years. In this role, Mr. Belske was responsible for the overall strategy and operations of EY practices in the Americas, which encompass businesses in 16 countries with approximately $15 billion in revenue, 50,000 employees and 4,000 partners.
Mr. Belske served on EY’s Americas and US Board for the last decade of his career at EY. He also has extensive experience managing regulatory issues related to the PCAOB and the SEC and served as Chair of EY’s Retirement Investment Committee and its Partner/Executive Compensation Committee.
Mr. Belske currently serves on the Board of Trustees at Rockhurst University in Kansas City and on the Board of WilliamsMarston, an advisory firm. Mr. Belske holds a BSBA degree from Rockhurst University, a Masters of Arts in Accounting degree from the University of Missouri-Columbia and is a CPA.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Contributes extensive work experience in a regulated industry

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Provides insight concerning financial and risk management matters

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Possesses senior leadership experience

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Brings global external relations perspective

18	CUMMINS 2024 PROXY	ELECTION OF DIRECTORS
Director Since: 2008 Age: 71 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	ROBERT J. BERNHARD—Professor in the Department of Aerospace and Mechanical Engineering and former Vice President For Research, University of Notre Dame

Mr. Bernhard is a Professor in the Department of Aerospace and Mechanical Engineering and recently retired (June 2023) from serving as Vice President for Research, University of Notre Dame. Mr. Bernhard joined the University of Notre Dame in 2007 and prior to that was Associate Vice President for Research at Purdue University since 2004. He also held Assistant, Associate and full Professor positions in the School of Mechanical Engineering at Purdue University. He was Director of the Ray W. Herrick Laboratories at Purdue’s School of Mechanical Engineering from 1994-2005. Bernhard is also a Professional Engineer and earned a B.S.M.E. and Ph.D., E.M. from Iowa State University in 1973 and 1982, and an M.S.M.E. from the University of Maryland in 1976. He was the Secretary General of the International Institute of Noise Control Engineering (I-INCE) from 2000-2015, President of I-INCE from 2000-2022, and is currently the Past President of I-INCE. He is a Fellow of INCE-USA, the Acoustical Society of America and the American Society of Mechanical Engineering.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Leverages technical background to offer valuable insight

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Pushes for improvement in safety and technology planning

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Mentors our technical leaders

Director Since: 2015 Age: 67 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	BRUNO V. DI LEO ALLEN—Managing Director, Bearing-North LLC

Mr. Di Leo has been the Managing Director of Bearing-North LLC, an independent advisory firm focused on business expansion and senior executive counseling in strategy and operations, since 2018. Prior to this role, Mr. Di Leo served as Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company, from January 2012 until his retirement in June 2018. In that position, he was accountable for revenue, profit, and client satisfaction in Japan, Asia Pacific, Latin America, Greater China and the Middle East and Africa. He also oversaw IBM’s Enterprise and Commercial client segments globally. From 2008-2011, he was General Manager for IBM’s Growth Markets Unit based in Shanghai. Mr. Di Leo has more than 40 years of business leadership experience in multinational environments, having lived and held executive positions on four continents.
Mr. Di Leo has served as a director of Ferrovial, S.A., since 2018. Mr. Di Leo is a member of the international advisory board of Instituto de Estudios Superiores de la Empresa (IESE Business School) as well as a member of the Deming Center Advisory Board of Columbia Business School. He holds a business administration degree from Ricardo Palma University and a postgraduate degree from Escuela Superior de Administracion de Negocios, both in his native Peru. He is fluent in Spanish, Portuguese, English and Italian.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Brings perspective on international business issues having lived and held executive positions on four continents

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Offers insight regarding technology and sales and marketing issues

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Works to ensure customer-focused approach in addressing product and service-related issues

ELECTION OF DIRECTORS	CUMMINS 2024 PROXY	19
Director Since: 2023 Age: 51 Board Committees: Finance; Governance and Nominating; Safety, Environment and Technology	Daniel W. Fisher—Chairman and CEO of Ball Corporation

Mr. Fisher is the Chairman and Chief Executive Officer of Ball Corporation, where he has spent the last 13 years of his career. Prior to becoming CEO, Fisher served as President of the company, as well as many roles leading both Finance and Operations across several of Ball’s company divisions. Prior to working at Ball Corporation, Fisher served as both a Director and Chief Financial and Information Technology Officer for Emerson Electric, a global technology, software and engineering company. He also held various leadership positions at Thomson Industries (Danaher Corporation), Bradken Corporation and Grey Mountain Partners. Mr. Fisher received a bachelor’s degree in business administration and finance from Washington University, St. Louis, in 1995. He later attained an MBA with a focus in business administration from the University of Colorado, Denver, in 2003.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Brings perspective of a sitting Chairman and CEO of a publicly traded global company

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Brings broad-based and valuable insights in finance and strategy

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Leverages business and financial background in rendering advice and insight

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Identifies and raises strategic considerations for Board consideration

Director Since: 2021 Age: 61 Board Committees: Finance; Governance and Nominating; Talent Management and Compensation	CARLA A. HARRIS—Senior Client Advisor, Morgan Stanley

Ms. Harris is Senior Client Advisor at Morgan Stanley. She is responsible for being a co-portfolio manager of the Next Level Fund and advising the Multicultural Innovation Lab, hosting the podcast “Access & Opportunities” and acting in various client coverage capacities. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare and biotechnology. In August 2013, Ms. Harris was appointed by President Barack Obama to chair the National Women’s Business Council.
Ms. Harris has served on the board of Walmart Corporation since 2017, and serves on its Compensation and Management Development, Nominating and Governance and Strategic Planning and Finance Committees. Ms. Harris has also served on the board of MetLife since April 2022, and serves on its Investment and the Governance and Corporate Responsibility Committees. She also serves on the boards of several nonprofit organizations including Seize Every Opportunity (SEO), the Cabrini Foundation, Sesame Street Workshop and the Morgan Stanley Foundation. Ms. Harris received an MBA from Harvard Business School and an A.B. from Harvard University.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Brings broad-based and valuable insights in finance and strategy

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Contributes extensive work experience in a regulated industry

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Possesses senior leadership experience

20	CUMMINS 2024 PROXY	ELECTION OF DIRECTORS
Director Since: 2015 Age: 69 Board Committees: Executive; Finance; Governance and Nominating; Talent Management and Compensation	THOMAS J. LYNCH—Chairman, TE Connectivity Ltd.

Mr. Lynch retired as Chairman of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of connectivity and sensor solutions, and harsh environment applications. Mr. Lynch served as the Chief Executive Officer of TE Connectivity Ltd. from January 2006-March 2017 and has served as a member of its board of directors since 2007 and as Chairman of the Board since January 2013. From September 2004-January 2006, Mr. Lynch was at Tyco International as the President of Tyco Engineered Products & Services, a global manufacturer of industrial valves and controls. Mr. Lynch joined Tyco from Motorola, where he served as Executive Vice President of Motorola, and President and Chief Executive Officer of Motorola’s Personal Communications sector, a leading supplier of cellular handsets. He has also served as a director of Automatic Data Processing, Inc. since 2018 and effective February 2024, currently serves as the Non-Executive Chair of the Board. In May 2022, Mr. Lynch retired as a director of Thermo Fisher Scientific Inc., where he had served as a director since 2009 and as Lead Director since February 2020. Mr. Lynch serves on the Board of The Franklin Institute and on the Rider University Board of Trustees.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Lead Director

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Brings perspective of a sitting Chairman and former CEO of a publicly traded global company

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Leverages business and financial background in rendering advice and insight

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Identifies and raises strategic considerations for Board consideration

Director Since: 1989 Age: 67 Board Committees: Audit; Executive; Governance and Nominating; Talent Management and Compensation	WILLIAM I. MILLER—President, The Wallace Foundation

Mr. Miller has served as President of The Wallace Foundation, a national philanthropy with a mission of fostering equity and improvements in learning and enrichment for young people and in the arts for everyone, since 2011. Mr. Miller was the Chairman of Irwin Management Company, a Columbus, Indiana private investment firm, from 1990-2011. Mr. Miller has been a director or trustee of the New Perspective Fund, Inc. and the EuroPacific Growth Fund, Inc. since 1992 and of the New World Fund, Inc. since 1999. Mr. Miller serves as independent Chairman of the Board for all three of the funds, all of which are in the same mutual fund family.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Professional experience in the banking and investment industries

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Extensive knowledge of our company, its values and its global operations

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Leadership experience in the civic, nonprofit and philanthropic sectors

ELECTION OF DIRECTORS	CUMMINS 2024 PROXY	21
Director Since: 2020 Age: 61 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KIMBERLY A. NELSON—Retired Senior Vice President, External Relations, General Mills, Inc.

Ms. Nelson worked for General Mills Inc. for nearly 30 years prior to her retirement in January 2018. During her career at General Mills, she held a number of senior brand and general management roles, including serving as President of the U.S. Snacks Division. Ms. Nelson became Senior Vice President, External Relations in 2010, a global role leading issues and crisis management, consumer relations, corporate branding and communications, environmental social governance, government relations and global external stakeholder relations.
Ms. Nelson serves on the board of Tate & Lyle PLC as Senior Independent Director and also on its Audit and Nominations Committees. She also serves on the board of Colgate-Palmolive Company and is a member of its Personnel & Organization and Nominating, Governance & Corporate Responsibility Committees. Ms. Nelson holds an MBA from Columbia Business School and a B.S. in International Relations from Georgetown University. She is a member of the Executive Leadership Council, Women Corporate Directors, and a member of the National Association of Corporate Directors (NACD). Ms. Nelson also serves on the boards of the Wallace Foundation and Fair Vote Minnesota.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Identifies and raises strategic considerations for Board consideration

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Brings global external relations perspective

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Offers insight into environmental, social and governance matters

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Brings strategic view on social justice, diversity and inclusion efforts

Director Since: 2017 Age: 60 Board Committees: Audit; Governance and Nominating; Safety, Environment and Technology	KAREN H. QUINTOS—Retired Chief Customer Officer at Dell Technologies Inc.

Prior to her retirement in June 2020, Ms. Quintos was the first Chief Customer Officer of Dell Technologies Inc., the world’s third largest supplier of personal computers and other computer hardware items, since 2016. In addition, Ms. Quintos led Dell’s global customer strategy and programs as well as Diversity and Inclusion, Corporate Responsibility and Entrepreneurship strategy and programs. From 2010-2016, Ms. Quintos served as Senior Vice President and Chief Marketing Officer, Vice President of public sector marketing and North America commercial marketing, and held executive roles in services, support and supply chain management. Ms. Quintos joined Dell in 2000 from Citigroup where she was Vice President of global operations and technology. Ms. Quintos earned a Master’s degree in marketing and international business from New York University and a Bachelor of Science in supply chain management from Pennsylvania State University.
Ms. Quintos is on the board of Lennox International and serves on its Compensation and Human Resources Committee and its Public Policy Committee. She is the founder of Dell’s Women in Action employee resource group, the Interfaith Employee Resource Groups and Dell’s Women Entrepreneur Network. She serves on the board of trustees at Pennsylvania State University and the board of visitors of Smeal College of Business Advisory Board. Karen also serves on the boards for The National Center for Missing and Exploited Children, as well as TGEN (Translational Genomics).
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Contributes marketing and international perspective

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Brings deep knowledge and strategic views around ESG, including DEI

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Offers strategic insight in customer strategy, programs and customer data

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Contributes knowledge and experiences in technology, GTM and supply chain management

22	CUMMINS 2024 PROXY	ELECTION OF DIRECTORS
Director Since: 2024 Age: 53 Board Committees: Audit, Governance and Nominating; Safety, Environment and Technology	John H. Stone—President and Chief Executive Officer of Allegion

Mr. Stone is the President and Chief Executive Officer of Allegion plc. Prior to being named CEO of Allegion, Mr. Stone served as president of Deere & Company’s Worldwide Construction, Forestry and Power Systems business, overseeing a business that reported nearly $11.4 billion in revenue in 2021. Under his leadership, the segment delivered impressive expansion and profitability. As the prior head of Deere’s Intelligent Solutions Group, Mr. Stone was also influential in its rapid development of artificial intelligence (AI) and machine learning capabilities, better integration of precision-ag technology into each of its flagship products and in helping the company establish itself as a leader in technology. In that role, he led the company’s acquisition of tech startup Blue River Technology, in addition to the establishment of the San Francisco John Deere Labs office and the precision-ag headquarters in Urbandale, Iowa.
Mr. Stone enjoyed a 20-year career at Deere & Company, and held additional leadership positions, including: vice president, Corporate Strategy & Business Development; global director, Utility Tractor Product Line; and general manager, John Deere Ningbo (China) Works.
Prior to Deere & Company, Mr. Stone worked for General Electric as a Six Sigma Black Belt quality engineer, and he served as an infantry officer in the U.S. Army.
Mr. Stone holds a bachelor’s degree in mechanical engineering from the U.S. Military Academy and an MBA from Harvard Business School.
Summary of Qualifications and Experience:

Key Contributions to the Board:
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Brings perspective of a sitting CEO of a publicly traded global company

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Brings broad-based and valuable insights in finance and strategy

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Leverages business and financial background in rendering advice and insight

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Identifies and raises strategic considerations for Board consideration

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.
DIRECTORS	Automotive & Transportation	Manufacturing	Technology/ IT	Sales/ Marketing	Government/ Regulatory	International	Academics	Financial
Gary L. Belske		●		●	●	●		●
Robert J. Bernhard	●	●	●				●
Bruno V. Di Leo			●	●		●
Daniel W. Fisher		●	●			●		●
Carla A. Harris						●		●
Thomas J. Lynch		●	●			●		●
William I. Miller		●						●
Kimberly A. Nelson		●		●	●	●
Karen H. Quintos		●	●	●		●
Jennifer W. Rumsey	●	●	●	●		●
John H. Stone		●	●			●		●

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	23
EXECUTIVE COMPENSATION
Note from the Chair of Our Talent Management & Compensation Committee
As Chair of the Talent Management and Compensation Committee (“TMCC” or “Committee”), I am pleased to share my perspectives on our Committee’s work in 2023 for the benefit of our shareholders and stakeholders.
As you know, the last two years have marked a period of leadership transition, with the appointment of Jen Rumsey as our Chair and Chief Executive Officer and Tom Linebarger’s retirement. In 2023, under Jen’s leadership, the company generated record results, as highlighted in the Executive Summary of this year’s CD&A. Specifically, we delivered exemplary results in our core business, restructured our business portfolio by successfully integrating Meritor and taking Atmus Filtration public, continued to invest in and achieve significant progress on Destination Zero, and fully implemented our succession plan by placing highly talented, seasoned, and engaged leaders in key positions for a promising future.
More broadly, the Committee continued to support and oversee the company’s Diversity, Equity, and Inclusion (DEI) efforts with focused oversight of our progress on DEI throughout the year. The company received awards and recognition in 2023 for its Environmental, Social, and Governance (ESG) efforts, as evidenced by earning the prestigious 2023 NACD DEI Award and being designated one of the 100 Best Corporate Citizens among the 1,000 largest U.S. public companies. We also continue to ensure our board composition aligns with our DEI commitment. Today, 50 percent of our board members are diverse.
The TMCC also oversaw significant work to develop new human resources and compensation strategies in support of Destination Zero. In 2023, we implemented short- and long-term incentive plans that incorporate distinct measures and goals for Accelera™, by Cummins, our new brand for our New Power business unit. 2024, we will continue to evaluate how our strong ESG initiatives can best be recognized in our pay plans throughout the organization.
In December, we reached an agreement in principle with various regulatory agencies to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications. As a result, our Committee concluded that Ms. Rumsey’s 2023 bonus would be reduced by 50% and Mr. Linebarger’s would be reduced to $0.
I am proud of the TMCC’s work and the strength of the company’s values. I am confident that the company will continue to build on its strong foundation and have a positive and palpable impact on our world for years to come.
Sincerely,
GEORGIA R. NELSON Chair

24	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Executive Summary
Cummins operates with a strong pay for performance and team-oriented philosophy and continued to do so in 2023. The summary below highlights our business results, how our talent management supported those results, our governance framework, and compensation for our executives and the rationale for those decisions.
HOW DID WE PERFORM?
KEY 2023 PERFORMANCE HIGHLIGHTS

*
2023 results exclude the charge related to the Agreement in Principle, costs associated with the separation of Atmus, and costs associated with the voluntary retirement and separation program. 2022 results exclude costs related to the indefinite suspension of operations in Russia and the costs related to the separation of the Filtration business. See Appendix A for reconciliation of GAAP to non-GAAP measures referenced in this section.

In 2023, our revenues reached a record $34.1 billion, an increase of 21 percent from the prior year. Sales in North America increased 22 percent and international revenues increased 20 percent. We saw strong global demand across most key regions and markets, particularly North America truck and global power generation, and slow economic recovery in China. Supply chain constraints improved throughout the year but continued to limit the industry’s collective ability to meet end-user demand. We leveraged our global footprint to meet the needs of our customers and delivered solid operational performance, resulting in record sales and operating cash flow in 2023.
In the fourth quarter of 2023, we recorded a one-time charge of $2.04 billion related to the previously disclosed Agreement in Principle to settle regulatory claims from the U.S. Environmental Protection Agency (EPA) and the California Air Resources Board (CARB) regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications.
Earnings per diluted share (EPS) were $5.15, down from $15.12 in 2022. Adjusted EPS was $19.69 in 2023, an increase from $16.29 in 2022. 2023 adjusted EPS excludes the impact of the Agreement in Principle ($13.78 per diluted share), costs associated with the planned separation of Atmus ($0.54 per diluted share), and costs associated with voluntary restructuring actions ($0.22 per diluted share). 2022 adjusted EPS excludes the impact of costs related to the indefinite suspension of operations in Russia ($0.72 per diluted share) and the costs related to the separation of the Filtration business ($0.45 per diluted share).
In 2023, we achieved significant progress on Destination Zero, our strategy to reduce the greenhouse gas and air quality impacts of our products while continuing to grow our business and impact. We announced more than $1 billion of investment in our U.S. engine manufacturing network to support the industry’s first fuel agnostic engine platforms, which we announced in 2022, as well as several major partnerships to bring the X15 natural gas engine to the North America market in 2024. In addition, Accelera, Daimler Trucks & Buses, PACCAR and EVE Energy announced in September a joint venture to accelerate and localize battery cell production and the battery supply chain for electric commercial vehicles and industrial applications in the United States, and in January announced Marshall County, Mississippi, as the future site.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	25
In 2023, we invested a record $1.5 billion in research and development in our product portfolio of diesel, natural gas, axles, battery, fuel cells, electrolyzers and related components. We remain disciplined as we examine new organic investments, partnerships and acquisition opportunities that leverage our capabilities, and we are committed to profitable growth, working capital management, and generating strong returns for our shareholders.
HOW DO OUR PAY STRATEGY AND PROGRAMS SUPPORT OUR BUSINESS STRATEGY?
Our compensation programs are designed to drive our business strategy and results. As previously disclosed, in 2023, following a comprehensive review of our pay strategy and programs to ensure their alignment with the company’s decarbonization strategy, we made a number of changes to our approach to pay on a go-forward basis, beginning in 2023. Highlights included:

We continue to operate as “one Cummins,” characterized by a strong culture and synergies across business units. However, the new program also recognizes Accelera’s need to focus on different measures of success and attract and retain talent with different skills compared to those in our traditional core engine business. As a result, the performance measures and their linkage to our traditional core and Accelera entities are tailored to the unit in which the participant works

Our programs in 2023 recognized our decision to spin off Atmus, our filtration business, into a publicly traded company so that Atmus has its own access to capital. Atmus completed its initial public offering in 2023 and fully separated in 2024. As a result, Atmus’ 2023 incentive programs were driven entirely by Atmus’ performance, except that Atmus Long-Term Incentive Plan (LTIP) participants received Cummins equity-based compensation until Atmus completed its initial public offering, at which time Atmus began to compensate its LTIP participants in Atmus equity-based compensation

To help retain valuable talent and reinforce the alignment of interests between our employees and shareholders, our compensation program provides for broad participation in our equity incentive plans and heavy and strategic use of equity, where warranted

In recognition of the increasing competitiveness for talent, the program will allow for greater flexibility in making pay decisions.
We also changed the performance measures and weightings under our Annual Bonus Plan (ABP) for Cummins participants, including our Named Executive Officers (NEOs) in 2023, moving from a single performance goal relating to Return on Average Net Assets (ROANA) to a structure in which an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) goal was weighted 70% and an Operating Cash Flow goal was weighted 30%. The revised measures are better aligned with our strategy, ensuring a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth.
In 2023, we established a Deposit Share Program that was intended to encourage long-term retention and continuity and alignment of the interests of our named executive officers with our shareholders. Implementation of the Program was delayed until 2024 because of an extended closed trading window that restricted the participants’ ability to acquire shares of common stock in 2023. Under the Program, designated participants, including certain of our named executive officers, are eligible to receive matching grants of restricted stock units if they commit newly acquired shares of our common stock and agree to hold those newly acquired shares for four years. The matching grants of restricted stock units will cliff vest on the fourth anniversary of the participation deadline if the participant has remained continuously employed and has satisfied the holding requirement for the newly acquired shares.

26	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
SUMMARY OF 2023 CHANGES TO CUMMINS’ INCENTIVE FRAMEWORK
The changes to our 2023 pay programs were designed to reinforce those drivers of value that continue to be important, while also recognizing the changing demands of our future. These changes are summarized in the chart below:

		2022	2023
	Plan Element	All Participants	Cummins Participants	Accelera Participants
Short-Term Incentive Plan	Linkage	100% Cummins	100% Cummins	30% Cummins 70% Accelera
	Measures & Weightings	100% Cummins ROANA	70% Cummins EBITDA 30% Cummins Operating Cash Flow	30% Cummins EBITDA 30% Accelera Revenue 40% Accelera Strategic Scorecard

Long-Term Incentive Plan	Vehicle Mix	70% Performance Shares 30% Performance Cash	70% Performance Shares 30% Performance Cash	70% Performance Shares 30% Restricted Stock Units (RSUs)
	Linkage for Performance Elements	100% Cummins	100% Cummins	30% Cummins 70% Accelera
	Measures & Weightings	Perf. Shares and Cash - 80% Cummins ROIC - 20% Cummins Cumulative EBITDA	Performance Shares and Cash - 80% Cummins ROIC - 20% Cummins Cumulative EBITDA	Performance Shares - 30% Cummins ROIC - 70% Accelera Cumulative Revenue

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	27
HOW DID OUR TALENT STRATEGIES AND ACTIONS SUPPORT OUR PERFORMANCE?
We employ approximately 75,500 people operating in 53 countries around the globe. We believe that a global, diverse, and healthy workforce, supported by talented, inspiring leaders, is a critical ingredient to our maintaining a competitive advantage in our global marketplace. Our talent strategy is designed to “Inspire and Encourage All Employees to Reach Their Full Potential.” This strategy is built upon four pillars, each of which is described in more detail below:
CUMMINS’ TALENT STRATEGY: BUILT ON FOUR PILLARS

CREATE A DIVERSE AND INCLUSIVE WORK ENVIRONMENT	ENGAGE EMPLOYEES AND FAMILIES IN IMPROVING WELLNESS	DEVELOP SELF-AWARE AND EFFECTIVE LEADERS	ADVANCE OUR WORKFORCE STRATEGY BY EXTENDING OUR TALENT MANAGEMENT STRATEGIES TO ALL EMPLOYEES
FIRST PILLAR: CREATE A DIVERSE AND INCLUSIVE WORK ENVIRONMENT
We consider Diversity, Equity, and Inclusion (DEI) to be a business imperative that creates value for all our stakeholders. In 2023, we advanced our DEI framework that prioritized the establishment of equitable experiences throughout the employee life cycle of under-represented groups and the enablement of DEI skills and competence in our leaders and employees. Specifically, Cummins identified a number of primary global DEI initiatives on which to focus:
•
Disability inclusion, enabling people with disabilities to work toward their full potential. Examples include accessibility-related features integrated into Cummins’ global building standards and accessible technology solutions for employees with disabilities

•
Increased global diversity, with multiple initiatives focused on the attraction, retention, development, and advancement of under-represented groups. Examples include: aspirational representation goals for Black and Latino employees in the U.S.; Cummins RePower program for female engineers and technical professionals; robust training for people managers; and more than 150 employee resource groups

•
Veteran inclusion, accelerating the strategy and engagement of this initiative to improve workforce inclusion and support Veterans and their families. Examples include: establishing aspirational goals for veteran employment representation at all levels of the organization that mirror or exceed that of our communities; signing the United Kingdom Armed Forces Covenant, increasing Veteran hires through the Skillbridge program; participating in the U.S. Chamber of Commerce’s Hiring our Heroes Fellowship Program; and creating our veteran mentoring program

Cummins’ intentional focus is having a significant impact on the company and its employees. Here is a look at key diversity demographics at Cummins as of December 2023:
•
Cummins CEO Jennifer Rumsey was appointed as the company’s Board Chair in August 2023, the first woman to serve in this role

•
43% of the Cummins Leadership Team (CLT), the top leadership team at the company, are women

•
40% of the company’s Vice Presidents are women

•
27.3% of the company’s global workforce is comprised of women

•
14% of the company’s U.S.-based workforce are Black and 9.1% Latino

•
26% of the company’s U.S. based Vice Presidents are Black or Latino

28	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Given the progress we have made and the direct correlation between increased business growth and employee diversity, Cummins was recognized with a number of distinctions, including:

National Association of Corporate Directors (NACD) 2023 Diversity, Equity, and Inclusion Award	2023 Best Place to Work for Disability Inclusion (third year in a row)	Number four on Forbes’ annual ranking of America’s Best Employers for Women (up from 26)

Recognized as a Top Hispanic Employer by Diversity Magazine	2023 Military Friendly Employer	Best Company for LGBTQ+ Employees on Corporate Equality Index (second year in a row)	America’s Top Corporations for Women’s Business Enterprises in 2023 (1 of 66 companies)
SECOND PILLAR: ENGAGE EMPLOYEES AND FAMILIES IN IMPROVING WELLNESS
At Cummins, providing meaningful, equitable health, wellness and rewards programs is at the center of our compensation and benefits strategy. In 2023, we:
•
Continued to strengthen our global mental health campaign to normalize and destigmatize mental health

•
Focused on better engagement with our U.S. manufacturing employees, visiting 32 sites and meeting with over 17,500 employees to bring curated information about our health, wellness, and total rewards programs that support the emotional, physical, financial, and social wellness of employees and their families

•
Implemented a global standard for medical clearance evaluations to ensure optimal safety for employees performing higher-risk tasks

•
Provided high-quality clinical services at onsite and near-site medical clinics at 36 key locations throughout the world

•
Expanded our U.S. benefit offerings to include voluntary supplemental medical programs to support our employees’ physical and financial wellness

THIRD PILLAR: DEVELOP SELF-AWARE AND EFFECTIVE LEADERS
Cummins views talent development and succession planning as critical to achieving the company’s performance objectives. For talent development, we focus on the entire employee lifecycle experience, from recruitment and hiring, to development and progression, to retirement. To achieve a distinguishing positive experience, we focus holistically on our employees being able to easily learn about talent strategy and planning, leadership and other development opportunities, retention strategies, performance management, compensation and benefits management, and succession planning. We provide our leaders the tools they need to advance their personal growth as well as their contribution to the sustainable growth of our enterprise.
Cummins follows a disciplined process to ensure it is generating capable and diverse talent slates for all senior positions and developing high-potential leaders to close any skill and behavioral gaps. Cummins views a robust succession planning process as a critical component to minimizing risks and achieving its diversity objectives. Importantly, in 2022, Cummins’ succession planning process resulted in a successful transition of the CEO role from Tom Linebarger to Jennifer Rumsey. In addition, the Cummins Leadership Team (CLT), comprised of those who are directly reporting to Jennifer Rumsey, was successfully reconstituted. The CLT is comprised of a diverse and talented group of 14 executives, including 6 women and 4 people of color.
FOURTH PILLAR: ADVANCE OUR WORKFORCE STRATEGY BY EXTENDING OUR TALENT MANAGEMENT STRATEGIES TO ALL EMPLOYEES
Cummins has created a strong work environment in which people can enter the firm at an early stage in their careers and grow with the company, aided by best-in-class development programs. Given our long-term decarbonization strategy, we also recognize the need to act with agility at all levels, including mid- and senior-career hires, particularly with respect to our highly competitive technical positions.
As a result, we implemented new approaches to help manage the career and pay progression of Cummins’ employees. This new approach will provide managers greater autonomy and flexibility so they can more effectively recruit, retain, and optimize the deployment of our people to overcome challenges in our highly competitive talent markets. We also have developed more effective mechanisms for recruiting talented individuals at all levels in the organization, as well as progressing people more quickly within the organization. This diversifies our approach to talent management, which is benefiting both our employees and the company.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	29
HOW DID WE ALIGN EXECUTIVE PAY AND PERFORMANCE?
ANNUAL BONUS PLAN*	PERFORMANCE SHARE & PERFORMANCE CASH PLANS	LONG TERM INCENTIVE MIX

The Cummins Annual Bonus Plan paid out 170% of target based on actual 2023 EBITDA of $5,153 million against a target of $4,611 million, weighted 70%, and actual 2023 Operating Cash Flow of $3,966 million against a target of $3,294 million, weighted 30%. All employees participating in the Cummins bonus plan received the same payout factor.

The Cummins Performance Share and Performance Cash plans for the 2021-2023 performance cycle paid out at 150% of target based on actual 3-year cumulative EBITDA of $12,639 million compared to our goal of $11,011 million, and ROIC of 17.00% compared to our target of 15%. All employees participating in the Cummins long-term performance plans received the same payout factor.
As previously disclosed, the 2023 long-term incentive grant was 100% performance-based. The grants consisted of performance shares (70%) and performance cash (30%).
ALIGNMENT BETWEEN CEO’S REALIZABLE PAY & FINANCIAL / TSR PERFORMANCE

Every year, the Committee, along with its consultant, Farient Advisors LLC (“Farient”), quantitatively and qualitatively assesses the relationship between realizable pay of our CEO and our company’s performance. As in prior years, the Committee determined that our CEO’s pay and our company’s performance are closely aligned. An analysis of pay and performance alignment can be found in the Pay vs. Performance section of this proxy.

*
In December, we reached an agreement in principle with various regulatory agencies to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications. As a result, our Committee concluded that Ms. Rumsey’s 2023 bonus would be reduced by 50% and Mr. Linebarger’s would be reduced to $0.

30	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Purpose and Principles of our Executive Compensation Program
PURPOSE OF OUR EXECUTIVE COMPENSATION PROGRAM
Our long-term success depends on our ability to attract, motivate, focus, and retain highly talented individuals committed to Cummins’ vision, strategy and corporate culture. To that end, our incentive plans, which apply to all participants including executives, are designed to link pay to annual and long-term performance, and to the successful execution of business strategies. Our salary levels and incentive targets are intended to recognize individual performance and market pay levels. We also use our executive compensation program to encourage high performing executives to remain with us over the course of their careers.

PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our compensation philosophy rewards executives for achieving our financial objectives and building long-term value for our shareholders and other stakeholders. We also follow several other principles when designing our executive compensation program including:

MARKET POSITIONING We believe that, on average, our executives’ target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be at the median of the market.

SHORT-TERM / LONG-TERM MIX We believe that there should be an appropriate balance between annual and long-term elements of compensation commensurate with the position’s decision-making time horizon and competitive context.

PAY AT RISK We believe that the more senior an executive’s position, the more compensation should be “at risk,” which means it will vary based on Cummins’ financial and stock price performance.
RETENTION We believe that our compensation program should support retention of our experienced executives and achievements of our leadership succession plans.
SIMPLE AND TRANSPARENT We believe that our executive compensation program should be transparent to our investors and employees as well as simple and easy to understand.

ALIGNMENT WITH SHAREHOLDER INTERESTS We believe that equity-based compensation and stock ownership should be a substantial part of our executive compensation program to link executives’ compensation with our shareholders’ returns. The greater the level of responsibility of the executive, the more his or her compensation should be stock-based and the higher his or her stock ownership requirement should be.

Named Executive Officers (“NEOs”)

JENNIFER RUMSEY Chair and Chief Executive Officer	MARK SMITH Vice President – Chief Financial Officer	LIVINGSTON L. SATTERTHWAITE Senior Vice President

MARVIN BOAKYE Chief Human Resources Officer	SHARON BARNER Vice President – Chief Administrative Officer	TOM LINEBARGER Former Executive Chairman

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	31
Advisory Shareholder Say-on-Pay Vote

At our 2023 Annual Meeting, after the 2023 executive compensation actions described in this CD&A had taken place, we held an advisory shareholder vote to approve the compensation of our Named Executive Officers (our “NEOs”). Of the votes cast by our shareholders, 95.7% were voted in favor of our executive compensation. In keeping with the recommendation of our Board, our shareholders also expressed a preference that future advisory shareholder votes to approve the compensation of our NEOs be held on an annual basis and, as previously disclosed, our Board determined to hold an advisory vote to approve the compensation of the NEOs every year.
The Committee considered the voting results from our advisory shareholder vote on compensation along with shareholder feedback as a part of its comprehensive assessment of Cummins’ executive compensation programs. Given the support we received from shareholders, we did not undertake any material changes to our executive compensation program in response to this vote. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and will continue to solicit shareholder feedback to ensure our programs are aligned with their expectations.

Compensation Elements Support Pay For Performance Philosophy
As in prior years, our compensation programs are designed to support our pay-for-performance philosophy aligned with the interests of our shareholders and other stakeholders. The key elements of the Cummins’ executive compensation program for 2023 were:
Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) weighted at 70% and Operating Cash Flow weighted at 30%
EBITDA and Operating Cash Flow provide a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth

Long-term incentive compensation	Performance cash (30%) and Performance shares (70%)	Return on Invested Capital (ROIC), weighted at 80% and EBITDA, weighted at 20% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with shareholder value.
As described below under the “One-Time Bonus Award,” in 2023 we paid a one-time special cash bonus to Mr. Boakye pursuant to the terms of his offer letter. The bonus was an important part of a competitive compensation package offered to Mr. Boakye to join our company and was intended to facilitate his participation in the Deposit Share Program, although the offer letter did not require that the bonus be used for that purpose.

32	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
We believe the compensation of our most senior executives should be based on Cummins’ overall financial performance and a significant portion of their pay should be incentive-based and therefore at risk.
In 2023, performance-linked components (annual bonus and long-term incentive compensation excluding a one-time special cash payment described below under “One-Time Bonus Award”) were 89% of the CEO’s target total direct compensation opportunity and 76% of the average target total direct compensation opportunity for the other Named Executive Officers. These pay elements were allocated as shown below.
TARGET TOTAL DIRECT COMPENSATION MIX – FISCAL YEAR 2023
*
Mr. Tom Linebarger is excluded from the other NEO average since he retired in July 2023.

Target Executive Compensation Informed By the Market
The Committee reviews our executive compensation pay levels and programs on a regular basis. For pay levels, we generally target the median of the market for total direct compensation as well as its components, including salary, bonus targets, and long-term incentive target values. We consider target compensation to be market competitive if it is within +/-10% of the median level indicated by the benchmarking data.
For making 2023 pay decisions, our primary compensation benchmarking sources were manufacturing companies in nationally recognized compensation surveys. We also considered data from our Custom Peer Group (described below) regarding pay levels for the CEO and CFO and pay program design, dilution, and performance. We believe this approach provides an appropriate representation of the market, and using multiple sources lessens the impact of fluctuations in market data over time.
Our Custom Peer Group, identified in 2022 for making 2023 pay decisions, was made up of the fifteen public companies listed below. All companies fell into at least one of the following categories:
•
customers with a strong presence in one or more of our major markets;

•
companies that compete directly or indirectly with one or more of Cummins’ businesses;

•
key suppliers of related products; and

•
diversified industrial companies that compete for investor capital within the Industrial market segment.

The Custom Peer Group companies are also similar to Cummins in size and investor profile and compete with us for customers and talent.
Borg Warner Incorporated (BWA)	Caterpillar Incorporated (CAT)	Daimler Truck AG (DTG-XE)
Deere & Company (DE)	Dana Incorporated (DAN)	Eaton Corporation (ETN)
Emerson Electric Co. (EMR)	Fortive Corporation (FTV)	Honeywell International Inc. (HON)
Illinois Tool Works (ITW)	Paccar Incorporated (PCAR)	Parker-Hannifin Corporation (PH)
Textron Incorporated (TXT)	Volvo AB (VOLV B-SE)	W.W. Grainger (GWW)
Two changes were made to the peer group identified in 2022 for making 2023 pay decisions. Dana Incorporated was added as it provides exposure to similar products like e-axles, drivetrain components, and transmissions as well as electric and hybrid products. Donaldson was removed from the peer group due to our spin-off of Atmus into a separate publicly traded company.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	33
Executive Compensation Best Practices
We continually review best practices in the area of executive compensation and incorporate those practices in our executive compensation arrangements.
WHAT WE DO	WHAT WE DO NOT DO
Set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards, and will enhance shareholder value over time	We do not allow backdating or repricing of stock options
Use multiple measures to ensure our executives focus on both annual and longer-term goals	We do not have separate employment contracts with our executive officers
Tie incentive awards for all participants at least in part to overall company performance to reinforce the importance of the company’s success and to encourage collaboration and teamwork	We do not guarantee salary increases, bonuses or equity grants for our executive officers
Encourage executives to focus on the sustained long-term growth of our company and promote retention by vesting performance-based awards only at the end of the performance or service period	We will not gross-up excise taxes that may be imposed on payments to our executive officers in connection with a change in control
Cap payouts under our short- and long-term incentive compensation plans at 200% of the target awards	Perquisites do not constitute a major element of our executive compensation program
Require all incentive awards for senior executives be subject to clawback and cancellation provisions that go beyond the minimum required by law	We do not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to our stock
Maintain a Talent Management and Compensation Committee composed of independent directors who are advised by an outside, independent compensation consultant	We do not pay dividends or dividend equivalents on unearned performance shares
Complete an annual assessment of the risk associated with our compensation program
Require executive officers and outside directors to maintain prescribed stock ownership levels
Subject our executives to double trigger change in control provisions

34	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
HOW PERFORMANCE MEASURES AND GOALS ARE DETERMINED
The Committee regularly reviews all elements of our executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices in the following areas:
•
Pay strategy and positioning;

•
Annual bonus plan design, including performance measures and goals and plan leverage;

•
Long-term incentive plan strategy and design, including the mix of elements, as well as performance measures and goals and plan leverage;

•
Stock ownership guidelines;

•
Executive perquisites, including personal use of company aircraft; and

•
Executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.

The Talent Management and Compensation Committee establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve our business strategy and objectives. The Committee also benchmarks against the historical performance of the Custom Peer Group and considers whether Cummins’ goals are sufficiently demanding relative to our peers. Additionally, the Committee solicits Farient’s assessment regarding the degree of difficulty associated with the incentive plan performance targets relative to both external analyst expectations for performance and peer performance expectations. The Committee believes this process leads to appropriate performance targets and incentive awards that reflect the creation of shareholder value.
The Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures, or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring, or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.
Compensation Programs
Our executive compensation program consists of three principal elements: base salary, annual bonus, and long-term incentive compensation. Together, these elements constitute total direct compensation.
Base Salary
We target base salary, on average, at the median of the market for similar executive positions. Some officers’ base salaries may vary from the median due to factors such as experience, tenure, potential, performance, and internal equity.
Annual Bonus
HOW BONUSES ARE CALCULATED
Our annual bonus is designed to link participants’ pay to our annual financial performance. The payout for each participant, including our NEOs, is calculated using the following formula:
Target awards as a percentage of salary are set such that performance at the target goal level generates an annual bonus aligned with the median range of the market. The “payout factor” is determined based on Cummins’ actual financial performance against its annual goals.
2023 ANNUAL BONUS PERFORMANCE MEASURES
For the 2023 Cummins annual bonus plan, we decided to use EBITDA, weighted 70%, and Operating Cash Flow, weighted 30%, as the performance measures. We believe these measures are better aligned with our strategy, ensuring a focus on profitable growth and working capital management across the company, which are critical to sustaining the level of investment necessary to position us for future growth.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	35
EBITDA for compensation purposes equals:
EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 1-year performance period
Operating Cash Flow for compensation purposes equals:
Operating Cash Flow = Cash flow excluding capital expenditures, financing transactions (debt, leases), dividends, and share repurchases
EBITDA AND OPERATING CASH FLOW PERFORMANCE TARGETS FOR 2023
Setting the targets with the appropriate level of difficulty underscores the importance of achieving or exceeding our annual operating plan (AOP) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns. The 2023 EBITDA and Operating Cash Flow goals were set with this philosophy in mind.
Target EBITDA and operating cash flow were established by the TMCC after reviewing the AOP and considering input from Farient, the Committee’s independent outside consultant.
Target EBITDA (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2023 ranged from 10% for threshold performance (70% of target EBITDA) to a maximum of 200% for superior performance (115% of target EBITDA or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
Target operating cash flow (a 100% payout factor) was the amount required to achieve our AOP. As shown below, the possible payout factors for 2023 ranged from 10% for threshold performance (70% of target operating cash flow) to a maximum of 200% for superior performance (115% of target operating cash flow or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
	EBITDA Goal (70% Weighting)	EBITDA Goal as a % of Target	Operating Cash Flow Goal (30% Weighting)	Operating Cash Flow Goal as a % of Target	EBITDA and Operating Cash Flow Payouts as % of Target(1)
≥Maximum	$5,303	115%	$3,788	115%	200%
Target	$4,611	100%	$3,294	100%	100%
Threshold	$3,228	70%	$2,306	70%	10%
<Threshold(2)	<$3,228	<70%	<$2,306	<70%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

2023 EBITDA AND OPERATING CASH FLOW PERFORMANCE AND PAYOUTS
Our 2023 EBITDA performance was $5,153 million and our operating cash flow performance was $3,966 million. As a result, the payout factor used to calculate the 2023 annual bonus for all participants on the Cummins bonus plan, including each of our Named Executive Officers, was 170% of target.
In calculating the 2023 annual bonus, we made the following exclusions:
•
$2 billion charge related to the agreement to resolve U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S.

•
$100 million in costs associated with the separation of the Filtration business through the Atmus transaction

36	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Long-Term Incentive Compensation
FORM OF LONG-TERM INCENTIVE AWARDS FOR 2023
The Cummins long-term incentive compensation program for 2023 consisted of performance shares and performance cash, weighted 70% and 30%, respectively. We believe that the combination of these long-term incentive vehicles supports our pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of our participants, including our NEOs, and our shareholders.

TARGET GRANT VALUES
The TMCC generally sets the target long-term incentive values for our officers on average at the median of the market. Grant values are set using a market-based economic valuation methodology which converts the targeted value of the grants into a targeted number of performance shares and dollar amount of performance cash. The number of performance shares granted is based on a three-month average daily trading day stock price in the final quarter of our prior fiscal year to mitigate the impact of temporary stock price spikes or drops on the number of shares to be granted.
PERFORMANCE PLAN MEASURES
For the last several years, we have used two metrics for our long-term performance cash and performance shares: Return on Invested Capital (ROIC), which has an 80% weighting, and earnings before interest, taxes, depreciation, and amortization (EBITDA), which has a 20% weighting. The Talent Management and Compensation Committee reaffirmed these metrics were appropriate for the 2023-2025 award cycle as we continued to focus on both growth and delivering strong returns on the capital we invest. Together these metrics strongly correlate with total shareholder return.
ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2021-2023 AWARD CYCLE
For the 2021-2023 performance cycle, we set a stable ROIC target of 15%, which represents a target that is both above the median of our peer group as well as a challenging goal across the 3-year performance period. We endeavor to maintain a stable target as long as our strategy remains the same in delivering competitive long-term returns. We also established a cumulative 3-year EBITDA goal the Talent Management and Compensation Committee deemed to be challenging, yet realistic, and consistent with our long-term strategy and financial plans.
ROIC for compensation purposes equals:
ROIC = Average Earnings Before Interest Expense and Noncontrolling Interests after taxes for the 3-year performance period ÷ Average Invested Capital for the 3-year performance period

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	37
EBITDA for compensation purposes equals:
EBITDA = Cumulative Earnings Before Interest Expense, Income Taxes, Noncontrolling Interests, Depreciation and Amortization for the 3-year performance period
The table below summarizes the ROIC and EBITDA targets for the 2021-2023 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)(1)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(2)
≥Maximum	19.50%	130%	$12,663	115%	200%
Target	15.00%	100%	$11,011	100%	100%
Threshold	10.50%	70%	$9,359	85%	10%
<Threshold(3)	10.50%	<70%	<$9,359	<85%	0%

(1)
The Committee approved an increase to the EBITDA goal levels to reflect the anticipated impact during the performance cycle of the acquisition of Meritor, which was completed in 2022.

(2)
Interpolate for performance between discrete points

(3)
Plan does not require that both measures are above threshold for a payout to occur

2021-2023 LONG-TERM PERFORMANCE CASH AND PERFORMANCE SHARE PAYOUTS
Based on our actual performance from January 1, 2021 through December 31, 2023, our ROIC was 17.00% and our 3-year Cumulative EBITDA was $12,639 million. As a result, the payout factor used to calculate the awards for all long-term incentive participants under the Cummins plan, including each Named Executive Officer, was 150%. In calculating the 2021-2023 long-term incentive plan performance, we made the following exclusions:
•
$2 billion charge related to the agreement to resolve U.S. regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S.

•
$181 million in costs associated with the separation of the Filtration business ($100 million in 2023 and $81 million in 2022)

•
$26 million of net benefit from the Meritor business which includes acquisition and integration costs

•
$111 million of expense related to the indefinite suspension of operations in Russia, including inventory write-offs, account receivable write-offs, breach of contract accruals, employee severance, and other required expenses

ROIC AND EBITDA PERFORMANCE TARGETS FOR THE 2022-2024 AND 2023-2025 AWARD CYCLES
The table below summarizes the ROIC and EBITDA targets for the 2022-2024 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)
≥Maximum	19.50%	130%	$14,124	115%	200%
Target	15.00%	100%	$12,282	100%	100%
Threshold	10.50%	70%	$10,440	85%	10%
<Threshold(2)	10.50%	<70%	<$10,440	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

The table below summarizes the ROIC and EBITDA targets for the 2023-2025 award cycle.
	ROIC Goal (80% Weighting)	ROIC Goal as a % of Target	EBITDA Goal (20% Weighting)	EBITDA Goal as % of Target	ROIC and EBITDA Payouts as % of Target(1)
≥Maximum	19.50%	130%	$15,244	115%	200%
Target	15.00%	100%	$13,256	100%	100%
Threshold	10.50%	70%	$11,268	85%	10%
<Threshold(2)	10.50%	<70%	<$11,268	<85%	0%

(1)
Interpolate for performance between discrete points

(2)
Plan does not require that both measures are above threshold for a payout to occur

38	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
One-Time Bonus Award
In 2023, we paid a one-time special cash bonus in the amount of $500,000 to Mr. Boakye pursuant to the terms of his offer letter. The bonus was an important part of a competitive compensation package offered to Mr. Boakye to join our company and was intended to facilitate his participation in the Deposit Share Program, although the offer letter did not require that the bonus be used for that purpose.
The Compensation Decision Process
ROLE OF OUR TALENT MANAGEMENT AND COMPENSATION COMMITTEE
The Talent Management and Compensation Committee reviews and discusses the Board’s evaluation of the Chair and Chief Executive Officer’s performance, including the progress made in implementing Cummins’ business strategy and achieving specific long- and short-term business objectives. The Committee considers those discussions and the results of the formal review to determine the compensation of our Chief Executive Officer for the coming year. The Committee Chair then informs the Board of the Committee’s decisions. Members of management do not make recommendations regarding the compensation of our Chair and Chief Executive Officer.
ROLE OF OUR CHIEF EXECUTIVE OFFICER
For other executives, including the NEOs, the Chair and Chief Executive Officer considers performance and makes individual recommendations to the Committee on base salary, annual incentive targets, and long-term incentive targets. This review occurs annually at the February Talent Management and Compensation Committee meeting, which is the first meeting of the year and provides the earliest opportunity to review and assess individual and corporate performance for the previous year.
The Talent Management and Compensation Committee evaluates each officer’s compensation relative to the market median for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer and modifies and approves, as appropriate, these recommendations.
ROLE AND INDEPENDENCE OF OUR COMPENSATION CONSULTANT
For 2023, the Talent Management and Compensation Committee engaged Farient Advisors LLC, or Farient, as its independent compensation consultant to provide input and advice to the Committee. The consultant also advises the Committee on non-employee director compensation. Other than the services provided to the Committee, Farient does not provide any other services to our company. Our Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Committee, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules. The Committee assessed the independence of Farient in light of those factors and concluded that Farient is an independent compensation advisor and that its work for the Committee did not raise any conflict of interest.
The Committee oversees the work of the consultant and has final authority to hire or terminate any consultant. The Committee also annually reviews structural safeguards to assure the independence of the consultant.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	39
Compensation Decisions Pertaining to our Named Executive Officers
The discussion below outlines each NEO’s responsibilities, performance highlights for 2023, the compensation decisions made, and incentive outcomes for each individual.
The Talent Management and Compensation Committee believes the 2023 compensation packages for our NEOs and our executive compensation program align the interests of our shareholders and executives by emphasizing variable, at-risk compensation tied to measurable performance goals using an appropriate balance of short-term and long-term objectives.
Jennifer Rumsey Chair and Chief Executive Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

Ms. Rumsey served as our President and Chief Executive Officer in 2023 and was elected Chairperson of our Board effective August 1, 2023. She has served as President and Chief Executive Officer since August 2022.
At the beginning of 2023, the TMCC increased Ms. Rumsey’s target long-term incentive to better align her with the external market.
Ms. Rumsey’s target total direct compensation in 2023 compared to 2022 is shown in the charts above.
In 2023, Ms. Rumsey:
•
Led the company’s overall operations in delivering $34.1 billion in sales, a 21% increase from 2022 including full year Meritor revenue, 15.3% EBITDA compared to 14.2% in 2022, and record cashflow. Continued to successfully navigate evolving supply chain and inflationary challenges.

•
Played a leadership role in developing and advancing key Cummins strategies including our Destination Zero decarbonization strategy including our investment in fuel agnostic engine platforms, electrolyzers, and key components for ICE and electrified powertrains.

•
Partnered with key OEM and end customers to strengthen relationships and refine our strategies to deliver value and meet their evolving needs.

•
Actively engaged and communicated with employees and in our talent and leadership strategies and programs to inspire, motivate, and develop our employees to reach their potential and deliver our mission, vision, and values.

•
Actively sponsored and engaged in Cummins strategic community initiatives including Cummins Powers Women and Cummins Advocating for Racial Equality (CARE).

•
Transitioned to role as Chair of Cummins’ Board and along with our lead director ensured the collective membership of our Company’s Board is comprised of diversity of experience, tenure, race, and gender.

40	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Ms. Rumsey’s target compensation compared to her realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$1,500,000	Not Applicable	$1,500,000	—
Annual Bonus for 2023	$2,625,000	170%	$2,231,250
Our Committee concluded to reduce Ms. Rumsey’s 2023 annual bonus by 50% in light of the Agreement in Principle to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications. $2,625,000 x 170% x 50%

Performance Cash for 2021-2023 cycle	$690,000	150%	$1,035,000	$690,000 x 150%
Performance Shares for 2021-2023 cycle	7,190	150%	10,785 Performance shares earned for 2021-2023 cycle, valued at $2,583,762	Value reflected $239.57 stock price on December 29, 2023; 7,190 shares x 150% x $239.57 stock price

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	41
Mark Smith Vice President – Chief Financial Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

Mr. Smith served as our Vice President – Chief Financial Officer in 2023. He has held this role since 2019. At the beginning of 2023, the TMCC increased Mr. Smith’s base salary and target annual and long-term incentive awards to better align him with the external market. Mr. Smith’s target total direct compensation in 2023 compared to 2022 is shown in the charts above.
In 2023, Mr. Smith:
•
Collaborated with our global business leaders to deliver record sales of $34.1 billion and operating cash flow of $4.0 billion.

•
Helped repatriate more than $800 million from overseas operations to further strengthen US liquidity.

•
Led the integration of Meritor finance operations realizing cost savings that contributed to improved financial performance.

•
Coordinated global cross-functional work streams that supported the IPO of Atmus Inc as Cummins repositions its portfolio for long-term growth.

•
Ensured the company maintained strong financial controls.

Mr. Smith’s target compensation compared to his realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$820,000	Not Applicable	$805,000	The realized salary differs from the target amount due to a change in salary that occurred during the year
Annual Bonus for 2023	$820,000	170%	$1,368,500	$805,000 x 170%
Performance Cash for 2021-2023 cycle	$600,000	150%	$900,000	$600,000 x 150%
Performance Shares for 2021-2023 cycle	6,260	150%	9,390 Performance shares earned for 2021-2023 cycle, valued at $2,249,562	Value reflected $239.57 stock price on December 29, 2023; 6,260 shares x 150% x $239.57 stock price

42	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Tony Satterthwaite Senior Vice President
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

Mr. Satterthwaite served as our Senior Vice President in 2023. He has held this role since August 2022. At the beginning of 2023, the TMCC determined to maintain Mr. Satterthwaite’s base salary, target annual bonus, and long-term incentive at the levels established in 2022.
Mr. Satterthwaite’s target total direct compensation in 2023 compared to 2022 is shown in the charts above.
In 2023, Mr. Satterthwaite:
•
Served as the interim leader of the Distribution Business segment for four months. Delivered record cash flow and improved inventory metrics.

•
Expanded leadership development programs to over 4,000 employees globally.

•
Supported separation of Atmus business as Board member, serving on the Compensation and Nominating and Governance Committees.

•
Completed three-year SG&A cost reduction program delivering $100M in savings for 2024.

•
Launched prognostics capability to transform customer support and repair efficiency.

•
Further expanded Cummins Water Works engagement globally. Met new 2030 targets in two regions.

Mr. Satterthwaite’s target compensation compared to his realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$740,000	Not Applicable	$740,000	—
Annual Bonus for 2023	$703,000	170%	$1,195,100	$703,000 x 170%
Performance Cash for 2021-2023 cycle	$690,000	150%	$1,035,000	$690,000 x 150%
Performance Shares for 2021-2023 cycle	7,190	150%	10,785 Performance shares earned for 2021-2023 cycle, valued at $2,583,762	Value reflected $239.57 stock price on December 29, 2023; 7,190 shares x 150% x $239.57 stock price

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	43
Marvin Boakye Chief Human Resources Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

(3)
The $500,000 one-time bonus payment made to Mr. Boakye as part of his sign-on package is excluded from this chart as it was not part of his target compensation for 2023.

Mr. Boakye served as our Chief Human Resources Officer in 2023. He has held this role since 2022. At the beginning of 2023, the TMCC determined to maintain Mr. Boakye’s base salary, target annual bonus, and long-term incentive at the levels established in 2022. Mr. Boakye’s target total direct compensation in 2023 compared to 2022 is shown in the charts above.
In 2023, Mr. Boakye:
•
Led the initial phase of the HR operating model transformation, including restructuring people and operating structure, streamlining processes, and transitioning to HCM cloud-based technology.

•
Led the initiative to improve workforce planning processes to directly align the talent strategy to the business strategy in the Supply Chain function.

•
Implemented a talent management acquisition supplier change and recruiting technology improvements resulting in improved offer acceptance rates and time to fill.

•
Led initiative to capture employee voices and develop action plan to drive Cummins culture, resulting in a significant improvement in employee participation and employment sentiment versus previous results and industry benchmarks.

•
Led HR initiatives that supported the divestiture of Atmus and the integration of the Meritor and Siemens Commercial Vehicle businesses.

•
Led voluntary employee reduction programs in six countries to reduce cost.

•
Partnered with the CEO and Vice President – Diversity, Equity, Inclusion, and Culture to advance the company’s DEI efforts through the involvement of the Chairman’s Diversity Council.

Mr. Boakye’s target compensation compared to his realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$625,000	Not Applicable	$625,000	—
Annual Bonus for 2023	$500,000	170%	$850,000	$500,000 x 170%
Performance Cash for 2021-2023 cycle	$500,000	150%	$750,000	$500,000 x 150%
Performance Shares for 2021-2023 cycle	0	0%	$0	—
Mr. Boakye joined Cummins in 2022. As part of his sign-on agreement, he was provided with a performance cash award for the 2021-2023 long-term incentive cycle. No performance shares from the 2021 – 2023 cycle were awarded. A $500,000 one-time bonus payment made to Mr. Boakye as part of his sign-on package is excluded from the table above as it was not part of his target compensation for 2023.

44	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Sharon Barner Vice President – Chief Administrative Officer
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

Ms. Barner served as our Vice President – Chief Administrative Officer in 2023. She has held this role since 2021. At the beginning of 2023, the TMCC determined to increase Ms. Barner’s base salary, target annual incentive and target long-term incentive to better align her with the external market.
In 2023, Ms.Barner:
•
Assumed reporting responsibility for the Corporate Responsibility function and co-leadership of the Product Compliance and Regulatory Affairs function.

•
Sponsored the development and staffing of the first ESG strategy function consisting of program development operations and compliance and regulatory affairs; oversaw preparation and filing of the first government required ESG filing in India.

•
Devised service level agreements between corporate functions and business/operating units to better align cost, services, and business priorities.

•
Led the redesign and reorganization of the Ethics, Compliance, Investigations, and Right Environment function to manage improved service levels needed with increased growth.

•
Updated and revamped our global enterprise risk management process to better support management execution and Board oversight.

•
Supported continued business growth by serving as a member of the Meritor management integration team and supporting the separation of our Filtration business.

•
Advanced the company’s leadership development goals by leading the US Global Leadership Program and co-sponsoring the Building Success in You program.

•
Supported the company’s diversity, equity and inclusion efforts through involvement in the CEO Diversity Council; Member of Management Resource Group for Cummins Advocates for Racial Equality (CARE); co-leader of the Executive Sponsorship program; and co-sponsor of the Cummins Black Network.

Ms. Barner’s target compensation compared to her realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$720,000	Not Applicable	$715,000	The realized salary differs from the target amount due to a change in salary that occurred during the year
Annual Bonus for 2023	$720,000	170%	$1,215,500	$715,000 x 170%
Performance Cash for 2021-2023 cycle	$450,000	150%	$675,000	$450,000 x 150%
Performance Shares for 2021-2023 cycle	4,690	150%	7,035 Performance shares earned for 2021-2023 cycle, valued at $1,685,374	Value reflected $239.57 stock price on December 29, 2023; 4,690 shares x 150% x $239.57 stock price

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	45
N. Thomas Linebarger Former Executive Chairman
(1)
The salary shown is based on the annual salary rate after giving effect to any salary adjustments for the year.

(2)
The target incentive values differ from those shown in the Summary Compensation Table because the table shows earned not target annual incentive awards.

(3)
No long-term incentive was provided to Mr. Linebarger in 2023 given his planned retirement later in the year.

Mr. Linebarger served as our Executive Chairman in 2023 until his retirement as of July 31, 2023. At the beginning of 2023, the TMCC determined to maintain Mr. Linebarger’s salary and target annual bonus at the same levels established in 2022. No long-term incentive was provided to Mr. Linebarger given his planned retirement later in the year.
Mr. Linebarger’s target total direct compensation in 2023 compared to 2022 is shown in the charts above.
Mr. Linebarger’s target compensation compared to his realized compensation for 2023 is shown in the table below:
Pay Component	Target	Performance Factor	Realized	Comments
Salary for 2023	$1,150,000	Not Applicable	$670,833	Realized amount reflects base salary received prior to retirement on July 31, 2023
Annual Bonus for 2023	$1,725,000	170%	$0
Our Committee concluded to reduce Mr. Linebargers’s 2023 annual bonus to $0 in light of the Agreement in Principle to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications

Performance Cash for 2021-2023 cycle	$2,700,000	150%	$2,325,000	The realized performance cash for Mr. Linebarger reflect the pro ration of his awards due to his retirement on July 31, 2023
Performance Shares for 2021-2023 cycle	28,150	150%	36,360 Performance shares earned for 2021-2023 cycle, valued at $8,710,765	The realized performance shares for Mr. Linebarger reflect the pro ration of his awards due to his retirement on July 31, 2023

46	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Annual Compensation Risk Assessment
In 2023, the Talent Management and Compensation Committee conducted its annual risk assessment of our compensation policies and practices. The Committee evaluated the levels of risk-taking encouraged by our compensation arrangements to determine whether they were appropriate in the context of our strategic plan and annual budget, our compensation objectives, and Cummins’ overall risk profile. The Committee also reviewed the robust risk-mitigation features of our compensation program, the most significant of which are outlined below.
PAY MIX	PERFORMANCE-BASED MEASUREMENT	TIME HORIZON

The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We target the median of the market for our total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders.

The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Business Conduct, or make material changes to our long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.

Our long-term incentive plan awards are based on a three-year performance period, which encourages our employees to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains.

CLAWBACK POLICY	OTHER RISK MITIGATORS	EXCLUSION OF UNUSUAL ITEMS
Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in accordance with our compensation recoupment policy, as described below.
We pay incentive compensation only after our audited financial results are complete and the Committee has certified our performance results and the associated incentive awards. Additionally, we have stock ownership requirements for all officers that ensure the interests of our leaders and shareholders are aligned. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.

In measuring financial performance under our annual short- and long-term bonus plans, the Talent Management and Compensation Committee has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. We believe allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Cummins rather than the effect a proposed action may have on incentive compensation.

As a result of its review, the Committee concluded that Cummins has a balanced executive compensation program that does not drive excessive financial risk-taking, and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	47
Benefits
Our officers, including our Named Executive Officers, participate in a full range of health, welfare and retirement benefits and are covered by the same plans as other exempt employees. We target our total benefit package to be at the median of the market.
In addition to these benefits, our U.S. officers, including our Named Executive Officers, participate in a supplemental life insurance and deferred income program that is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times base salary while the officer is an active employee, and additional retirement payments, which are offset by and coordinated with payments from our regular retirement plans.
The supplemental retirement provision “tops up” the pension available from our regular pension plans to provide a total benefit based on a percentage of the officer’s highest average consecutive 60-month base salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit for all officers other than Mr. Linebarger, who was eligible for an additional 10% benefit.
Our U.S. officers, including our Named Executive Officers, are also eligible to participate in our non-qualified deferred compensation plan. This program is designed to provide financial planning opportunities for capital accumulation on a tax-deferred basis and to meet competitive market practice.
A majority of our employees, including our Named Executive Officers, are eligible to participate in our employee stock purchase plan. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of our common stock for the employee’s account on the open market. Cummins makes a matching contribution in cash in an amount sufficient to give employees a 20% discount on the purchase price of these shares.
Perquisites
Perquisites do not constitute a major element of our executive compensation program.
Our officers, including our Named Executive Officers, are entitled to the services of a financial counselor for estate- and tax-planning advice and tax return preparation. Cummins pays the fees for these services, which are detailed in the Summary Compensation Table.
Our officers, including our Named Executive Officers, may use our aircraft for reasonable personal use, following a prescribed approval process. The Talent Management and Compensation Committee reviews the level of usage annually. We believe that allowing our officers to use a company-owned plane for limited personal use saves time and provides additional security for them, which ultimately benefits Cummins. The aggregate incremental cost of personal aircraft use by our Named Executive Officers is detailed in the Summary Compensation Table.
Executive physical examinations are available for all officers, including our Named Executive Officers. The Committee considers this practice to be good corporate governance and a direct benefit to Cummins’ shareholders.
Executive Compensation Policies
COMPENSATION RECOUPMENT
During 2023, we modified our compensation recoupment, or “clawback” policy, to comply with the SEC’s recently issued regulations and the implementing stock exchange listing standards. This policy as modified provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.
The policy also provides that, if any of our financial statements are required to be restated in a qualifying accounting restatement as a result of the fraudulent actions of any officer, the Talent Management and Compensation Committee may direct that we recover all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which our financial results are adversely affected by such restatement.
The policy also authorizes us to recover, reduce or cancel all or any portion of any award or any past or future compensation other than base salary paid or awarded to, or earned by, an officer if the officer has engaged in conduct that (a) constitutes a failure to appropriately identify, escalate, monitor, or manage risks or is otherwise contrary to our best interests and (b) has caused, or might reasonably be expected to cause, significant reputational or financial harm to our company.

48	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
POST-EMPLOYMENT COMPENSATION AND CHANGE IN CONTROL PROTECTIONS
We do not have formal severance agreements with any of our Named Executive Officers. However, we have a policy of paying severance under certain circumstances to officers whose employment is terminated, and certain of our plans provide for other benefits upon certain change-in-control events and terminations of employment. These arrangements are described in detail under “Potential Payments Upon Termination or Change in Control.” The purposes of these benefits are to encourage our key executives to concentrate on taking actions that are in the best interests of our shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change in control without undue concern for their personal financial situations. The Talent Management and Compensation Committee periodically reviews and modifies these benefits to ensure they continue to meet these objectives.
Under our change in control compensation protection arrangements, benefits would be provided following a qualified change in control and termination without “cause” by the company or termination by the officer for “good reason” within two years of the change in control. Upon the occurrence of both triggering events, the following benefits would be provided to any affected Named Executive Officer:
For Our Chief Executive Officer	For Our Named Executive Officers (except our Chief Executive Officer)
• Severance equal to three years’ base salary plus three annual bonus payments calculated at a 1.0 payout factor	• Severance equal to two years’ base salary plus two annual bonus payments calculated at a 1.0 payout factor
• Full vesting of certain insurance and retirement benefits	• Full vesting of certain insurance and retirement benefits
• Continuation for the three-year severance period of certain other benefits or an equivalent cash payment	• Continuation for the two-year severance period of certain other benefits or an equivalent cash payment
In addition to the severance provisions of our change in control compensation protection arrangements, awards under our long-term compensation plans provide for accelerated vesting upon a change in control only if the awards are not assumed or replaced or if the award holder’s employment is also terminated by us (or the surviving entity) without cause or by the award holder with good reason within two years after the change in control.
Our change in control compensation protection arrangements do not provide for tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements provide that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax outcome to the Named Executive Officer.
CONFIDENTIALITY AND NON-COMPETE AGREEMENTS
Each of our Named Executive Officers has signed an agreement not to disclose our confidential information or to accept employment with certain competitors during, and for 12 months after, the time the officer is employed by us.
STOCK OWNERSHIP REQUIREMENTS
The Talent Management and Compensation Committee believes our officers should own a significant amount of our stock to further link their economic interests to those of our shareholders. To underscore this, we require officers to own a number of shares of our common stock having a total value equal to the following multiples of their respective base salaries:
Group	Stock Ownership Requirement
Chief Executive Officer	Five times (5×) base salary
Members of the Cummins Leadership Team (including all of the Named Executive Officers other than the Chief Executive Officer)	Three times (3×) base salary
All Other Officers	One time (1×) base salary
An officer’s direct and indirect ownership of our common stock counts toward the ownership requirements whereas unexercised stock options and unearned performance shares do not.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	49
Because our stock value may vary, ownership requirements are expressed as a set number of shares for defined salary bands. The number of required shares is reviewed annually and established by the Committee based on an average stock price over a three-year period.
Officers have five years from the date of initial appointment to meet their ownership requirement. An officer whose salary increases to the new band (and higher stock ownership requirement) has three years from the date of the increase to achieve the higher level. Subject to limited exceptions, officers may not sell any shares until they reach their stock ownership guideline, and then they may only sell Cummins’ shares to the extent their stock ownership would not drop below their required level.
All of our Named Executive Officers are already in compliance with, or still have time to meet, their stock ownership requirement.
As described under “Director Compensation,” we also have formal stock ownership guidelines for non-employee Board members. All of our non-employee directors have either satisfied this requirement or have additional time to do so.
PLEDGING AND HEDGING POLICY
We maintain a policy under which our officers and directors are prohibited from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our common stock, such as zero-cost collars and forward sale contracts. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of our securities or other use of our securities as collateral for a loan. Our anti-pledging and anti-hedging policy does not apply to employees who are not officers or directors.
The Talent Management & Compensation Committee Report
The Talent Management and Compensation Committee of the Board of Directors reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted,
GEORGIA R. NELSON, CHAIR
GARY L. BELSKE
CARLA A. HARRIS
THOMAS J. LYNCH
WILLIAM I. MILLER
The summary compensation table and supplemental tables on the following pages disclose compensation information for our Named Executive Officers during our last three completed fiscal years (or such shorter period for which the Named Executive Officer was a Named Executive Officer).

50	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
2023 Summary Compensation Table and Supplemental Tables
Name and Principal Position	Year	(1) Annual Salary	(2) Bonus	(3) Stock Awards	(4) Option Awards	(5) Non-Equity Incentive Plan Compensation	(6) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(7) All Other Compensation	Total Compensation
J. W. Rumsey, Chair and Chief Executive Officer	2023	$1,500,000	$0	$6,186,989	$0	$3,266,250	$1,834,671	$58,158	$12,846,068
	2022	$1,062,833	$0	$4,478,567	$0	$1,532,908	$0	$59,103	$7,133,411
	2021	$716,667	$0	$1,757,020	$0	$1,277,983	$427,832	$25,829	$4,205,331
N. T. Linebarger, Executive Chairman	2023	$670,833	$0	$0	$0	$3,487,500	$31,313	$53,051	$4,242,697
	2022	$1,397,917	$0	$5,024,835	$0	$4,850,425	$24,768	$223,106	$11,521,051
	2021	$1,575,000	$0	$6,879,016	$0	$6,225,300	$465,336	$501,267	$15,645,919
M. A. Smith, Vice President and Chief Financial Officer	2023	$805,000	$0	$1,953,902	$0	$2,268,500	$1,549,446	$32,099	$6,608,947
	2022	$735,000	$0	$1,255,754	$0	$1,251,600	$0	$29,814	$3,272,168
	2021	$710,000	$0	$1,529,756	$0	$1,522,150	$1,237,182	$28,258	$5,027,346
L.L. Satterthwaite, Senior Vice President	2023	$740,000	$0	$1,498,066	$0	$2,230,100	$262,392	$31,279	$4,761,837
	2022	$740,000	$0	$1,284,831	$0	$1,339,900	$0	$41,665	$3,406,396
	2021	$740,000	$0	$5,234,931	$0	$1,651,000	$242,905	$50,511	$7,919,347
S. R. Barner Vice President and Chief Administrative Officer	2023	$715,000	$0	$1,042,229	$0	$1,890,500	$405,236	$51,010	$4,103,975
	2022	$695,000	$750,000	$837,775	$0	$1,039,100	$0	$32,986	$3,354,861
M. Boakye, Chief Human Resources Officer	2023	$625,000	$500,000	$975,845	$0	$1,600,000	$0	$74,855	$3,775,700

(2)
Our annual bonuses are performance based, not discretionary, and are therefore included as Non-Equity Incentive Plan Compensation in the table above. The bonus shown for Mr. Boakye is a one-time special cash payment pursuant to the terms of his offer letter. The bonus was an important part of a competitive compensation package offered to Mr. Boakye to join our company and was intended to facilitate his participation in the Deposit Share Program, although the offer letter did not require that the bonus be used for that purpose.

(3)
The Stock Awards column represents the fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which we refer to as ASC Topic 718, for stock awards, which were made pursuant to the 2012 Omnibus Incentive Plan, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Reports on Form 10-K in Note 19 to the Consolidated Financial Statements for 2023. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Performance shares are earned based on our financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the 2023 awards at the grant date assuming the highest level of performance conditions are attained are as follows: J.W. Rumsey – $12,373,978; N. T. Linebarger – $0; M. A. Smith – $3,907,805; L. L. Satterthwaite – $2,996,131; S. Barner – $2,084,458; M. Boakye – $1,951,690

(4)
Starting with the 2021 grant, the Talent Management and Compensation Committee eliminated stock options from the pay mix and weighted performance shares 70% and performance cash 30%. Accordingly, no stock option awards were granted to our NEOs in 2023.

(5)
The amounts shown in this column for 2023 consist of (i) payments made in March 2024 under the Annual Bonus Plan for 2023 performance and (ii) payments for the performance cash component of our long term incentive compensation program, which were paid in March 2024 based on our 2021-2023 performance. The payments for each Named Executive Officer from these sources were:

	J. W. Rumsey	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	S.R. Barner	M. Boakye
Annual Bonus Plan	2,231,250	0	1,368,500	1,195,100	1,215,500	850,000
Performance Cash	1,035,000	3,487,500	900,000	1,035,000	675,000	750,000
TOTAL	3,266,250	3,487,500	2,268,500	2,230,100	1,890,500	1,600,000

(6)
The 2023 aggregate changes in the actuarial present value of each Named Executive Officer’s pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	J.W.Rumsey	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	S.R Barner	M. Boakye
Cummins Inc. Pension Plan A (Qualified)	$51,075	$(713,575)	$45,687	$56,000	$30,000	$0
Cummins Excess Benefit Plan (Non-qualified)	$163,361	$299,029	$83,537	$97,000	$64,000	$0
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$1,620,235	$(47,724)	$1,420,222	$23,120	$31,474	$0
Sub-total	$1,834,671	$(462,270)*	$1,549,446	$176,120	$125,474	$0
Above-market earnings on non-qualified deferred compensation:	$0	$31,313	$0	$86,272	$279,762	$0
TOTAL	$1,834,671	$31,313	$1,549,446	$262,392	$405,236	$0
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect our Named Executive

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	51
Officers’ years of credited service under our pension plans. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the Plan to their present value.
*
Because this amount is a negative number, we have treated it as a zero for purposes of the Summary Compensation Table in keeping with SEC regulations.

(7)
This column consists of the following for 2023:

	J.W. Rumsey	N. T. Linebarger	M. A. Smith	L. L. Satterthwaite	S.R. Barner	M. Boakye
Financial Counseling	$13,410	$13,410	$13,410	$10,480	$13,410	$15,888
Personal use of Company Aircraft	$28,379	$14,957	$0	$0	$16,107	$0
Life Insurance Costs	$4,319	$12,635	$6,639	$8,749	$9,443	$959
Relocation	$0	$0	$0	$0	$0	$46,457
Company Contributions under the Retirement and Savings Plan	$12,050	$12,050	$12,050	$12,050	$12,050	$11,550
TOTAL	$58,158	$53,052	$32,099	$31,279	$51,010	$74,854
Personal use of Company Aircraft was calculated using an average indicated hourly cost of $3,835, which is the incremental cost incurred by the company. This cost is calculated based on the company’s annual average fuel cost and other expenses derived from published industry averages.
Relocation for Mr. Boakye included a tax gross up of $19,912.98.

52	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
The following table complements the disclosures set forth in columns captioned Non-Equity Incentive Plan Compensation, Stock Awards and Option Awards in the Summary Compensation Table.
Grants of Plan-Based Awards in 2023
									All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	(4)
		Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J.W. Rumsey	N/A	N/A(1)	$262,500	$2,625,000	$5,250,000
	N/A	N/A(2)	$285,000	$2,850,000	$5,700,000
	4/3/23	2/13/23(3)				2,796	27,960	55,920				$6,186,989
N. T. Linebarger	N/A	N/A(1)	$100,625	$1,006,250	$2,012,500
	N/A	N/A(2)	$0	$0	$0
	4/3/23	2/13/23(3)				0	0	0				$0
M. A. Smith	N/A	N/A(1)	$80,500	$805,000	$1,610,000
	N/A	N/A(2)	$90,000	$900,000	$1,800,000
	4/3/23	2/13/23(3)				883	8,830	17,660				$1,953,902
L. L. Satterthwaite	N/A	N/A(1)	$70,300	$703,000	$1,406,000
	N/A	N/A(2)	$69,000	$690,000	$1,380,000
	4/3/23	2/13/23(3)				677	6,770	13,540				$1,498,066
S.R. Barner	N/A	N/A(1)	$71,500	$715,000	$1,430,000
	N/A	N/A(2)	$48,000	$480,000	$960,000
	4/3/23	2/13/23(3)				471	4,710	9,420				$1,042,229
M. Boakye	N/A	N/A(1)	$50,000	$500,000	$1,000,000
	N/A	N/A(2)	$45,000	$450,000	$900,000
	4/3/23	2/13/23(3)				441	4,410	8,820				$975,845

(1)
Named Executive Officers participate in the annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Talent Management and Compensation Committee annually. Each participant is assigned a participation rate as a percent of salary. For purposes of this plan, our performance is measured by EBITDA weighted at 70% and operating cash flow weighted at 30% as defined by the plan. The annual bonus is calculated as follows:

(Annual Bonus) equals (Annual Base Salary Paid for calendar year) times (participation percentage assigned to each NEO) times (Payout Factor).
The Payout Factor could range from zero to 2.0, in increments of 0.1.
(2)
In 2023, we made target performance cash awards, expressed as dollar amounts, as part of our long term incentive compensation program under our 2012 Omnibus Incentive Plan. A multiple of the target award is earned based on our 2023-2025 performance for Return on Invested Capital (ROIC), weighted at 80%, and EBITDA, weighted at 20%. The amount earned and paid under the three year target award can range from zero to 200% of the target award amount. The target award will be earned if our ROIC and EBITDA levels for 2023-2025 are equal to the targeted ROIC and EBITDA levels established for that period as described in the Compensation Discussion and Analysis. The Threshold Payment (10% of the target award) will be earned if our ROIC is 70% of the targeted ROIC for the period and EBITDA is 85% of the targeted EBITDA for the period. The maximum payment (200% of the target award) will be earned if our ROIC is 30% above the targeted ROIC for the period and EBITDA is 15% above the targeted EBITDA for the period. To the extent earned, payments will be made in March 2026.

(3)
In 2023, we made target awards of performance shares under our 2012 Omnibus Incentive Plan. The awards are expressed as a target number of shares of our Common Stock. Shares are earned based on our ROIC and EBITDA performance during 2023-2025, based on the same measures as established for the target performance cash awards. The number of shares earned can range from zero to 200% of the target award number of shares. The target award number of shares will be earned if our ROIC and EBITDA for 2023-2025 are equal to the targeted ROIC and EBITDA levels established for the period as described in the Compensation Discussion and Analysis. Dividends are payable only at the conclusion of the performance period on the shares that become earned.

(4)
The April 3, 2023 grant date fair value for performance shares, based upon probable outcome of the performance conditions to which they are subject, is $221.28/ share, which is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718 (excluding the effect of estimated forfeitures).

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	53
The following two tables are intended to enhance understanding of equity compensation that has been previously awarded, including awards that remained outstanding, as of December 31, 2023, and amounts realized on equity compensation during the last year as a result of the vesting or exercise of equity awards.
Outstanding Equity Awards at 2023 Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J.W. Rumsey	13,320(1)		$142.12	4/6/2030	—	$—	51,000	$12,218,070
	1,235 (11)		$166.18	10/16/2029
	12,330(2)		$163.43	4/4/2029
	6,950(5)		$160.10	4/3/2028
	8,760(6)		$149.72	4/3/2027
	11,640(7)		$109.09	4/4/2026
	1,340 (12)		$128.05	8/15/2025
	2,680(8)		$136.82	4/2/2025
	350 (13)		$154.35	7/1/2024
	1,070(9)		$149.34	4/2/2024
N.T. Linebarger	95,920(1)		$142.12	7/31/2028	—	$—	5,376	$1,287,928
	98,670(2)		$163.43	7/31/2028
	61,700(5)		$160.10	4/3/2028
	85,050(6)		$149.72	4/3/2027
	131,920(7)		$109.09	4/4/2026
	60,780(8)		$136.82	4/2/2025
	44,890(9)		$149.34	4/2/2024
M. A. Smith	21,310(1)		$142.12	4/6/2030	—	$—	15,740	$3,770,832
	21,580(2)		$163.43	4/4/2029
	6,080(5)		$160.10	4/3/2028
	4,380(6)		$149.72	4/3/2027
	970 (10)		$114.13	6/1/2026
	4,360(7)		$109.09	4/4/2026
	1,790(8)		$136.82	4/2/2025
	1,070(9)		$149.34	4/2/2024
L. L. Satterthwaite	24,510(1)		$142.12	4/6/2030	—	$—	18,248	$4,371,673
	9,250 (11)		$166.18	10/16/2029
	15,420(2)		$163.43	4/4/2029
	10,860(5)		$160.10	4/3/2028
	15,630(6)		$149.72	4/3/2027
	24,250(7)		$109.09	4/4/2026
	11,170(8)		$136.82	4/2/2025

54	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
S. R. Barner	15,990(1)		$142.12	4/6/2030	—	$—	9,320	$2,232,792
	12,978(2)		$163.43	4/4/2029
	9,560(5)		$160.10	4/3/2028
M. Boakye	N/A		N/A	N/A	—	$—	9,020	$2,160,921

(1)
These stock options were granted on April 6, 2020 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(2)
These stock options were granted on April 4, 2019 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(3)
Target awards of performance shares were granted in April 2022 and April 2023 to be earned in a multiple ranging from zero to two times the target awards, based on our performance during 2022-2024 and 2023-2025, respectively. The performance shares earned from the April and November 2022 grants will be awarded in March 2025, and the performance shares earned from the April 2023 grants will be awarded in March 2026. Performance for the 2022-2024 period in the aggregate as well as for 2023 alone were at target; therefore, the target amounts are shown for the April 2022 and April 2023 grants.

(4)
The price per share used to calculate the market value was $239.57 the unadjusted closing price of our Common Stock on the NYSE on December 29, 2023, the last trading day of the year.

(5)
These stock options were granted on April 3, 2018 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(6)
These stock options were granted on April 3, 2017 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(7)
These stock options were granted on April 4, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(8)
These stock options were granted on April 2, 2015 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(9)
These stock options were granted on April 2, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(10)
These stock options were granted on June 1, 2016 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(11)
These stock options were granted on October 16, 2019 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(12)
These stock options were granted on August 15, 2015 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

(13)
These stock options were granted on July 1, 2014 and vested and became exercisable with respect to all of the underlying shares of our Common Stock on the third anniversary of the grant date.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	55
The outstanding awards of performance shares as of December 31, 2023 for the 2022-2024 and 2023-2025 award cycles, shown at target, were as follows:
Name	Grant Year	Number of Units of Performance Shares	Number of Units of Performance Shares
J.W. Rumsey	2023	27960	27960
	2022	23040	23040
N. T. Linebarger	2023	0	0
	2022	5376	5376
M. A. Smith	2023	8830	8830
	2022	6,910	6910
L. L. Satterthwaite	2023	6770	6770
	2022	7,070	7070
S.R. Barner	2023	4710	4710
	2022	4,610	4610
M. Boakye	2023	4410	4410
	2022	4,610	4610
Option Exercises and Stock Vested in 2023
Name	(1) Number of Shares Acquired on Exercise (#)	(2) Value Realized on Exercise ($)	(3) Number of Shares Acquired on Vesting (#)	(4) Value Realized on Vesting ($)
J.W. Rumsey	1,430	$197,626	2,556	$636,981
N. T. Linebarger	—	—	18,396	$4,584,467
M. A. Smith	—	—	4,086	$1,018,272
L. L. Satterthwaite	—	—	4,698	$1,170,789
S.R. Barner	11,469	$1,440,765	3,069	$764,825
M. Boakye	—	—	—	—

(1)
Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.

(2)
Represents the value of exercised options calculated by multiplying (i) the number of shares of our Common Stock to which the exercise of the option related, by (ii) the difference between the per share unadjusted closing price of our Common Stock on the NYSE on the date of exercise and the exercise price of the options.

(3)
Target awards of performance shares were granted in April 2020 to be earned in a multiple ranging from zero to two times the target award, based on our performance during 2020-2022. These performance shares were earned and became vested on March 1, 2023. The number of shares disclosed represents the gross number of shares acquired upon vesting without taking into account any shares that may be withheld to cover applicable tax obligations.

(4)
The values realized on vesting for the performance shares were calculated using the unadjusted closing price of our Common Stock on March 1, 2023 ($249.21).

56	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
Pension Benefits for 2023
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J.W. Rumsey	Cummins Pension Plan (Qualified)	23	$386,258	$0
	Excess Benefit Retirement Plan (Non-qualified)	23	$510,515	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	23	$5,173,733	$0
N. T. Linebarger	Cummins Pension Plan (Qualified)	30	$0	$712,490
	Excess Benefit Retirement Plan (Non-qualified)	30	$3,711,454	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	30	$33,882,289	$1,136,361
M. A. Smith	Cummins Pension Plan (Qualified)	28	$411,942	$0
	Excess Benefit Retirement Plan (Non-qualified)	28	$423,768	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	28	$6,461,739	$0
L. L. Satterthwaite	Cummins Pension Plan (Qualified)	35	$825,000	$0
	Excess Benefit Retirement Plan (Non-qualified)	35	$1,025,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	35	$8,255,301	$0
S.R. Barner	Cummins Pension Plan (Qualified)	12	$231,000	$0
	Excess Benefit Retirement Plan (Non-qualified)	12	$520,000	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	12	$7,318,738	$0
M.R. Boakye	Cummins Pension Plan (Qualified)	1	$0	$0
	Excess Benefit Retirement Plan (Non-qualified)	1	$0	$0
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	1	$0	$0
CUMMINS PENSION PLAN
The Cummins Pension Plan is a tax-qualified cash balance pension plan. Participants receive pay credits equal to 6% of total monthly pay, defined as base salary and annual bonus payments. Individual accounts are maintained for each participant. The accounts receive interest credits equal to the 30-year Treasury bond rate plus 1%. Participants are 100% vested in the Cummins Pension Plan benefit upon attaining three years of service.
EXCESS BENEFIT RETIREMENT PLAN
The Excess Benefit Retirement Plan provides non-qualified pension benefits in excess of limitations imposed by the Code on the benefits provided by the Cummins Pension Plan formula. It preserves the total benefit payable under the Cummins Pension Plan formula.
SUPPLEMENTAL LIFE INSURANCE AND DEFERRED INCOME PLAN (SERP)
The Supplemental Life Insurance and Deferred Income Plan provides a SERP benefit to our officers who participate in the Cummins Pension Plan.
The SERP benefit is based on a percentage of the highest 60 consecutive months of total compensation during the final 120 months of the participant’s career. Total Compensation for calculation of five-year average pay is defined as base salary and annual bonus payments.
The SERP benefit percentage is calculated as 2% of the participant’s five-year average pay for each of the first 20 years of service plus 1% of the participant’s five-year average pay for each of the next 10 years of service. The maximum is a 50% benefit after 30 years of service, except that an officer who is among our two highest paid Named Executive Officers at the time of retirement will receive an annual benefit equal to an additional 10%. In December 2011, the Compensation Committee discontinued this additional benefit for all future participants in the plan but grandfathered the benefit for a limited number of existing participants, including Mr. Linebarger.
The retirement benefit under the SERP is offset by the highest combined annuity available from the Cummins Pension Plan and the Excess Benefit Retirement Plan, thus topping up the benefits available from those plans to total the target retirement benefit. Officers who were participants in the plan prior to 2006 whose service and age total 80 (minimum age 55 and 20 years of service), or have at least 30 years of service, regardless

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	57
of age, would qualify for immediate unreduced commencement of life annuity benefits. Therefore, Mr. Satterthwaite qualified, as of December 31, 2023, for immediate commencement of unreduced benefits.
Otherwise, after retirement or termination of employment, unreduced benefits may be commenced at age 60. Retired or terminated vested employees who do not qualify for unreduced benefits under the age and service conditions described in the previous paragraph may commence benefits as early as age 55, and the life annuity benefit would be reduced by .333% for each month the participant’s age at commencement preceded 60.
Vesting for the SERP benefit is 25% after five years of service, increasing in 15% annual increments, with 100% vesting after 10 years of service. The life annuity benefit is a 15-year certain payment, with a 50% benefit for surviving spouse or domestic partner.
The SERP benefit accrued for service prior to 2005 may be elected as a lump sum payment. Benefits accrued after 2005 are subject to the provisions of Internal Revenue Code Section 409A, which preclude election of a lump sum distribution of such benefits at the time permitted for benefits accrued for service prior to 2005.
The actuarial table used to calculate a lump sum payment under the SERP is the same as that used to make such calculations under the qualified Cummins Pension Plan, and the interest rate used is the rate used by the Pension Benefit Guaranty Corporation.
ACCELERATED SERP FORMULA FOR EXECUTIVES HIRED MID-CAREER
For some officers who joined our company mid-career, the SERP benefit is calculated at an accelerated rate, requiring one-half the service necessary for other participants. Ms. Barner was placed on the mid-career SERP plan upon joining Cummins in 2012. Mr. Boakye was placed on the mid-career SERP plan upon joining Cummins in 2022.
The accelerated formula provides a target benefit based on 4% for the first 10 years and 2% for the next five years of service, with a maximum of 50% of Five-Year Average Pay after fifteen years of service. Eligibility for immediate commencement of unreduced benefits is achieved when age and service total 70 (minimum age 58 and 10 years of service). Otherwise, for participants who are no longer our employees, unreduced benefits may commence at age 60 or as early as age 55, but reduced .333% for each month age at commencement precedes age 60.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
Our Deferred Compensation Plan permits deferral of up to 100% of base salary, annual bonus, and/or performance cash awards under our long-term incentive compensation program. Each of our NEOs’ Deferred Compensation Plan account balances earn income based on the performance of the investment option(s) that the NEO selects for his or her account.
Investment options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2%, Barclays Capital U.S. Government/Credit Bond Index and Standard & Poor’s 500 Index.

58	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
The investment options within our Deferred Compensation Plan had the following annual returns in 2023:
Account Crediting Option	2023 Annual Return
Advisor Managed Portfolio – Conservative Allocation	8.26%
Advisor Managed Portfolio – Moderate Allocation	10.78%
Advisor Managed Portfolio – Moderate Growth Allocation	13.37%
Advisor Managed Portfolio – Growth Allocation	15.36%
Advisor Managed Portfolio – Aggressive Allocation	17.29%
Ten Year Treasury Note + 2%	5.96%
Ten Year Treasury Note + 4%	7.96%
Fidelity VIP Gov’t Money Market – Initial Class	4.88%
Fidelity VIP Bond Index-Initial Class	5.47%
Fidelity VIP Investment Grade Bond – Initial Class	6.20%
Barclays Capital U.S. Government/Credit Bond Index	5.97%
DFA VA U.S. Large Value	10.92%
Schwab S&P 500 Index	26.22%
Standard & Poor’s 500 Index	24.23%
American Funds IS Growth – Class 1*	n/a
DFA VA U.S. Targeted Value	20.03%
Thrivent Series Small Cap Index	15.79%
Lord Abbett Series Developing Growth – Class VC	8.17%
DFA VA International Value**	n/a
Fidelity VIP International Index-Initial Class	16.16%
Vanguard VIF International	14.65%

*
Calendar Qtr Endind Dec 2023 Rate is 14.69%

**
Calendar Qtr Endind Dec 2023 Rate is 6.46%

Investment options may be changed daily. At the time of the election to defer, the participant chooses the time and the form of distribution. The participant may elect to have distributions begin on a specified date or following retirement. Distributions will also commence on any other separation from service, or upon death or a change of control.
Non-Qualified Deferred Compensation in 2023
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	(1) Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	(2) Aggregate Balance at Last Fiscal Year End ($)
J.W. Rumsey	$0	$0	$0	$0	$0
N. T. Linebarger	$0	$0	$417,429	$429,487	$6,472,873
M. A. Smith	$0	$0	$0	$0	$0
L. L. Satterthwaite	$0	$0	$126,437	$0	$611,277
S.R. Barner	$357,500	$0	$553,149	$0	$4,904,979
M. Boakye	$0	$0	$0	$0	$0

(1)
Amounts included in the above table that were also reported in the “Change in Pension Value and Non Qualified Deferred Compensation Earnings” column of the Summary Compensation Table as “Above market earnings” for the Non Qualified Deferred Compensation Plan for each Named Executive Officer are: J.W. Rumsey $0; N. T. Linebarger $31,313; M. A. Smith $0; L. L. Satterthwaite $86,272; S.R. Barner $279,762; M. Boakye $0.

(2)
Amounts included in this column that have been reported in the Summary Compensation Table since 2006 for each Named Executive Officer are: J.W. Rumsey $0; N. T. Linebarger $4,224,731; M. A. Smith $0; L. L. Satterthwaite $650,615; S.R. Barner $1,126,502; M. Boakye $0.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	59
Potential Payments Upon Termination or Change in Control
PAYMENTS UPON A CHANGE IN CONTROL WITHOUT A QUALIFIED TERMINATION OR UPON A QUALIFIED TERMINATION FOLLOWING A CHANGE IN CONTROL
In the event of a change in control of our company or certain terminations of employment within two years after a change in control, we will provide benefits to certain executives, including our Named Executive Officers.
Upon a change in control, outstanding equity-based awards that are assumed or replaced in the change in control transaction would not automatically become immediately vested and exercisable. Instead, two events (i.e., a so-called “double trigger”) are required to trigger accelerated vesting and exercisability: both a change in control and termination without “cause” by the company or termination by the officer with “good reason” within two years of the change in control.
Upon a termination of employment without “cause” by the company or for “good reason” by the officer following a change in control, our Named Executive Officers, except our Chief Executive Officer would be entitled to two years’ salary plus two annual bonus payments calculated using a 1.0 payout factor. Our Chief Executive Officer would be entitled to three years’ salary plus three annual bonus payments. We would also provide for the full vesting of certain insurance and retirement benefits. Additionally, the Named Executive Officers, other than our Chief Executive Officer, would receive a payment equal in value to two years’ additional participation under our tax-qualified and nonqualified pension plans as well as two years’ continued participation in other employee benefit plans, and our Chief Executive Officer would receive a payment equal in value to three years’ additional participation under our tax-qualified and nonqualified pension plans as well as three years’ continued participation in other employee benefits plans.
If the then-outstanding awards of performance cash and performance shares were not assumed or replaced in the change in control transaction, they would be paid at target level and all outstanding options, restricted stock units and restricted stock awards would vest in full and be paid in cash. The value of supplemental and excess retirement (non-qualified) benefits would also be paid in cash. All amounts of compensation deferred under our Deferred Compensation Plan would be paid in cash. Our change in control arrangements with our Named Executive Officers do not entitle them to gross-up payments for taxes resulting from the application of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Instead, the arrangements reflect a “best net of taxes” approach under which, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, the Named Executive Officer’s change in control compensation protections will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the Named Executive Officer.
“Change in control” is generally defined as a consolidation or merger in which we are not the continuing or surviving corporation or in which our shares are converted; a sale, lease, exchange or transfer of substantially all of our assets; approval by our shareholders of a plan or proposal to liquidate or dissolve our company; the acquisition by a person of 25% or more of our voting power; or a majority change in the composition of our Board in a two-year period under specified circumstances where the nomination or election of the new directors is not approved by a supermajority of the directors prior to the change.
Termination for “cause” means a termination of the officer’s employment by us due to the officer’s willful and continued failure to perform his or her duties with us (after notice and an opportunity to cure), other than due to incapacity due to illness, or due to the officer’s conviction of a felony.
Termination for “good reason” generally means a termination by the officer within 90 days following specified adverse changes in the officer’s employment circumstances such as the assignment of duties not consistent with the officer’s position, certain relocations of the officer’s location of employment or reductions in compensation.

60	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
The payments to each of our Named Executive Officers, assuming that all triggering events occurred on December 31, 2023, are estimated in the table below. Amounts actually received, should any of the triggering events occur, may vary.
Payments		M.A. Smith	L. L. Satterthwaite	M. Boakye	S. R. Barner	J. W. Rumsey
Severance	(1)	$3,280,000	$2,886,000	$2,250,000	$2,880,000	$12,375,000
Unvested Restricted Stock	(2)	$0	$1,056,025	$0	$0	$0
Unvested Performance Cash Plan	(3)	$2,175,000	$2,070,000	$1,400,000	$1,380,000	$5,790,000
Unvested Performance Share Plan	(4)	$5,270,540	$5,038,157	$2,160,921	$3,356,376	$13,940,578
Retirement Benefit Payment	(5)	$1,560,127	$88,557	$3,677,502	$635,571	$8,312,449
Welfare Benefit Values	(6)	$30,576	$30,576	$30,576	$30,576	$45,864
Financial Advisory and 401(k) Benefit	(7)	$50,920	$50,920	$50,920	$50,920	$76,380
Reduction due to Best Net of Taxes Provision	(8)	$0	$0	$0	$0	$0
Aggregate Payments		$12,367,163	$11,220,235	$9,569,919	$8,333,443	$40,540,271

(1)
Severance payment is equal to three times annual base salary at the time of the termination, plus three annual bonus payments at a 1.0 payout factor for Ms. Rumsey as Chief Executive Officer. For the other Named Executive Officers, severance payments are equal to two times the Named Executive Officer’s annual base salary at the time of the termination, plus two annual bonus payments at a 1.0 payout factor.

(2)
Total value of unvested restricted stock and restricted stock units that would become vested upon a change in control, assuming a share price of assuming a share price of $239.57 and a change in control date of December 29, 2023.

(3)
Payouts of all of the performance cash awards for the 2021-2023, 2022-2024, and 2023-2025 award cycles at the target level.

(4)
Payouts of all of the performance share awards for the 2021-2023, 2022-2024, and 2023-2025 award cycles at the target level assuming a $239.57 share price for all performance shares.

(5)
Incremental actuarial value attributable to retirement for three years of additional service for Ms. Rumsey and two years for the other Named Executive Officers.

(6)
Estimated value associated with the continuation of life insurance, medical, dental, and disability benefits for three years for Ms. Rumsey and two years for the other Named Executive Officers following termination.

(7)
The calculation of the Financial Advisory and 401(k) Benefit is equal to three times the maximum annual financial advisory benefit, plus three times the annual Company Contribution under the Retirement and Savings Plan for Ms. Rumsey as Chief Executive Officer. For the other Named Executive Officers, the Financial Advisory and 401(k) Benefit is equal to two times the maximum annual financial advisory benefit, plus two times the annual Company Contribution under the Retirement and Savings Plan.

(8)
The calculation of the Reduction due to Best Net of Taxes Provision is based upon a Code Section 280G excise tax rate of 20% and the highest marginal income tax rates for 2023. Furthermore, it was assumed that no value will be attributed to reasonable compensation. At the time of any change in control, a value may be so attributed, which would affect whether a reduction would be triggered and the amount of any such reduction.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following tables summarize the estimated payments to be made to Named Executive Officers under provisions of plans or established practice in the event of termination of employment including resignation, involuntary termination, involuntary termination for cause, retirement, death and disability other than following a change in control.
Termination for cause includes and is not limited to: violation of our Treatment of Others Policy, violation of the Code of Business Conduct, theft or other acts of dishonesty, willful destruction of our property, refusal to obey a supervisor’s reasonable instructions, conduct endangering the safety of employees or co-workers, falsification of our documents, or violation of our other rules or policies.
We only report amounts where vesting requirements are waived and/or time of payment is accelerated, or benefits that are not generally available to our other exempt employees. Also, information is not repeated that is disclosed previously under the Pension Benefits Table, the Deferred Compensation Table, or the Outstanding Equity Awards Table, except to the extent that the amounts payable to the Named Executive Officer would be enhanced by the termination event described.
The amounts shown assume the terminating event occurred on the last business day of 2023, and that the price per share of our Common Stock is the closing price as of that date, $239.57.
Severance
We do not have formal severance agreements with any of our Named Executive Officers. However, the Committee has established a policy that any of our Named Executive Officers, if terminated by us other than for cause, will generally be entitled to receive up to 12 months’ base salary as severance, paid as salary continuation, and a pro-rated portion of his or her annual bonus for the portion of the year prior to termination, payable at the normal time and using the same payout factors as for all other participants. All of these elements would require a signed release of claims agreement.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	61
Annual Bonus
If a participant’s employment with us terminates prior to the payment of our annual bonuses other than by reason of retirement, death or disability, the participant will not receive any annual bonus payout (except as described above under “Severance”). If a participant’s employment with us terminates by reason of retirement, death, or disability prior to payment, then the participant will remain eligible for an annual bonus based on his or her eligible earnings prior to retirement, death, or disability and based on actual performance.
Accelerated Vesting of Long-Term Grants
As described elsewhere in this proxy statement, currently we provide annual target award grants of performance cash, performance shares and stock options. The grants are based on a three-year performance period.
Performance Cash
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any payout for that award cycle. If a participant’s employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any payment with respect to the award cycle based on the period of employment during the cycle.
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate share of any payment with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate share of the payment will be based on the actual payout factor. In the case of death or disability, the payment depends on when the death or disability occurs. If the death or disability occurs in year one of the performance period, the payout is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the payout factor is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the payout factor is made on the normal payout cycle according to the actual payout factor.
2021-2023 AWARD CYCLE GRANTS
Since the entire 2021-2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, the amounts of these payments are not shown on the tables.
2022-2024 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022-2024 award cycle, the Committee has the discretion to award two-thirds of the target award for the 2022-2024 award cycle. For purposes of this table, two-thirds of the target awards for the 2022-2024 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2023-2025 AWARD CYCLE GRANTS
Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023-2025 award cycle, the Committee has the discretion to award one-third of the target award for the 2023-2025 award cycle. For purposes of this table, one-third of the target awards for the 2023-2025 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
Performance Shares
If a participant’s employment with us terminates during the first year of an award cycle, other than by reason of retirement, death or disability, the participant will not receive any performance shares for that award cycle. If a participant’s employment terminates during the second year of an award cycle other than by reason of retirement, death or disability, the Compensation Committee, in its discretion, may determine whether the participant will receive a proportionate payout of any performance shares with respect to the award cycle based on the period of employment during the cycle.
If a participant retires, dies or becomes disabled during an award cycle, the participant or such participant’s estate, as the case may be, will receive a proportionate number of any performance shares earned with respect to the award cycle based on the period of employment during the cycle, regardless of the length of time of such employment. In the case of retirement, the proportionate number will be based on the actual payout factor. In the case of death or disability, the number depends on when the death or disability occurs. If the death or disability occurs in

62	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
year one of the performance period, the number of shares earned is based on an assumed payout factor of 1.0. If the death or disability occurs in year two, the number of shares earned is based on the actual year one performance and an assumed payout factor of 1.0 for years two and three. If death or disability occurs in year three, the number of shares earned is determined on the normal payout cycle according to the actual payout factor.
2021-2023 AWARD CYCLE GRANTS
Since the entire 2021-2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, participants would have earned performance shares at the normal time in March 2024. Since there would be no special acceleration, the amounts of the awards are not shown on the tables.
2022-2024 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2022-2024 and paid out in unrestricted shares in March 2025. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, two-thirds of the target awards for the 2022-2024 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
2023-2025 AWARD CYCLE GRANTS
Performance shares would become earned based on our performance during 2023-2025 and paid out in unrestricted shares in March 2026. Since the shares were not yet earned, it is assumed no payments were accelerated on a termination other than a retirement, death or disability. For purposes of this table, one-third of the target awards for the 2023-2025 award cycle, assuming a payout factor of 1.0, is shown as payable under retirement, death, and disability.
One-Time and Special Equity Awards
The vesting of the time-based equity award granted to Mr. Satterthwaite in 2021 will accelerate in full on an involuntary termination of employment without cause if performance is deemed by the Talent Management and Compensation Committee to be satisfactory, and will accelerate on a pro rata basis on death or disability. Accordingly, the value of the accelerated vesting is shown only in the columns relating to an involuntary termination of employment without cause, death or disability.
Executive Life Insurance
Each of the Named Executive Officers participates in the Supplemental Life Insurance and Deferred Income Program, whereby officers are eligible for life insurance equal to three times base salary. Since this is a program not participated in by non-officer employees, the values of this incremental coverage are shown in the table.

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	63
Outplacement, Welfare Benefits, and Financial Counseling
Outplacement assistance and welfare benefits will be provided only in the case of involuntary not-for-cause termination. Financial counseling support will not be provided in cases of voluntary termination and termination for cause.
The payments to each of our Named Executive Officers, assuming that the triggering event occurred on December 31, 2023, are estimated in the table below.
J.W. Rumsey	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$1,500,000	$0	$0	$0	$0
Annual Bonus	$0	$2,231,250	$0	$0	$2,231,250	$2,231,250
Vesting of Long-Term Grants:
Performance Cash 2022-2024 Award Cycle	$0	$0	$0	$0	$1,500,000	$1,500,000
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$0	$950,000	$950,000
Performance Shares 2022-2024 Award Cycle	$0	$0	$0	$0	$3,679,795	$3,679,795
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$0	$2,232,792	$2,232,792
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$45,864	$0	$0	$0	$0
Financial Counseling	$0	$13,410	$0	$0	$13,410	$13,410
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$4,500,000	$0
Aggregate Payments	$0	$3,795,834	$0	$0	$15,107,247	$10,607,247
M.A. Smith	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$820,000	$0	$0	$0	$0
Annual Bonus	$0	$1,368,500	$0	$1,368,500	$1,368,500	$1,368,500
Vesting of Long-Term Grants:
Performance Cash 2022-2024 Award Cycle	$0	$0	$0	$450,000	$450,000	$450,000
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$300,000	$300,000	$300,000
Performance Shares 2022-2024 Award Cycle	$0	$0	$0	$1,103,619	$1,103,619	$1,103,619
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$705,134	$705,134	$705,134
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$30,576	$0	$0	$0	$0
Financial Counseling	$0	$13,410	$0	$13,410	$13,410	$13,410
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,460,000	$0
Aggregate Payments	$0	$2,237,796	$0	$3,940,663	$6,400,663	$3,940,663

64	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
L. L. Satterthwaite	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$740,000	$0	$0	$0	$0
Annual Bonus	$0	$1,195,100	$0	$1,195,100	$1,195,100	$1,195,100
Vesting of Long-Term Grants:
Performance Cash 2022-2024 Award Cycle	$0	$0	$0	$460,000	$460,000	$460,000
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$230,000	$230,000	$230,000
Performance Shares 2022-2024 Award Cycle	$0	$0	$0	$1,129,173	$1,129,173	$1,129,173
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$540,630	$540,630	$540,630
Restricted Stock Units	$0	$1,056,025	$0	$0	$997,357	$997,357
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$30,576	$0	$0	$0	$0
Financial Counseling	$0	$13,410	$0	$13,410	$13,410	$13,410
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,220,000	$0
Aggregate Payments	$0	$3,040,421	$0	$3,568,313	$6,785,670	$4,565,670
M. Boakye	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$625,000	$0	$0	$0	$0
Annual Bonus	$0	$850,000	$0	$0	$850,000	$850,000
Vesting of Long-Term Grants:
Performance Cash 2022-2024 Award Cycle	$0	$0	$0	$0	$300,000	$300,000
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$0	$150,000	$150,000
Performance Shares 2022-2024 Award Cycle	$0	$0	$0	$0	$736,278	$736,278
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$0	$352,168	$352,168
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$30,576	$0	$0	$0	$0
Financial Counseling	$0	$13,410	$0	$0	$13,410	$13,410
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$1,875,000	$0
Aggregate Payments	$0	$1,524,296	$0	$0	$4,276,856	$2,401,856
S.R. Barner	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Retirement	Death	Disability
Severance	$0	$720,000	$0	$0	$0	$0
Annual Bonus	$0	$1,215,500	$0	$1,215,500	$1,215,500	$1,215,500
Accelerated Vesting of Long-Term Grants:
Performance Cash 2022-2024 Award Cycle	$0	$0	$0	$300,000	$300,000	$300,000
Performance Cash 2023-2025 Award Cycle	$0	$0	$0	$160,000	$160,000	$160,000
Performance Shares 2022-2024 Award Cycle	$0	$0	$0	$736,278	$736,278	$736,278
Performance Shares 2023-2025 Award Cycle	$0	$0	$0	$376,125	$376,125	$376,125
Outplacement	$0	$5,310	$0	$0	$0	$0
Welfare Benefits	$0	$30,576	$0	$0	$0	$0
Financial Counseling	$0	$13,410	$0	$13,410	$13,410	$13,410
Life Insurance (Supplemental Life Insurance Program only)	$0	$0	$0	$0	$2,160,000	$0
Aggregate Payments	$0	$1,984,796	$0	$2,801,313	$4,961,313	$2,801,313

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	65
As previously disclosed, Mr. Linebarger retired as of July 31, 2023 and received retirement benefits consistent with the existing terms of our compensation and benefit plans. He did not otherwise receive any additional or enhanced benefits or payments in connection with this retirement.
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Securities and Exchange Act implementing Section 953(b), the ratio of the compensation of our Chief Executive Officer compared to the compensation of our median employee in 2023 is set forth below.
Ms. Rumsey’s compensation (as reported in the Summary Compensation Table) for 2023 was 201 times the similarly calculated compensation of our median employee. The compensation amounts used to calculate the ratio are as follows:
2023 Annual Total Compensation
J. W. Rumsey	$12,846,068
Median Employee	$63,827
To identify our median employee, we began by reviewing the 2023 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Cummins employees globally, including all full-time and part-time employees who were on Cummins’ payroll as of December 31, 2023. Approximately 42% of the headcount is located in the U.S. We did not annualize the base salaries or hourly wages of permanent employees who had been employed by Cummins for less than the full year. We converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee. We selected the median employee from among a group of employees with the same target total cash compensation by taking into account other pay elements and excluding those with anomalous characteristics.
While we design our compensation programs to reflect the local market practices in each country in which we operate, we strive to target, on average, market median pay for all employees globally.

66	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE DISCLOSURE
Cummins’ executive compensation program is designed to align pay outcomes with annual and long-term business performance and shareholders’ interests. Our program design choices, including the level of pay at risk, the mix of short-term and long-term incentives, the mix of long-term incentive vehicles, the metrics selected, and the rigor of incentive goals, all work together toward this objective.
The TMCC, along with its consultant, Farient, has historically and routinely assessed the relationship between realizable pay for our executives and the financial and TSR performance of the company. The results of these analyses have guided our pay decisions and the evolution of our pay program to ensure strong pay and performance alignment. The Pay vs. Performance disclosure below provides an additional perspective on pay and performance alignment.
As required by section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and item 402(v) of regulation s-k under the securities act, we are providing the following information about the relationship between “compensation actually paid,” herein referred to as “CAP” to our CEO and our other NEOs as compared to the company’s total shareholder return (TSR), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, EBITDA. For further information concerning the company’s performance-based approach to executive compensation and how the company aligns executive compensation with the company’s performance, refer to the CD&A of this proxy statement.
2023 Pay Vs. Performance Table
Year	Summary Compensation Table Total for CEO (Rumsey)(1)	Compensation Actually Paid to CEO (Rumsey)(1)(7)	Summary Compensation Table Total for Former CEO (Linebarger)(2)	Compensation Actually Paid to Former CEO (Linebarger)(2)(7)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(3)(7)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM)(5)	EBITDA ($MM)(6)
							CMI TSR	Peer Group TSR(4)
2023	$12,846,068	$12,821,542	N/A	N/A	$4,698,631	$4,035,580	$148.9	$186.7	$735	$3,017
2022	$7,133,411	$8,912,042	$11,521,051	$6,424,086	$3,223,819	$4,301,797	$146.4	$154.5	$2,151	$3,799
2021	N/A	N/A	$15,645,919	$17,265,880	$5,560,018	$4,868,941	$128.3	$146.1	$2,131	$3,251
2020	N/A	N/A	$17,291,581	$27,870,614	$4,213,127	$4,975,391	$130.5	$124.2	$1,789	$3,108

(1)
Our current CEO is Jennifer W. Rumsey, who became CEO on August 1, 2022.

(2)
Our former CEO N. Thomas Linebarger served as CEO until August 1, 2022 and subsequently served as Executive Chairman until July 31, 2023; his compensation for fiscal year 2023 is included in the columns for average non-CEO NEOs.

(3)
The non-CEO NEOs for each applicable year are:

–
2023: S.R. Barner, M. Boakye, N.T. Linebarger, L.L. Satterthwaite, and M.A. Smith

–
2022: S.R. Barner, T.A. Embree, S. Padmanabhan, L.L. Satterthwaite, and M.A. Smith

–
2021: J.W. Rumsey, S. Padmanabhan, L.L. Satterthwaite, and M.A. Smith

–
2020: M.M. Rose, S. Padmanabhan, L.L. Satterthwaite, and M.A. Smith

(4)
The Peer Group TSR shown in the table above is based on our Custom Peer Group as shown in our CD&A for the applicable year. TSR for this Group is weighted as of year-end 2019 by market capitalization and is calculated using a base date of December 31, 2019. In 2023, we re-evaluated our peer group and chose to include companies that participate in similar end-markets and have similar businesses. Dana Incorporated was added to provide exposure to similar products including e-axles, drivetrain components and transmissions and electric and hybrid products, while Donaldson Company Inc. was removed due to the IPO of Atmus (formerly our filtration business) into a separate publicly traded company. Our revised peer group is summarized in the CD&A of this proxy statement. The indexed TSR value for 2023 under our prior 2022 Custom Peer Group would have been $186.3.

(5)
Net Income reflects GAAP net income, as disclosed in our financial statements.

(6)
EBITDA is a non-GAAP measure defined as cumulative earnings before interest expense, income taxes, noncontrolling interests, depreciation and amortization.

(7)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

EXECUTIVE COMPENSATION	CUMMINS 2024 PROXY	67
2023 Adjustments Made to Calculate CAP
			Pension Benefits & NQDC				Equity Awards
Executives	SCT Total Pay	Deduct SCT Change In Pension Value	Add Actuarial Pension Service Cost	Add Above- Market Earnings on NQDC	Deduct SCT Stock & Option Awards	Add Year- End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Prior Years	Deduct Value of Awards Not Meeting Vesting Conditions	Add Dividends Paid on Unvested Equity	CAP Total
CEO (Rumsey)	$12,846,068	($1,834,671)	$29,567	$0	($6,186,989)	$6,285,193	$2,008,729	($326,355)	$0	$0	$12,821,542
Non-CEO NEOs (avg)	$4,698,631	($449,677)	$155,169	$37,666	($1,094,008)	$1,111,373	$1,318,935	($539,165)	($1,203,344)	$0	$4,035,580
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID (CAP) AND PERFORMANCE MEASURES
The Pay versus Performance table above and graphs below demonstrate that our NEOs’ CAP is aligned with our company’s performance over time. To normalize for a change in our CEO incumbent in 2022, Ms. Rumsey’s and Mr. Linebarger CAP are combined for FY22. CEO and NEO pay is generally aligned with our TSR, Net Income, and EBITDA. However, NEO incumbent changes and year over year performance results compared to CAP encompassing four years of performance may distort results in any given year. Our CAP for 2020 was higher than that for 2021 and 2022 because our stock price increased during 2020, which increased the value of outstanding stock options. We discontinued the granting of stock options as a component of our normal long-term incentive program beginning in 2021.
In 2023, CAP to our CEO and NEOs declined modestly in conjunction with a relatively flat TSR. This reduction in CEO CAP was due to two factors: (1) 2023 represents the first full year of compensation for our current CEO, Ms. Rumsey, whose CAP was lower than that of our prior CEO, Mr. Linebarger; and (2) Ms. Rumsey’s actual bonus was reduced by $2.231 million, which took into account the Agreement in Principle to resolve certain regulatory claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications. The reduction in average NEO CAP was due to changes in NEOs.

(1)
2022 CEO CAP in the above charts reflects the combined compensation for our former CEO, N. Thomas Linebarger, who served as CEO until August 1, 2022, and our new CEO, Jennifer W. Rumsey who became CEO on that date.

68	CUMMINS 2024 PROXY	EXECUTIVE COMPENSATION
As shown in the graph below, our company’s TSR has historically tracked that for our Custom Peer Group; however, in 2023, the TSR of our peer group exceeded that of Cummins.
2023 PERFORMANCE MEASURES
For fiscal year 2023, our TMCC identified the performance measures listed below as the most important in its compensation-setting process for our NEOs.
Tabular List of Performance Measures
EBITDA
ROIC
Operating Cash Flow
The Committee identified EBITDA, ROIC, and Cash Flow as our “most important” measures because they are used in our incentive awards to determine payouts. These measures drive the largest portion of our executives’ pay. EBITDA, and ROIC provide an incentive for profitable growth and correlate well with shareholder value. Operating cash flow provides capital for investments that are important to our future and allows us to return significant capital to our shareholders.

DIRECTOR COMPENSATION	CUMMINS 2024 PROXY	69
DIRECTOR COMPENSATION
As with the pay programs for our executive officers, we review our non-employee director pay programs on an annual basis and target the median of the market in setting our pay levels. We also strive to create a non-employee director compensation program that is simple and is aligned with shareholder interests.
We assess both our Custom Peer Group as well as the broader market in benchmarking director pay levels and practices. Each review includes general comparisons against market data and analysis prepared by Farient, including information on market practices and decision support in the following areas:
•
Board and Committee retainers and meeting fees;

•
Equity compensation;

•
Leadership compensation; and

•
Other major pay elements and practices.

Annual Compensation
Board Retainer	• In 2023, we provided each of our non-employee directors target annual compensation of $315,000, $140,000 of which is paid in cash and $175,000 of which is paid in the form of our common stock.
Lead Director Compensation	• An additional $35,000 cash retainer.
Committee Chair Compensation
•
An additional $25,000 cash retainer for the Audit and Talent Management and Compensation Committees.

•
An additional $15,000 cash retainer for the Finance, Governance and Nominating, and Safety and Environment, and Technology Committees.

We also have a Deferred Compensation Plan for non-employee directors, pursuant to which directors may elect to defer receipt of all or any portion of their compensation while they serve as a director. The deferred compensation, plus accrued interest, is paid to the director upon the earliest of a specified date (if one is selected by the director), the director’s retirement or death or a change in control of our company. If the deferred compensation and interest is paid in connection with a specified date or the director’s retirement, it is paid to the director in a lump sum or in annual installments, not to exceed 15, as specified by the director. Upon a change in control of our company or the director’s death, such deferred compensation and interest would be paid in cash to the director in one lump sum.
Account crediting options within our Deferred Compensation Plan are substantially similar to the investment choices available in our 401(k) plan. However, participants may also have a balance in other legacy investment options: the 10-Year Treasury Bill + 4%, the 10-Year Treasury Bill + 2% and Barclays Capital U.S. Government/Credit Bond Index.
Each non-employee director is required to maintain direct ownership of shares of our Common Stock (including stock awards) equal to or greater in value to three times his or her annual total retainer fee. Non-employee directors must comply with this requirement within six years of becoming a member of our Board. Subject to limited exceptions, non-employee directors are not allowed to sell our shares until they reach their stock ownership guideline, and then may not sell shares to the extent their ownership level would be less than the guideline amount. All of our non-employee directors have either satisfied this requirement or have additional time to do so.

70	CUMMINS 2024 PROXY	DIRECTOR COMPENSATION
The following table provides information concerning the compensation of our non-employee directors for 2023. As employee directors, Ms. Rumsey and Mr. Linebarger did not receive any compensation for their service as directors in 2023.
Name	(1) Fees Earned or Paid in Cash ($)	(2) Stock Awards ($)	(3) Change in Pension Value and Non Qualified Deferred Compensation Earnings	(4) All Other Compensation	Total
R. J. Bernhard(5)	$140,000	$174,868	$32,208	$0	$347,076
B. V. Di Leo Allen	$140,000	$174,868	$0	$0	$314,868
S. B. Dobbs	$155,000	$174,868	$0	$36,500	$366,368
C.A. Harris(5)	$155,000	$174,868	$5,842	$0	$335,710
T. J. Lynch	$190,000	$174,868	$0	$0	$364,868
W. I. Miller(7)	$140,000	$174,868	$50,703	$0	$365,571
G. R. Nelson(5)	$165,000	$174,868	$5,914	$0	$345,782
K.A.Nelson(5)	$140,000	$174,868	$0	$50,000	$364,868
K. H.Quintos	$140,000	$174,868	$29,127	$0	$343,995
G.L. Belske(5)	$165,000	$174,868	$0	$40,000	$379,868
D.W. Fisher(5)(6)	$93,333	$116,444	$1,525	$0	$211,302

(1)
Fees Earned or Paid in Cash were as follows:

Director	Board Retainer	Lead Director Fee	Committee Chaired	Committee Chair Fees	Total
R. J. Bernhard	$140,000	$0		$0	$140,000
B. V. Di Leo Allen	$140,000	$0		$0	$140,000
S. B. Dobbs	$140,000	$0	Safety, Environment, and Technology	$15,000	$155,000
C.A. Harris	$140,000	$0	Finance	$15,000	$155,000
T. J. Lynch	$140,000	$35,000	Governance and Nominating	$15,000	$190,000
W. I. Miller	$140,000	$0		$0	$140,000
G. R. Nelson	$140,000	$0	Talent Management and Compensation	$25,000	$165,000
K.A.Nelson	$140,000	$0		$0	$140,000
K.H. Quintos	$140,000	$0		$0	$140,000
G.L. Belske	$140,000	$0	Audit	$25,000	$165,000
D. W. Fisher	$93,333	$0		$0	$93,333

(2)
The stock awards column represents the aggregate grant date fair value of the awards, which is $231.0010/share and $231.0400/share for D.W. Fisher who joined the board in October of 2023. The aggregate grant date fair value was computed in accordance with ASC Topic 718, excluding any impact from an election to defer the award. The assumptions made in valuing stock awards for 2023 are included in the Note 20 to Consolidated Financial Statements in our 2023 Annual Report on Form 10 K and such information is incorporated by reference.

The stock value represents 55 percent of the annual retainer. The number of shares is calculated by dividing the target value by the preceding 20 day average closing price of our Common Stock on the NYSE on the grant date, rounded down to the nearest whole share. Each director was awarded 757 shares of stock. The shares were granted using a value of $231.0010, the preceding 20 day average of closing prices of our Common Stock on the NYSE on the grant date of May 9, 2023. D.W. Fisher was awarded 504 shares of stock. The shares were granted using a value of $231.04, the preceding 20 day average of closing prices of our Common Stock on the NYSE on the grant date of October 9, 2023.
(3)
These amounts represent “Above Market” earnings in the Deferred Compensation Plan, as described above. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long term rate published by the U.S. Internal Revenue Service.

(4)
These amounts represent our match of directors’ contributions for a program under which we match contributions, up to $50,000 per individual, to a designated charitable non-profit organization.

(5)
R. J. Bernhard, G. R. Nelson, K.A.Nelson, C. Harris, and G.L. Belske elected to defer 100% of the 2023 Stock Award. D.W. Fisher elected to defer 50% of the 2023 Stock Award. The value of these Stock Awards is included in this table. R. J. Bernhard elected to defer 100% and D.W. Fisher and C. Harris elected to defer 50% of their fees paid in cash in 2023.

(6)
D.W. Fisher joined our Board on Oct. 9, 2023.

(7)
As part of our overall support of charitable and educational institutions, we previously established the Cummins Inc. Charitable Bequest Program in which directors first elected prior to 2004 are eligible to participate. Only W. I. Miller currently participates in this program. Following the death of such director, we will donate 10 equal annual installments of $100,000 to one or more qualifying institutions designated by such director. The obligations under this program are funded by life insurance policies that have been fully paid. As a result, there was no cost associated with the program in 2023. Directors do not receive any direct financial benefit from the program since all charitable deductions accrue to us.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	CUMMINS 2024 PROXY	71
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 12 on the Proxy Card)
Executive compensation is important to us and to our shareholders. Since 2011, we have held annual advisory shareholder votes to approve the compensation of our Named Executive Officers as required by Section 14A of the Securities Exchange Act of 1934. At this year’s Annual Meeting, we once again are seeking input from our shareholders through an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. In 2023, consistent with the recommendation of our Board, our shareholders voted in favor of our executive compensation, with 95.7% of votes cast in favor.
Our Board would like the support of our shareholders for the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement. Accordingly, for the reasons we discuss above, our Board unanimously recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement.”
The compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this proxy statement will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
As this is an advisory vote, the results of the vote will not be binding on our Board, although our Talent Management and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and our Talent Management and Compensation Committee and our Board will review and consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We believe our company benefits from constructive dialogue with our shareholders on these important matters, and while we continue to reach out to our shareholders on these and other issues, we also encourage our shareholders to contact us if they would like to communicate their views on our executive compensation programs. Shareholders who wish to communicate with our non-management directors concerning our executive compensation programs should refer to the section above entitled “Corporate Governance – Board of Directors and Committees – Communication with the Board of Directors.” We intend to hold the next advisory vote on the compensation of our Named Executive Officers at the annual meeting in 2025.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES AND NARRATIVES IN THIS PROXY STATEMENT.

72	CUMMINS 2024 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(Item 13 on the Proxy Card)
The Audit Committee of our Board has voted to appoint PricewaterhouseCoopers LLP, or PwC, as the firm of independent public accountants to audit our financial statements for 2024. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of our shareholders, our Board has decided, as in the past, to ask our shareholders to ratify this appointment. Such ratification does not limit the Audit Committee’s ability to make subsequent changes to our auditors that it thinks appropriate.
Under its charter, the Committee is responsible for the appointment, compensation and oversight of our independent auditor. In selecting PwC as the independent public accountants for 2024, the Audit Committee considered a number of factors, including:
•
PwC’s internal quality-control procedures, including results of the most recent Public Company Accounting Oversight Board (PCAOB) inspection report on PwC and the results of peer review examinations;

•
Consideration of investigations by governmental or professional authorities and whether they may impair PwC’s ability to perform Cummins’ annual audit;

•
PwC’s independence program and any relationships between PwC and our company that could have a bearing on PwC’s independence;

•
PwC’s industry experience and global footprint to audit our operations worldwide;

•
The professional qualifications of the lead audit partner;

•
The periodic refreshment of perspective and objectivity provided by the mandatory five-year rotation of the partner-in-charge;

•
The engagement team’s collective expertise and knowledge of our business, worldwide operations and risk profile; and

•
The results of the evaluation of PwC’s performance described in the Audit Committee Report below.

The Committee discusses services performed by PwC and considers the impact of non-audit services on PwC’s independence. The Committee pre-approves these services and the related fees. We believe that all services rendered to us by PwC are permissible under applicable laws and regulations, and have been pre-approved by or on behalf of the Audit Committee pursuant to the policy described below. Fees paid to PwC for services are disclosed in the table below under the categories listed therein.
These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in PwC’s core work, which is the audit of our consolidated financial statements and the audit of our internal control over financial reporting.
In consideration of the matters described above, we believe that the appointment of PwC is in the best interest of the company and its shareholders.
A representative of PwC will be present at the Annual Meeting and will be available to answer appropriate questions but will not have the opportunity to make a statement. A report of the Audit Committee in connection with its independence, the independence of the auditors and certain other matters follows our Board’s recommendation on this Item below.
VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS
Appointment of PwC as auditors will be ratified if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results for the ratification of PwC.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PwC.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2024 PROXY	73
Audit and Non-Audit Fees
The table below presents fees for professional audit services rendered by PwC for the audit of our annual financial statements for 2023 and 2022 and fees billed for other services rendered by PwC during those periods. The fees are presented in millions of US dollars.
	2023	2022
Audit fees:(1)	21.6	19.7
Audit-related fees:(2)	0.5	3.8
Tax fees:(3)	1.1	1.5
All other fees:(4)	0.1	0.1
Total	23.3	25.1

(1)
Audit fees consisted of work performed in connection with the audit of our financial statements (including internal control over financial reporting), as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory and subsidiary audits.

(2)
Audit-related fees principally include attestation services requested by management. The decrease in 2023 is primarily related to services performed in 2022 for the planned separation of the Filtration business.

(3)
Tax fees consisted principally of assistance with non-US tax compliance and planning, review of foreign tax returns and assistance in connection with tax audits.

(4)
All other fees included advisory services for seminars related to employee training, research survey results, licensing fees for technical research tools and other advisory services.

Audit Committee Pre-Approval Policy
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority.
Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of our company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved.
The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its Chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures and do not exceed $250,000 between scheduled Audit Committee meetings. Approvals made by the Chair must be reported to the full Audit Committee at its next scheduled meeting.

74	CUMMINS 2024 PROXY	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
Audit Committee Report
The role of our Audit Committee is to assist our Board in fulfilling its oversight responsibilities as they relate to:
•
The integrity of our financial statements and internal control over financial reporting;

•
Our compliance with ethics policies, and legal and regulatory requirements; and

•
Our independent auditor’s qualifications and independence.

The Committee also has responsibility for:
•
Preparing this report of the Committee, which is required to be included in our proxy statement;

•
Selecting, retaining, compensating, overseeing and evaluating our independent auditor;

•
Providing assistance to our Board in its oversight of our guidelines and policies with respect to enterprise risk management; and

•
Overseeing the performance of our internal audit function.

Each member of the Committee is independent as defined under our independence criteria, NYSE listing standards and SEC rules. The Committee operates under a written charter that has been adopted by our Board and is reviewed by the Committee on a periodic basis. The Committee’s current charter can be viewed on our website.
The Committee fulfills its responsibilities through periodic meetings with PwC, our independent registered public accounting firm since 2002, and with our internal auditors and management. During 2023, the Committee met nine times. The Committee periodically meets in executive session. The Committee also has periodic educational sessions on accounting and reporting matters. The Committee reviewed with both PwC and our internal auditors, and approved, their respective audit plans, audit scope, compensation and identification of audit risks. Further, the Committee reviewed and discussed with our management and PwC our audited financial statements, critical audit matters addressed during the audit and management’s and PwC’s evaluations of our internal control over financial reporting, as reported in our 2023 Annual Report on Form 10-K. The Committee discussed our interim financial information contained in each quarterly earnings announcement and each Quarterly Report on Form 10-Q with our Chief Financial Officer, Controller and our independent auditors, prior to public release. The Committee also met with PwC to discuss the results of its reviews of our interim financial statements. Management has the responsibility for the preparation and integrity of our financial statements and internal control over financial reporting and PwC has the responsibility for the review or examinations thereof.
The Committee discussed and reviewed with PwC all matters required by the PCAOB and the SEC. The Committee received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and discussed with PwC its independence.
The Committee established a process for the formal evaluation of PwC’s performance, which includes obtaining an annual assessment of PwC from management. In conducting this evaluation, the Committee reviewed responses to a questionnaire completed by members of management that covered areas such as the quality of services provided by PwC, sufficiency and experiences of resources on the engagement, communication and interaction with PwC over the course of the year, and independence, objectivity and professional skepticism of PwC. PwC’s performance is also discussed with management and PwC during separate private sessions, as well as in executive session.
The Committee also considers other factors, including the policy that PwC follows with respect to rotation of its key audit personnel, so that there is a new partner-in-charge at least every five years. The Committee is involved in the selection of the partner-in-charge at the time of rotation. PwC’s senior relationship partner interviews with members of management and with the Committee Chair to understand the necessary partner-in-charge attributes as part of the partner-in-charge succession planning process. Attributes evaluated include client and functional experience, technical competence, communication skills, critical behaviors, familiarity with audit committee processes and independent communications and stature within PwC. PwC develops a list of potential candidates and identifies one of the candidates as recommended by the firm. The recommended candidate meets with members of management and the Committee. If the recommended candidate is selected, the process is complete. If the recommended candidate is not selected, the process continues with additional candidate meetings until an acceptable candidate is identified. The most recent partner-in-charge rotation occurred in 2022.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS	CUMMINS 2024 PROXY	75
Based on the above-mentioned reviews and discussions with management, internal audit and PwC, the Committee recommended to our Board of Directors that our audited financial statements and management’s report on internal control over financial reporting be included in our 2023 Annual Report on Form 10-K, for filing with the SEC.
Based on the reviews and evaluations described above, the Committee reappointed PwC as our independent auditors for 2024, subject to shareholder ratification at the Annual Meeting.
Respectfully submitted,
GARY L. BELSKE, CHAIR
ROBERT J. BERNHARD
STEPHEN B. DOBBS
WILLIAM I. MILLER
GEORGIA R. NELSON
KIMBERLY A. NELSON
KAREN H. QUINTOS
JOHN H. STONE

76	CUMMINS 2024 PROXY	SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSAL
(Item 14 on the Proxy Card)
The following proposal was submitted by John Chevedden and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST this Proposal. The proponent’s address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.
In accordance with SEC rules, the following text of the Independent Board Chairman Proposal is presented exactly as it was submitted to our company.
Proposal 14 – Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.
It is a best practice to adopt this policy soon. However this policy could be phased in where there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO.
A lead director can be given a list of duties but there is no rule that prevents the Chairman from overriding the lead director in any of the so-called lead director duties and ignoring the advice of the lead director.
This proposal topic received 43%-support at Cummins in 2023. This 43%-support likely represented a resounding majority vote from the shareholders who had access to independent proxy voting advice and make the most informed voting decisions of all shareholders. It also takes more shareholder conviction of the merits of this proposal to vote for it than simply follow the management party line.
Please vote yes:
Independent Board Chairman — Proposal 14

STATEMENT IN OPPOSITION	CUMMINS 2024 PROXY	77
STATEMENT IN OPPOSITION
Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:
We believe that our shareholders are best served if the Board retains the organizational flexibility to select the best person to serve as Chairperson, giving consideration to relevant factors at any particular time.
Under our Corporate Governance Principles, our Board has the freedom to determine the optimal leadership structure for the company, including, when appropriate, separating the roles of Chairperson and Chief Executive Officer, based solely on what it believes is in the best interests of the company and its shareholders. Given the dynamic and competitive environment in which the company operates, this flexibility allows our Board to decide what leadership structure works best for our company based on the facts and circumstances existing from time to time. When our Board determines that the same individual should hold the positions of Chairperson and Chief Executive Officer, and at any time when the Chairperson is not independent, the Board’s independent directors will elect an independent Lead Director.
We believe that it is important for the Board to continue to exercise its judgment on a case-by-case basis in determining the most effective leadership structure for us, rather than take a rigid approach, as called for by the shareholder proposal. We believe that the company and its shareholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities and challenges.
Our Board recognizes and anticipates that circumstances may change such that a different structure may be warranted to support our company’s needs, and the Board periodically reviews and assesses its leadership structure.
We believe that our existing governance practices and the current leadership structure of our Board have served our shareholders well, have delivered significant value to shareholders and promote effective and independent Board oversight.
As a result of the successful execution of the company’s strategy over the past decade, Cummins is in a very strong financial position with strong credit ratings and liquidity and a proven track record of improving performance over successive cycles. Under the current leadership structure, the company has grown from $6.6 billion in revenue in 2000 to a record $34.1 billion in 2023. The success of the company has been driven by a strong understanding of the industries in which we operate, a demonstrated capability to drive performance improvement over successive cycles and the vision to set the company on a path to further success in the face of changing industry dynamics.
There is no evidence to suggest that adopting a policy requiring separation of the roles of Chairperson and Chief Executive Officer would improve our financial performance or otherwise benefit shareholders.
With the exception of Ms. Rumsey, our Chairperson of the Board and Chief Executive Officer, the Board is composed entirely of independent directors. Independent directors make up 92.3% of the Board. As discussed under the heading “Other Information – Related-Party Transactions,” none of our directors were involved in any related party transactions in 2023, demonstrating that our Board’s decision-making was free from potential conflicts of interest.
Our Board’s meeting practices and leadership structure encourage independence. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Ms. Rumsey present. These sessions are led by an independent Lead Director, currently Mr. Lynch, who is selected by and from the independent directors. In addition, our independent directors frequently travel, without the Chairperson and Chief Executive Officer in attendance, to visit our operations and meet with our employees and other stakeholders. In addition, our Board is dedicated to attaining a balance of tenure and refreshment. We have added eight new directors to our Board since 2015, bringing new and diverse perspectives and adding to our Board’s mix of objectivity, skills and experience.
We have long been committed to having an independent Lead Director. The duties of the independent Lead Director are comprehensive and clearly delineated in our Corporate Governance Principles available on our Investor Relations site through www.cummins.com. Our independent Lead Director’s responsibilities include:
•
Serving as Chair of the Governance and Nominating Committee;

•
Conferring with the Chairperson on, and approving, Board meeting agendas and meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
Calling and presiding over all meetings of the Board at which the Chairperson is not present, including executive sessions of independent directors and communicating feedback on executive session to the Chairperson;

•
Leading the annual performance reviews of the Chief Executive Officer and the Board;

78	CUMMINS 2024 PROXY	STATEMENT IN OPPOSITION
•
Ensuring that there is open communication between our independent directors, the Chairperson, the CEO and other management members;

•
Being available, when deemed appropriate by the Board, for consultation and direct communication with shareholders;

•
Reviewing, at his or her discretion, information to be sent to the Board; and

•
Conferring with the Chairperson and CEO on other issues of corporate importance, as appropriate.

One of our longstanding governance practices is that all the members (including the chairs) of the Audit Committee, the Talent Management and Compensation Committee and the Governance and Nominating Committee are independent directors, nominated by the Governance and Nominating Committee. When coupled with the independent composition of our Board, this governance practice ensures that independent directors oversee all critical Board governance matters, such as the integrity of the company’s financial statements, compensation of our Chief Executive Officer and other members of senior management, and Board evaluation and selection of directors. The Board and each of its committees have unrestricted access to officers and employees of the company and have the authority to ask such questions and conduct investigations, and to retain legal, accounting, financial or other outside advisors, as they deem necessary or appropriate to fulfill their duties. In addition, the Board has long-established Corporate Governance Principles, which are available on our website.
A fixed, inflexible rule requiring the separation of our Chairperson of the Board and Chief Executive Officer roles is not in the best interests of our shareholders.
We operate in a very competitive and fast-changing industry in which our Board must constantly assess industry change and disruption. Our Board is comprised of directors with diverse backgrounds, experience, perspectives and in-depth knowledge about the company. With this expertise, it is uniquely positioned to evaluate the company’s key challenges and needs, including the optimal Board leadership structure.
The Board believes that its current best leadership structure strikes an appropriate balance between strong and consistent executive leadership and independent and effective oversight of our company’s business at this time and that mandating a fixed and inflexible leadership structure for the company would unduly restrict the Board, would prevent the Board from determining the most appropriate leadership structure for the company and would hinder our Board’s effectiveness in guiding our company and representing the interests of the shareholders. Effective corporate governance requires more than just a mechanical, “one-size-fits-all” approach.
The proposal’s rigid and prescriptive approach to board leadership is not the practice of the majority of companies in the S&P 500.
While a number of S&P 500 companies have separated the roles of Chief Executive Officer and Chairperson, not all of those companies have adopted an inflexible policy mandating the separation of Chairperson and Chief Executive Officer roles, no matter the situation. Furthermore, a majority of S&P 500 companies do not have a separate, independent Chairperson. According to the 2023 Spencer Stuart Board Index, approximately 61% of companies in the S&P 500 do not have an independent Chairperson. We believe that rather than taking a “one-size-fits-all” approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining flexibility to determine the leadership structure that serves the best interests of our company and shareholders, taking into account the company’s needs and circumstances at any given time.
Our Board routinely engages directly with shareholders, reinforcing Board and management accountability, and acts on our shareholders’ governance concerns that are expressed in these interactions.
The company has long maintained a robust engagement program in order for the Board to be fully informed on, and able to weigh carefully, the view of its shareholders before making critical decisions on governance topics. We believe that our existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareholders and enabling the Board to effectively oversee Cummins’ business and affairs for the long-term benefit of shareholders. In addition, over the past several years, our independent directors, along with our leadership team, have engaged in significant shareholder outreach with shareholders holding a significant percentage of outstanding shares. As a result of these interactions, we have taken the following corporate governance-related actions in recent years:
•
adopted proxy access;

•
adopted a unilateral right for shareholders to amend the company’s bylaws; and

•
lowered the threshold at which shareholders may call a special meeting.

Along with the oversight of our Lead Director, these changes to our governing documents provide shareholders with the ability to ensure that proper checks and balances exist.
During these conversations, a majority of these shareholders, when asked, support our position of maintaining the flexibility for our Board to best determine our leadership structure.
The Board and our company are committed to the highest standards of corporate governance.
Our corporate governance practices and policies are described in the section of this proxy statement entitled “Corporate Governance.” As discussed in that section, we have had a longstanding commitment to good corporate governance. Our practices in the area of corporate

STATEMENT IN OPPOSITION	CUMMINS 2024 PROXY	79
responsibility have been recognized by various organizations. For example, we have been named to the S&P Dow Jones Sustainability World Index for three consecutive years and to the Group’s North American Index for 18 consecutive years. In addition, we were named to the 100 Best Corporate Citizens list recognizing outstanding environmental, social and governance transparency and received a 2023 National Association of Corporate Directors award recognizing exemplary board practices related to diversity, equity and inclusion.
Our shareholders rejected substantially identical proposals in 2013, 2015, 2019, 2022 and 2023.
In 2013, 2015, 2019, 2022 and 2023, our shareholders considered and rejected a proposal that would have required separate Chairperson and Chief Executive Officer roles. The proposals, which sought a policy requiring our Chairperson to be an independent director, were soundly defeated by our shareholders at our 2013 Annual Meeting with only 23.7% of our outstanding shares voting in favor of the proposal; at our 2015 Annual Meeting, with only 27.0% of our outstanding shares voting in favor of the proposal; at our 2019 Annual Meeting, with only 24.6% of our outstanding shares voting in favor of the proposal; at our 2022 Annual Meeting, with only 28.1% of our outstanding shares voting in favor of the proposal; and at our 2023 Annual Meeting, with only 43% of our outstanding shares voting in favor of the proposal. Since 2023, nothing has changed that would merit a different result.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

80	CUMMINS 2024 PROXY	SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSAL
(Item 15 on the Proxy Card)
The following proposal was submitted by As You Sow on behalf of Warren Wilson College and will be voted on at the Annual Meeting if it is properly presented. Our Board recommends that you vote AGAINST this Proposal. The proponent’s address and number of shares of common stock held may be obtained upon oral or written request to our Corporate Secretary.
In accordance with SEC rules, the following text of the proposal is presented exactly as it was submitted to our company.
WHEREAS:   Decarbonizing heavy transport is critical to achieving the Paris Agreement’s 1.5°C goal and mitigating the severe economic impacts of climate change.1 Cummins is a leading manufacturer and servicer of industrial vehicle components and is ranked one of the world’s largest corporate emitters.2 Despite acknowledging climate-related risks in its 10-K, Cummins fails to align its incentive structures with its decarbonization commitments.3
The Climate Action 100+, a coalition of over 700 investors with $60 trillion in assets, issued a Net-Zero Company Benchmark (Benchmark) outlining key indicators to assess corporate alignment with the Paris Agreement, reflecting the reality of increasing climate-related financial risk. Investor expectations include setting long-term and interim 1.5°C-aligned emission reduction goals across all relevant scopes and establishing executive compensation metrics linked to the achievement of such goals.4
While Cummins’ 2023 proxy statement commends its CEO’s role in advancing Cummins’ decarbonization strategy, there is no evidence of a direct payout linked to climate change performance. In its 2023 CDP disclosures, Cummins states its CEO is entitled to a monetary incentive for advancing Cummins’ PLANET 2050 goals, which are partially related to reducing emissions.5 However, Cummins fails to provide a quantitative emissions-reduction incentive that has a specified payout percentage. Furthermore, the company’s most recent proxy states that Return on Average Net Assets was the sole performance measure for 2022 annual bonus payouts and does not mention PLANET 2050 goals.6
The CA100+ Benchmark expectations are that a company’s CEO remuneration arrangements specifically incorporate climate change performance and achievement of emission reduction targets in determining performance-linked compensation. References to vague terms such as sustainability performance are insufficient.7 Cummins’s current compensation arrangements fail to provide a direct incentive for achieving emission reductions.
Tying executive compensation to 1.5°C-aligned emissions reductions will incentivize leadership to integrate climate risk management, oversee capital allocation, and address this critical issue with long-term value creation and effective risk management. Boards and executives can leverage existing standards and disclosure frameworks to incorporate best practices into compensation and transition planning.
RESOLVED:   Shareholders request the Board disclose a plan, at reasonable expense and excluding confidential information, to link executive compensation to 1.5°C-aligned greenhouse gas emissions reductions across the Company’s full value chain.

1
https://iea.blob.core.windows.net/assets/13dab083-08c3-4dfd-a887-42a3ebe533bc/NetZeroRoadmap_AGlobalPathwaytoKeepthe1.5CGoalinReach-2023 Update.pdf, p.88

2
https://www.climateaction100.org/company/cummins-inc/;

3
https://www.sec.gov/ix?doc=/Archives/edgar/data/26172/000002617223000005/cmi-20221231.htm, p.21

4
https://www.climateaction100.org/

5
https://www.cummins.com/sites/default/files/2023-08/cummins-2023-cdp-climate-report.pdf, p.6

6
https://www.sec.gov/ix?doc=/Archives/edgar/data/26172/000110465923037109/tm231795d2_def14a.htm#tEXCO, p.35,40

7
https://www.climateaction100.org/wp-content/uploads/2023/03/Climate-Action-100-Net-Zero-Company-Benchmark-Framework-2.0..pdf, p.33

SHAREHOLDER PROPOSAL	CUMMINS 2024 PROXY	81
SUPPORTING STATEMENT:   Proponents suggest, at Company discretion, the plan:
•
Links executive compensation to emission reductions across the Company’s full value chain;

•
Links compensation to a: (1) standalone, (2) quantitative emissions reduction metric, (3) that is not a de minimis portion of total pay;

•
Includes emission reductions in the long-term incentive plan, preferably as performance share units; and

•
Involves annually reporting progress towards meeting emissions reduction compensation goals.

82	CUMMINS 2024 PROXY	STATEMENT IN OPPOSITION
STATEMENT IN OPPOSITION
Our Board of Directors recommends that shareholders vote AGAINST this shareholder proposal for the following reasons:
We believe that the prescriptive approach of this proposal is not in the best interest of the company and its shareholders at this time, particularly in light of the actions Cummins is already taking to address climate change and sustainability.
Cummins is committed to doing our part to address climate change and air emissions, using natural resources in the most sustainable way, and improving communities as demonstrated by the launch of PLANET 2050 in 2019. The Cummins environmental sustainability strategy set quantifiable goals for 2030 along with visionary, longer-term aspirations. By 2050, Cummins’ aspirational targets include carbon neutrality. Working with the Science Based Target initiative (“SBTi”), Cummins established two science-based targets for climate change which encompass facilities and operations (scope 1 and 2) and products (scope 3). Cummins publicly reports on progress to these 2030 goals – to reduce absolute greenhouse gas (GHG) emissions from facilities and operations by 50% and reduce scope 3 absolute lifetime GHG emissions from newly sold products by 25% – as well as the other seven PLANET 2050 goals through multiple reporting frameworks and its annual Sustainability Progress Report. In 2022, Cummins launched Destination Zero, which is our strategy to accelerate efforts to reduce GHG emissions and air quality impacts of our products in a way that is best for our customers and all stakeholders. We recognize the importance of addressing climate change and have taken several steps on our journey to create a more sustainable future for our company. Over the past several years, Cummins has acted to increase the understanding and management of the complicated factors impacting climate-related matters, as well as show meaningful outcomes that demonstrate our commitment to addressing them.
While we are committed to furthering our sustainability efforts, our core values guide how we approach fulfilling that commitment. As such, we believe it would be irresponsible to commit to the proponent’s requested actions before completing the necessary foundational steps, many of which were underway before we received the proponent’s proposal.
To learn more about the company’s sustainability efforts, go to the company’s ESG web page at https://www.cummins.com/company/esg.
We believe that our Talent Management and Compensation Committee, which is comprised entirely of independent directors, is best positioned to design and implement executive compensation arrangements that will promote Cummins’ goals and create long-term shareholder value.
This proposal unduly interferes with the operations of our Talent Management and Compensation Committee, which requires flexibility to determine the appropriate metrics for our executive compensation program. Our shareholders’ interests are best served by maintaining the Committee’s flexibility to determine the metrics that are best suited to drive environmental progress in parallel with sustainable, long-term growth. As such, we do not believe it is in the company’s or our shareholders’ best interests to commit to the actions in the proposal, and we recommend that our shareholders vote against it.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not affect the voting results for this proposal.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS	CUMMINS 2024 PROXY	83
STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 21, 2024 by:
•
Each current director and director nominee;

•
Each executive officer appearing in the Summary Compensation Table;

•
All directors and current executive officers as a group; and

•
Any person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock based on our review of the reports regarding ownership filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 21, 2024 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Except as otherwise indicated, the address of each beneficial owner is Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,754,995(2)	13.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,524,411(3)	8.4%
Sharon Barner	44,901(4)	*
Gary L. Belske	1,625	*
Robert J. Bernhard	17,809	*
Marvin Boakye	0	*
Bruno V. Di Leo	8,819	*
Stephen B. Dobbs	5,097	*
Daniel W. Fisher	1,068	*
Carla A. Harris	2,231	*
N. Thomas Linebarger	760,282(5)	*
Thomas J. Lynch	10,421	*
William I. Miller	56,557(6)	*
Georgia R. Nelson	23,136	*
Kimberly A. Nelson	4,172(7)	*
Karen H. Quintos	5,290(8)	*
Jennifer W. Rumsey	80,666(9)	*
Tony L. Satterthwaite	153,486(10)	*
Mark A. Smith	76,500(11)	*
John H. Stone	242	*
All directors and current executive officers as a group, a total of 31 persons	772,029(12)	*

*
Less than 1%.

(1)
Except as otherwise indicated, the voting and investment powers of the shares listed are held solely by the reported owner.

84	CUMMINS 2024 PROXY	STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHERS
(2)
The source of this information is a Schedule 13G/A filed February 13, 2024 with the SEC disclosing beneficial ownership of our Common Stock by The Vanguard Group and its related companies. The Vanguard Group and its related companies stated in their Schedule 13G/A that they have sole dispositive power for 17,149,769 shares, shared dispositive power for 605,226 shares, sole voting power for none of the shares and shared voting power for 175,582 shares.

(3)
The source of this information is a Schedule 13G/A filed January 25, 2024 with the SEC disclosing beneficial ownership of our Common Stock by BlackRock, Inc. and its related companies. BlackRock, Inc. and its related companies stated in their Schedule 13G/A that they have sole dispositive power for all of the shares and sole voting power for 10,240,207 shares.

(4)
Includes 24,028 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

(5)
Includes 240 shares held by Mr. Linebarger’s spouse, 9,158 shares owned by Mr. Linebarger’s 401(k) plan, 10,808 shares held by Trust, 43,859 shares owned by Mr. Linebarger’s children and 578,930 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

(6)
Includes 167 shares owned by Mr. Miller’s child.

(7)
Includes 82 shares held by Ms. Nelson’s spouse, 600 shares owned by the 2013 Family Trust and 400 shares owned by Ms. Nelson’s spouse via the 2015 Family Trust.

(8)
Includes 2,835 shares held by Trust.

(9)
Includes 1,482 shares held by Ms. Rumsey’s 401(k) plan, 11,373 shares held by Trust and 58,605 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

(10)
Includes 2,404 shares held by Mr. Satterthwaite’s 401(k) plan and 73,640 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

(11)
Includes 54,320 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

(12)
Includes 387,463 shares that may be purchased upon the exercise of vested stock options within 60 days of March 21, 2024.

OTHER BUSINESS	CUMMINS 2024 PROXY	85
OTHER BUSINESS
Our Board does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders as reflected in Items 1 through 17 on the proxy card, and as referenced in this proxy statement. Under the terms of our by-laws, moreover, since the deadline for notice of additional business has passed, no additional business may be presented by shareholders for action at the Annual Meeting.
OTHER INFORMATION
RELATED-PARTY TRANSACTIONS
Our company, together with our subsidiaries and affiliates, is a global company with extensive operations in the U.S. and many foreign countries. We have thousands of employees with widespread authority to purchase goods and services. Because of these far-reaching activities, we encounter transactions and business arrangements with persons, businesses and other organizations in which one of our directors, executive officers or nominees for director, significant investors or their immediate families, may also be a director, executive officer, or have some other direct or indirect material interest. Such transactions and arrangements, which we refer to as related-party transactions, have the potential to create actual or perceived conflicts of interest.
As a result, the Audit Committee of our Board has established, and our Board has approved, a written policy and procedures for review and approval of any related-party transactions or proposed transactions where the amount involved in any year exceeds or will exceed $120,000. These procedures require that, in deciding whether to approve such a related-party transaction involving a director, director nominee, executive officer, holder of more than five percent of our Common Stock or their immediate family members, the Audit Committee must consider, among other factors:
•
Information about the goods and services to be or being provided by or to the related party;

•
The nature of the transaction and the costs to be incurred by us or payments to us;

•
An analysis of the costs and benefits associated with the transaction;

•
The business advantage we would gain by engaging in the transaction; and

•
An analysis of the significance of the transaction to us and the related party.

To receive Audit Committee approval, a related party transaction must be on terms that are believed to be fair and reasonable to us. Our policy requires that there be a business or corporate interest supporting the transaction and that the transaction be in the best interest of us and our shareholders.
Based on information known to us, we believe there were no transactions during 2023 in which we were or are to be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, director nominee, executive officer, holder of more than five percent of our Common Stock at the time of the transaction or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Copies of these reports must also be furnished to us. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to us, written representations from reporting persons after inquiry, and forms filed by us on the reporting person’s behalf, we believe that all filing requirements under Section 16(a) applicable to our executive officers and directors were complied with during 2023, except that a Form 4 was filed for Georgia Nelson on February 21, 2023 to report a sale of shares that occurred on February 15, 2023, a Form 4 was filed for Tracy A. Embree on August 15, 2023 to report withholding to satisfy tax liabilities related to a vesting of shares that occurred on August 1, 2023, a Form 4 was filed for Daniel W. Fisher on October 18, 2023 to amend and correct the reporting of an award of shares that occurred on October 9, 2023.

86	CUMMINS 2024 PROXY	OTHER BUSINESS
SHAREHOLDER PROPOSALS
Shareholders may submit proposals to be considered for shareholder action at our 2025 annual meeting of shareholders and inclusion in our proxy statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in our proxy statement and form of proxy card for our 2025 annual meeting of shareholders, they must be received by our Secretary no later than December 2, 2024.
If a shareholder desires to bring proper business before an annual meeting of shareholders which is not the subject of a proposal timely submitted for inclusion in our proxy statement and form of proxy as described above, the shareholder must follow procedures outlined in our by-laws. Pursuant to our by-laws, a shareholder may bring business to be considered at the annual meeting, provided that the shareholder (i) is a shareholder of record at the time of giving notice to us of the of the business and is entitled to vote at the annual meeting where the business will be considered, and (ii) complies with the applicable notice procedures set forth in our by-laws. Our by-laws provide that, in the case of business other than the election of directors, the shareholder bringing the business must deliver written notice of the business to our Secretary no later than 90 days preceding the date the meeting is scheduled to occur in the notice of such meeting first given to shareholders, which we refer to as the “originally scheduled date,” unless such date is earlier than the first anniversary of the date set forth in our first mailed definitive proxy materials for the prior year’s annual meeting, in which case written notice of the proposal must be delivered not later than the close of business on the 10th day following the first public disclosure of the earlier date.
In order for shareholders to give timely notice of director nominations at our 2025 annual meeting of shareholders for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act, notice must be submitted by the same deadline as disclosed above under the procedures for Shareholder director candidate recommendations set forth in our by-laws and must also include the information in the notice required by our by-laws and by Rule 14a-19.
Each required notice must contain certain information, including information about the shareholder, as prescribed by the by-laws.
EXPENSES OF SOLICITATION
The cost of this proxy solicitation will be borne by us. We will solicit proxies by mailing proxy materials to certain shareholders and a Notice of Internet Availability of Proxy Materials to all other shareholders; for shareholders that do not receive the full proxy materials, printed copies will be sent upon request as provided below and as provided in the Notice of Internet Availability of Proxy Materials.
We have retained Morrow Sodali Global LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies for a fee not to exceed $10,000 plus expenses. Proxies may also be solicited by mail, telephone, e-mail or fax by our directors, officers and employees who will not be separately compensated for such services. Banks, brokerage houses and other institutions, nominees or fiduciaries will be reimbursed for their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of our Common Stock upon request.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet availability of Proxy Materials and, as applicable, a printed version of our annual report to shareholders and this proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of the document was delivered.
Shareholders sharing an address may also request delivery in the future of a single copy of a Notice of Internet Availability of Proxy Materials, annual report to shareholders and/or proxy statement if they are currently receiving multiple copies of such documents. Shareholders may notify us of their requests by calling or writing to our Secretary at (812) 377-1111 or Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204.
April 1, 2024
We will furnish to any shareholder, without charge, a copy of our Annual Report on Form 10-K. You may also obtain a copy of the
Form 10-K by writing to Nicole Y. Lamb-Hale, Secretary, Cummins Inc., 301 East Market Street, Indianapolis, Indiana 46204 or on our website at www.cummins.com.

Appendix A	CUMMINS 2024 PROXY
Appendix A
Reconciliations of GAAP to Non-GAAP Financial Measures
EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION AND NONCONTROLLING INTERESTS
We define EBITDA as earnings before interest expense, income tax expense, depreciation and amortization and noncontrolling interests in income of consolidated subsidiaries. We use EBITDA to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparng our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Additionally, adjusted EBITDA* removes the impact of significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and may not be consistent with measures used by other companies. It should be considered supplemental data.
2023 & 2022 Adjusted EBITDA
	Years Ended
In Millions	December 31, 2023	December 31, 2022
Net income attributable to Cummins Inc.	$735	$2,151
Net income attributable to noncontrolling interests	105	32
Consolidated net income	840	2,183
Income tax expense	786	636
Income before taxes	1,626	2,819
Interest expense	375	199
EBIT	2,001	3,018
Depreciation and amortization	1,016	781
EBITDA	3,017	3,799
One-Time Items*	2,178	192
Adjusted EBITDA* (excluding One-Time Items)	$5,195	$3,991

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, $100 million of cost related to the separation of the Filtration business, and $42 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $111 million of cost related to the indefinite suspension of operations in Russia and $81 million of cost related to the separation of the Filtration business

CUMMINS 2024 PROXY	Appendix A
2023 & 2022 Adjusted Net Operating Profit After Taxes
We define net operating profit as earnings before interest expense, depreciation and amortization and noncontrolling interest in income of consolidated subsidiaries, net of tax, as a non-GAAP measure which is used in our return on invested capital (ROIC) calculation discussed below. Additionally, adjusted net operating profit* removes the impact of significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders.
	Years Ended
In Millions	December 31, 2023	December 31, 2022
Net income attributable to Cummins Inc.	$735	$2,151
Net income attributable to non controlling interests	105	32
Consolidated net income	840	2,183
Income tax expense	786	636
Income before taxes	1,626	2,819
Interest expense	375	199
EBIT	2,001	3,018
Less: Tax effect on EBIT	966	682
Net Operating Profit after Taxes	1,035	2,336
One-Time Items*	2,178	192
Less: Tax effect on EBIT related to One-Time Items	12	24
Adjusted Net operating profit after taxes* (excluding one-time items)	3,201	2,504

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, $100 million of cost related to the separation of the Filtration business, and $42 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $111 million of cost related to the indefinite suspension of operations in Russia and $81 million of cost related to the separation of the Filtration business

Adjusted Net income attributable to Cummins Inc.
We believe adjusted net income* is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to the Agreement in Principle, voluntary retirement and voluntary separations programs and the Atmus IPO and separation costs. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income attributable to Cummins Inc. to net income attributable to Cummins Inc. excluding special items for the following periods:
2023 & 2022 Adjusted Net Income
	Years Ended
In Millions	December 31, 2023	December 31, 2022
Net income attributable to Cummins Inc.	$735	$2,151
One-Time Items*	2,075	166
Adjusted Net income attributable to Cummins Inc.* (excluding One-Time Items)	$2,810	$2,317

*
2023 one-time items include $1.966 billion of cost related to the Agreement in Principle, $77 million of cost related to the separation of the Filtration business, and $32 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $102M of net cost related to the indefinite suspension of operations in Russia and $64 million of cost related to the separation of the Filtration business

Appendix A	CUMMINS 2024 PROXY
Adjusted Earnings per Diluted Share
We believe adjusted earnings per diluted share* (EPS) is a useful measures of our operating performance for the periods presented as it illustrates our operating performance without regard to the Agreement in Principle, voluntary retirement and voluntary separations programs and the Atmus IPO and separation costs. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles diluted EPS attributable to Cummins Inc. to diluted EPS attributable to Cummins Inc. excluding special items for the following periods:
2023 & 2022 Adjusted Earnings per Diluted Share
	Years Ended
In Millions	December 31, 2023	December 31, 2022
Earnings per diluted Share	$5.15	$15.12
One-Time Items*	14.54	$1.17
Adjusted Earnings per diluted Share* (excluding One-Time Items)	$19.69	$16.29

*
2023 one-time items include $13.78 per share of cost related to the Agreement in Principle, $0.54 per share of cost related to the separation of the Filtration business, and $0.22 per share of cost related to employee voluntary retirement and voluntary separation programs; 2022 one-time items include $0.72 per share of cost related to the indefinite suspension of operations in Russia and $0.45 per share of cost related to the separation of the Filtration business

2023-2021 Adjusted Net Assets
We define net assets as total assets less deferred debt costs, deferred tax assets, pension and other postretirement benefit adjustments excluded from net assets and certain liabilities deducted in arriving at net assets as a non-GAAP measure which is used in our return on average net assets calculation (ROANA) discussed below. Additionally, adjusted net assets* removes the impact of certain significant non-operational costs incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors and debt holders.
In Millions	December 31, 2023	December 31, 2022	December 31, 2021
Total Assets	$32,005	$30,299	$23,710
Less: Deferred debt costs	4	4	4
Less: Deferred tax assets	1,082	625	428
Less: Pension and other postretirement benefit adjustments exlcuded from net assets	307	832	966
Less: Liabilities deducted in arriving at net assets	14,531	11,270	9,486
Total net assets	16,081	17,568	12,826
One-Time Items*	2,036
Adjusted Total net assets* (excluding one-time items)	18,117	17,568	12,826
Less: Cash, cash equivalents and marketable securities	2,741	2,573	3,187
Net assets for operating segments	$15,376	$14,995	$9,639

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle

CUMMINS 2024 PROXY	Appendix A
2023-2021 Adjusted Invested Capital
We define invested capital as total equity, less defined benefit postretirement plans, plus total short- and long-term debt as a non-GAAP measure which is used in our return on invested capital calculation (ROIC) discussed below. Additionally, adjusted invested capital* removes the impact of certain significant non-operational costs incurred during the year and consolidated debt that will be transferred upon completion of Filtration business separation, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors.
In Millions	December 31, 2023	December 31, 2022	December 31, 2021
Total equity	$9,904	$9,967	$9,035
Less: Defined benefit postretirement plans	(848)	(427)	(346)
Equity used for return on invested capital calculation (ROIC)	10,752	10,394	9,381
Loans payable	280	210	208
Commercial paper	1,496	2,574	313
Current maturities of long-term debt	118	573	59
Long-term debt	4,802	4,498	3,579
Unadjusted Invested capital used for return on invested capital calculation (ROIC)	17,448	18,249	13,540
One-Time Items*	1,436
Adjusted Invested capital used for return on invested capital calculation (ROIC) (excluding one-time items)	$18,884	$18,249	$13,540

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, less $600 million of consolidated debt that will be transferred upon completion of the Filtration business separation.

ROANA
We define return on average net assets (ROANA) as a non-GAAP measure which assists investors in assessing our ability to generate profits from our net assets. Additionally, adjusted ROANA** removes the impact of certain significant non-operational cost incurred during the year, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors. We calculate ROANA as follows: EBITDA / Average Beginning and Ending Net Assets. The elements of the calculation, EBITDA and Net Assets, are reconciled in the previous tables.
	December 31, 2023	December 31, 2022
Unadjusted ROANA
EBITDA	$3,017	$3,799
Beginning – Total Net Assets	17,568	12,826
Ending – Total Net Assets	16,081	17,568
Unadjusted ROANA	18%	25%
Adjusted ROANA
EBITDA excluding One-Time Items*	$5,195	$3,991
Beginning – Total net assets adjusted for one-time items	17,568	12,826
Ending – Total net assets adjusted for one-time items**	18,117	17,568
Adjusted ROANA**	29%	26%

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, $100 million of cost related to the separation of the Filtration business, and $42 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $111 million of cost related to the indefinite suspension of operations in Russia and $81 million of cost related to the separation of the Filtration business

**
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle

Appendix A	CUMMINS 2024 PROXY
ROIC
We define return on invested capital (ROIC) as a non-GAAP measure which assists investor in assessing our efficiency in allocating capital to profitable investments. Additionally, adjusted ROIC** removes the impact of certain significant non-operational costs incurred during the year and consolidated debt that will be transferred upon completion of Filtration business separation, which we believe enables a more accurate comparison of the underlying operational performance of the business for our investors. We calculate ROIC as follows: Net Operating Profit After Taxes / Average Beginning and Ending Invested Capital. The elements of the calculation, Net Operating Profit after Tax and Invested Capital, are reconciled in the previous tables.
	December 31, 2023	December 31, 2022
Unadjusted ROIC
Net Operating Profit after Taxes	$1,035	$2,336
Beginning – Unadjusted Invested capital used for return on invested capital calculation (ROIC)	18,249	$13,540
Ending – Unadjusted Invested capital used for return on invested capital calculation (ROIC)	17,448	$18,249
Unadjusted ROIC	6%	15%
Adjusted ROIC
Net operating profit after taxes excluding one-time items*	3,201	2,504
Beginning – Adjusted Invested capital used for return on invested capital calculation (ROIC)	$18,249	$13,540
Ending – Adjusted Invested capital used for return on invested capital calculation (ROIC)**	$18,884	$18,249
Adjusted ROIC**	17%	16%

*
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, $100 million of cost related to the separation of the Filtration business, and $42 million of cost related to employee voluntary retirement and separation; 2022 one-time items include $111 million of cost related to the indefinite suspension of operations in Russia and $81 million of cost related to the separation of the Filtration business

**
2023 one-time items include $2.036 billion of cost related to the Agreement in Principle, less $600 million of consolidated debt that will be transferred upon completion of the Filtration business separation.

SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the meeting date or, if you are voting shares held in the Cummins Retirement and Savings Plans, until 11:59 P.M., Eastern Time on May 12, 2024 (the "Plan Cut-off Date"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CMI2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the meeting date or until the Plan Cut-off Date, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to assure that your proxy card is tabulated in time to be voted at the meeting, you must return your proxy card to the above address by 11:59 P.M., Eastern Time, on May 13, 2024 or by the Plan Cut-off Date, as applicable. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V37280-P07202 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CUMMINS INC. The Board of Directors recommends you vote FOR the following: Election of Directors Nominees: For Against Abstain 1) Jennifer W. Rumsey 2) Gary L. Belske 3) Robert J. Bernhard 4) Bruno V. Di Leo Allen 5) Daniel W. Fisher 6) Carla A. Harris 7) Thomas J. Lynch 8) William I. Miller 9) Kimberly A. Nelson 10) Karen H. Quintos 11) John H. Stone The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 12) Advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. 13) Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our auditors for 2024. The Board of Directors recommends you vote AGAINST the following proposals: For Against Abstain 14) The shareholder proposal regarding requiring an independent Chairman of the Board. 15) The shareholder proposal regarding linking executive compensation to achieving 1.5°C emissions reductions. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. CUMMINS INC. Annual Meeting of Shareholders May 14, 2024 at 11:00 a.m., EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jennifer Rumsey as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cummins Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., EDT onMay 14, 2024, virtually at www.virtualshareholdermeeting.com/CMI2024, and any adjournment or postponement thereof. This appointment of proxy does not apply to shares of Cummins Inc. common stock held in the Cummins Retirement and Savings Plans (the "Cummins RSP") addressed below. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations. This card also constitutes voting instructions to the trustee of the Cummins RSP. If you are a participant in a Cummins RSP and shares of Cummins Inc. common stock are held in the shares, by providing voting instructions you will be considered a named fiduciary with respect to the shares allocated to the shares solely for purposes of this proxy solicitation. If no voting instructions are provided, shares held in these accounts will be voted in the same manner and proportion as shares with respect to which valid voting instructions were received. Any instructions received by the trustee from participants regarding their vote shall be confidential. Cummins RSP participants are invited to attend the annual meeting. However, they cannot vote the shares in their Cummins RSP virtually at the annual meeting. Continued and to be signed on reverse side